EXHIBIT

                         DLJ MORTGAGE ACCEPTANCE CORP.,
                                    Depositor



                           DLJ MORTGAGE CAPITAL, INC.,
                                     Seller



                          WILSHIRE CREDIT CORPORATION,
                                    Servicer
                                       and
                            THE CHASE MANHATTAN BANK,
                                     Trustee

--------------------------------------------------------------------------------



                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2000


--------------------------------------------------------------------------------


                            DLJ TRUST SERIES 2000-S4
             DLJ MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-S4

                                                 Table of Contents
                                                                                                               PAGE
                                                                                                               ----
ARTICLE I

         DEFINITIONS..............................................................................................6

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS;
         REPRESENTATIONS AND WARRANTIES..........................................................................50
         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................50
         SECTION 2.02.     Acceptance by the Trustee.............................................................53
         SECTION 2.03.     Representations and Warranties of the Seller and Servicer.............................55
         SECTION 2.04.     Representations and Warranties of the Depositor as to the Mortgage
                           Loans.................................................................................57
         SECTION 2.05.     Delivery of Opinion of Counsel in Connection with Substitutions.......................57
         SECTION 2.06.     Execution and Delivery of Certificates................................................57
         SECTION 2.07.     REMIC Matters.........................................................................58
         SECTION 2.08.     Covenants of the Servicer.............................................................58
         SECTION 2.09      Negative Covenants of the Trust Fund..................................................58

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF MORTGAGE LOANS.......................................................................................59
         SECTION 3.01.     Servicer to Service Mortgage Loans....................................................59
         SECTION 3.02.     Subservicing; Enforcement of the Obligations of Subservicers..........................61
         SECTION 3.03.     [Reserved]............................................................................62
         SECTION 3.04.     Trustee to Act as Servicer............................................................62
         SECTION 3.05.     Collection of Mortgage Loans; Collection Accounts; Certificate Account................62
         SECTION 3.06.     Establishment of and Deposits to Escrow Accounts; Permitted
                           Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other
                           Charges...............................................................................65
         SECTION 3.07.     Access to Certain Documentation and Information Regarding the
                           Mortgage Loans; Inspections...........................................................67
         SECTION 3.08.     Permitted Withdrawals from the Collection Accounts and Certificate
                           Account...............................................................................67
         SECTION 3.09.     Maintenance of Hazard Insurance and Mortgage Impairment
                           Insurance; Claims; Restoration of Mortgaged Property..................................69
         SECTION 3.10.     Enforcement of Due-on-Sale Clauses; Assumption Agreements.............................70
         SECTION 3.11.     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain
                           Mortgage Loans........................................................................71
         SECTION 3.12.     Trustee to Cooperate; Release of Mortgage Files.......................................74


                                        i




         SECTION 3.13.     Documents, Records and Funds in Possession of the Servicer to be
                           Held for the Trustee..................................................................75
         SECTION 3.14.     Servicing Fee.........................................................................76
         SECTION 3.15.     Access to Certain Documentation.......................................................76
         SECTION 3.16.     Annual Statement as to Compliance.....................................................77
         SECTION 3.17.     Annual Independent Public Accountants' Servicing Statement;
                           Financial Statements..................................................................77
         SECTION 3.18.     Maintenance of Fidelity Bond and Errors and Omissions Insurance.......................77
         SECTION 3.19.     Duties of the Loss Mitigation Advisor.................................................78
         SECTION 3.20.     Limitation Upon Liability of the Loss Mitigation Advisor..............................78
         SECTION 3.21.     Maintenance of Pool Insurance Policy..................................................78

ARTICLE IV

         DISTRIBUTIONS AND
         ADVANCES BY THE SERVICER................................................................................80
         SECTION 4.01.     Advances by the Servicer..............................................................80
         SECTION 4.02.     Priorities of Distribution............................................................80
         SECTION 4.03.     [Reserved]............................................................................86
         SECTION 4.04.     [Reserved]............................................................................86
         SECTION 4.05.     Allocation of Realized Losses.........................................................86
         SECTION 4.06.     Monthly Statements to Certificateholders..............................................88
         SECTION 4.07.     Certificate Insurer; Policy Matters...................................................90
         SECTION 4.08.     Distributions on the Uncertificated REMIC 1 Regular Interests.........................93
         SECTION 4.09.     Distributions on the Uncertificated REMIC 2 Regular Interests.........................94

ARTICLE V

         THE CERTIFICATES........................................................................................96
         SECTION 5.01.     The Certificates......................................................................96
         SECTION 5.02.     Certificate Register; Registration of Transfer and Exchange of
                           Certificates..........................................................................97
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................101
         SECTION 5.04.     Persons Deemed Owners................................................................102
         SECTION 5.05.     Access to List of Certificateholders' Names and Addresses............................102
         SECTION 5.06.     Maintenance of Office or Agency......................................................102

ARTICLE VI

         THE DEPOSITOR, THE SELLER AND THE SERVICER.............................................................103
         SECTION 6.01.     Respective Liabilities of the Depositor, the Sellers and the Servicers...............103
         SECTION 6.02.     Merger or Consolidation of the Depositor, the Seller or the Servicer.................103
         SECTION 6.03.     Limitation on Liability of the Depositor, the Seller, the Servicer and Others........103


                                       ii




         SECTION 6.04.     Limitation on Resignation of the Servicer............................................104

ARTICLE VII

         DEFAULT................................................................................................104
         SECTION 7.01.     Events of Default....................................................................104
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................106
         SECTION 7.03.     Notification to Certificateholders...................................................107

ARTICLE VIII

         CONCERNING THE TRUSTEE.................................................................................108
         SECTION 8.01.     Duties of the Trustee................................................................108
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................109
         SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans................................110
         SECTION 8.04.     Trustee May Own Certificates.........................................................110
         SECTION 8.05.     Trustee's Fees and Expenses..........................................................110
         SECTION 8.06.     Eligibility Requirements for the Trustee.............................................111
         SECTION 8.07.     Resignation and Removal of the Trustee...............................................111
         SECTION 8.08.     Successor Trustee....................................................................112
         SECTION 8.09.     Merger or Consolidation of the Trustee...............................................112
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................112
         SECTION 8.11.     Tax Matters..........................................................................114
         SECTION 8.12.     Periodic Filings.....................................................................116

ARTICLE IX

         TERMINATION............................................................................................117
         SECTION 9.01.     Termination upon Liquidation or Purchase of the Mortgage Loans.......................117
         SECTION 9.02.     Final Distribution on the Certificates...............................................117
         SECTION 9.03.     Additional Termination Requirements..................................................118

ARTICLE X

         MISCELLANEOUS PROVISIONS...............................................................................119
         SECTION 10.01.    Amendment............................................................................119
         SECTION 10.02.    Recordation of Agreement; Counterparts...............................................121
         SECTION 10.03.    Governing Law........................................................................121
         SECTION 10.04.    [Reserved]...........................................................................121
         SECTION 10.05.    Notices..............................................................................121
         SECTION 10.06.    Severability of Provisions...........................................................122
         SECTION 10.07.    Assignment...........................................................................122
         SECTION 10.08.    Limitation on Rights of Certificateholders...........................................122
         SECTION 10.09.    Certificates Nonassessable and Fully Paid............................................123


EXHIBITS
         EXHIBIT A.        Form of Senior Certificates..........................................................A-1
         EXHIBIT B.        Form of Subordinate Certificate......................................................B-1


                                                        iii




         EXHIBIT C.        Form of Residual Certificate.........................................................C-1
         EXHIBIT D.        Form of Notional Amount Certificate..................................................D-1
         EXHIBIT E.        Form of Principal Only Certificate...................................................E-1
         EXHIBIT F.        Form of Reverse Certificates.........................................................F-1
         EXHIBIT G.        Form of Initial Certification of Custodian...........................................G-1
         EXHIBIT H.        Form of Final Certification of Custodian.............................................H-1
         EXHIBIT I.        Transfer Affidavit...................................................................I-1
         EXHIBIT J.        Form of Transferor Certificate.......................................................J-1
         EXHIBIT K.        Form of Investment Letter (Non-Rule 144A)............................................K-1
         EXHIBIT L.        Form of Rule 144A Letter.............................................................L-1
         EXHIBIT M.        Request for Release..................................................................M-1
         EXHIBIT N.        [Reserved]...........................................................................N-1
         EXHIBIT O-1.      Form of Collection Account Certification...........................................O-1-1
         EXHIBIT O-2.      Form of Collection Account Letter Agreement........................................O-2-1
         EXHIBIT P-1.      Form of Escrow Account Certification...............................................P-1-1
         EXHIBIT P-2.      Form of Escrow Account Letter Agreement............................................P-2-1
         EXHIBIT Q.        Form of Monthly Remittance Advice....................................................Q-1
         EXHIBIT R         Form of Custodial Agreement..........................................................R-1
         EXHIBIT T         Form of Certificate Insurance Policy.................................................T-1
         EXHIBIT U         Mortgage Pool Insurance Policy.......................................................U-1
         SCHEDULE I        Mortgage Loan Schedule...............................................................I-1
         SCHEDULE II       Seller's Representations and Warranties.............................................II-1
         SCHEDULE III      Representations and Warranties for the Mortgage Loans..............................III-1

                  THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2000, among DLJ MORTGAGE ACCEPTANCE CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL , INC., a Delaware corporation, as Seller (the "Seller"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as the Servicer (in such capacity, the "Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                                 WITNESSETH THAT

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

                                     REMIC 1
                                     -------

                  As provided herein, an election will be made to treat the segregated pool of assets consisting of the Mortgage Loans and certain other assets as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 1. The Class A-R-1 Certificates will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC 1 Pass-Through Rate and initial Uncertificated Balance for each of the "regular interests" in REMIC 1 (the "Uncertificated REMIC 1 Regular Interests"). None of the REMIC 1 Regular Interests will be certificated.


                         Uncertificated REMIC 1              Initial Uncertificated
    Designation             Pass-Through Rate                        Balance
----------------    ------------------------------   ---------------------------------------
       LTA-I                     8.28%               $                            12,053,260
       LTB-I                  Variable(1)            $                            91,543,831
      LTPO-I                       0%                $                               544,399
      LTA-II                  Variable(1)            $                            57,301,561
      LTB-II                  Variable(1)            $                             7,082,256
      LTR-II                  Variable(1)            $                                200.00
      LTA-III                 Variable(1)            $                            38,506,827
      LTB-III                 Variable(1)            $                             4,759,272

-------------------

(1)      Calculated as provided in the definition of Uncertificated Pass-Through
         Rate.



                                     REMIC 2
                                     -------

         As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 2. The Class A-R-2 Certificates will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC 2 Pass-Through Rate and initial Uncertificated Balance for each of the "regular interests" in REMIC 2 (the "Uncertificated REMIC 2 Regular Interests"). None of the REMIC 2 Regular Interests will be certificated.





                         Uncertificated REMIC 2         Initial Uncertificated
    Designation             Pass-Through Rate                   Balance
----------------    ------------------------------   --------------------------

       MTA-I                  Variable(1)            $              92,058,319
      MTAS-I                  Variable(1)            $               1,040,481
      MTB1-I                  Variable(1)            $               6,242,880
      MTB2-I                  Variable (1)           $               4,161,921
      MTPO-I                       0%                $                 544,399
      MTA-II                  Variable(1)            $              57,301,561
      MTAS-II                 Variable(1)            $                 643,842
      MTB1-II                 Variable(1)            $               3,863,046
      MTB2-II                 Variable (1)           $               2,575,365
      MTR-II                  Variable (1)           $               100.00
     MTIO1-II                 Variable (1)           $                  N/A(2)
     MTIO2-II                 Variable(1)            $                  N/A(2)
      MTA-III                 Variable(1)            $              38,506,827
     MTAS-III                 Variable(1)            $                 432,661
     MTB1-III                 Variable(1)            $               2,595,965
     MTB2-III                 Variable(1)            $               1,730,645
     MTIO1-III                Variable(1)            $                  N/A(2)
     MTIO2-III                Variable(1)            $                  N/A(2)
-------------------

(1)      Calculated as provided in the definition of Uncertificated Pass-Through
         Rate.

(2) Will not have a principal balance but will accrue interest on an "Uncertificated Notional Amount" as defined herein.

                                     REMIC 3
                                     -------

         As provided herein, an election will be made to treat the segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class A-R-3 Certificates will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law.

                  The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):


                              Class Certificate           Pass-Through              Minimum                Integral
                                   Balance                    Rate               Denomination            Multiples in
                                                                                                          Excess of
                                                                                                           Minimum
Class I-A-1                             $92,058,319          8.28%                  $25,000                   $1
Class X-I                                       (1)          8.28%                 $100,000                   $1
Class I-P                                  $544,399        0.00% (2)                $25,000                   $1
Class II-A-1                            $57,301,561      Adjustable (3)             $25,000                   $1
Class II-A-2                                    (1)      Adjustable (3)            $100,000                   $1
Class X-II                                      (1)          0.16%                 $100,000                   $1
Class III-A-1                           $38,506,827      Adjustable (3)             $25,000                   $1
Class III-A-2                                   (1)      Adjustable (3)            $100,000                   $1
Class X-III                                     (1)          0.18%                 $100,000                   $1
Class A-R-1                                    $100       Variable (4)               $100                    N/A
Class A-R-2                                    $100       Variable (4)               $100                    N/A
Class A-R-3                                    $100       Variable (4)               $100                    N/A
Class B-1                               $12,701,891       Variable (5)              $25,000                   $1
Class XB-1                                      (1)          1.54%                 $100,000                   $1
Class B-2                                $8,467,931       Variable (5)              $25,000                   $1
Class XB-2                                      (1)          1.04%                 $100,000                   $1
Class A-S                                $2,116,984       Variable (5)            [$250,000]                  $1

---------------

(1) These Certificates are interest only certificates, will have no principal balance and will accrue interest on their related notional amount. The initial notional amounts of the Class X-I, Class II-A-2, Class X-II, Class III-A-2, Class X-III, Class XB-1 and Class XB-2 Certificates will be $14,379,750, $57,301,561, $57,301,561,
         $38,506,827, $38,506,827, $12,701,891 and $8,467,931, respectively.

(2) The Class I-P Certificates will not receive any distributions of interest.

(3) The Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates are adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to a cap and a floor.

(4) The initial pass-through rates on the Class A-R-1, Class A-R-2 and Class A-R-3 Certificates will be approximately 9.86% per annum and will vary after the first Distribution Date.

(5) The initial pass-through rates on the Class B-1, Class B-2 and Class A-S Certificates will be approximately 8.25%, 8.75% and 9.79% respectively per annum and will vary after the first Distribution Date.

                  Set forth below are designations of Classes of Certificates to the categories used herein:


Book-Entry Certificates......................... All Classes of Certificates other than the Physical
                                                 Certificates.

ERISA-Restricted Certificates................... Class A-S Certificates, Residual Certificates and
                                                 Subordinate Certificates.

Group I Certificates............................ Class I-A-1, Class X-I and Class I-P Certificates.

Group II Certificates........................... Class II-A-1, Class II-A-2, Class X-II and Class A-R
                                                 Certificates.

Group III Certificates.......................... Class III-A-1, Class III-A-2 and Class X-III Certificates

Notional Amount Certificates.................... Class X-I, Class II-A-2, Class X-II, Class III-A-2, Class
                                                 X-III, Class XB-1 and Class XB-2 Certificates.

Class A Certificates............................ Class I-A-1, Class II-A-1, Class II-A-2, Class III-A-1,
                                                 and Class III-A-2 Certificates.

Class B Certificates............................ Class B-1 and Class B-2 Certificates.

Class XB Certificates........................... Class XB-1 Certificates and Class XB-2 Certificates.

Class X Certificates                             Class X-I, Class X-II, Class X-III, Class XB-1 and
                                                 Class XB-2 Certificates.

Offered Certificates............................ All Classes of Certificates other than the Private
                                                 Certificates.

Principal Only Certificates..................... Class I-P Certificates.

Private Certificates............................ Class A-S Certificates.

Physical Certificates........................... Class A-R and Private Certificates.

Rating Agencies................................. S&P and Fitch.

Regular Certificates............................ All Classes of Certificates other than the Class A-R
                                                 Certificates.

Residual Certificates........................... Class A-R Certificates.


                                        4





Senior Certificates............................. Class I-A-1, Class I-P, Class X-I, Class II-A-1, Class
                                                 II-A-2, Class X-II, Class III-A-1, Class III-A-2, Class
                                                 X-III and Class A-R Certificates.

Subordinate Certificates........................ Class A-S, Class B-1, Class XB-1, Class B-2 and Class
                                                 XB-2 Certificates.

Explanatory Note................................ The Certificates whose class designation begins or ends with "I" correspond to Loan Group I.  The
                                                 Certificates whose class designation begins or ends
                                                 with "II" correspond to Loan Group II.  The
                                                 Certificates whose class designation begins or ends
                                                 with "III" correspond to Loan Group III.  The Class A-
                                                 S Certificates and the Subordinate Certificates
                                                 correspond to all three groups.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                  ADJUSTED WEIGHTED AVERAGE NET MORTGAGE RATE: For any Distribution Date the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans, provided however each mortgage loan with a Mortgage Rate less than 8.28% shall be treated as having a Mortgage Rate of 8.28%. For purposes of calculating this rate, the principal balance of each Class I-P Mortgage Loan will equal the product of its principal balance multiplied by the difference between 1 and the Class I-P Fraction for that mortgage loan.

                  ADVANCE: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  ANCILLARY INCOME: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Penalties, prepayment fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

                  APPRAISED VALUE: The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  ASSIGNMENT AGREEMENT: An assignment agreement between DLJ Mortgage Capital, Inc. as Seller and the Depositor, whereby the Mortgage Loans are transferred and the representations and warranties on the related Mortgage Loans are assigned.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

                  AVAILABLE FUNDS: With respect to any Distribution Date and each Loan Group the sum of (i) all related Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all related Insurance Proceeds and Liquidation Proceeds received during the month preceding the month of such Distribution Date;

(iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Penalties); (iv) related amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price, in each case reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to Section 3.08(a); and
(v) related Compensating Interest Payments for such Distribution Date; provided however, Available Funds for each Loan Group will be subject to increase or decrease to reflect any Class A-S Crossover Amount and any adjustments under
Section 4.02(e) (X) and (Y).

                  BANKRUPTCY CODE: The United States Bankruptcy Reform Act of 1978, as amended.

                  BANKRUPTCY COVERAGE TERMINATION DATE: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

                  BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

                  BANKRUPTCY LOSS COVERAGE AMOUNT: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Class A-S Certificates since the Cut- off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the related Classes of Certificates rated by it determined without regard to the Certificate Insurance Policy.

                  BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or savings and loan institutions in the States of Illinois, California or Texas or the Commonwealth of Pennsylvania, is located are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

                  CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fees and other amounts permitted to be withdrawn pursuant to Section 3.08) shall be held in trust for the Certificateholders.

                  CERTIFICATE BALANCE: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05.

                  CERTIFICATE GROUP: Any of the Group I Certificates, Group II Certificates or the Group III Certificates, as the context requires.

                  CERTIFICATE INSURANCE POLICY: The irrevocable Certificate Guaranty Insurance Policy No. 33246, including any endorsements thereto, issued by the Certificate Insurer with respect to the Insured Certificates, in the form attached hereto as Exhibit T.

                  CERTIFICATE INSURANCE POLICY PAYMENTS ACCOUNT: As defined in
Section 4.07(c).

                  CERTIFICATE INSURER: MBIA Insurance Corporation a subsidiary of MBIA Inc., organized and created under the laws of the State of New York, or any successor thereto.

                  CERTIFICATE INSURER CONTACT PERSONS: Collectively, the officers designated by the Servicer to provide information to Certificate Insurer pursuant to Section 4.07(i).

                  CERTIFICATE INSURER DEFAULT: As defined in Section 4.07(1).

                  CERTIFICATE INSURER PREMIUM: With respect to any Distribution Date, an amount equal to 1/12th of the product of (a) the Class Principal Balance of the Insured Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the Premium Percentage.

                  CERTIFICATE INSURER REIMBURSEMENT AMOUNT: The sum of (i) all amounts paid by Certificate Insurer under the Certificate Insurance Policy which have not been previously reimbursed, (ii) any unpaid Certificate Insurer Premium, (iii) all amounts due to Certificate Insurer under the Insurance Agreement and (iv) interest on the foregoing at the Late Payment Rate.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.02.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  CLASS A-R PASS-THROUGH RATE: With respect to any Distribution Date, and the Class A-R-1, Class A-R-2 and Class A-R-3 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans.

                  CLASS A-S COMPONENT: As to each Loan Group, the portion of the Class Principal Balance of the Class A-S Certificates, initially totaling $2,116,984, allocated to that Loan Group. The initial principal balance of the Class A-S Component related to Loan Group I, Loan Group II and Loan Group III, is $1,040,481, $643,842 and $432,661, respectively.

                  CLASS A-S COMPONENT PRINCIPAL DISTRIBUTION AMOUNT: As to each Loan Group, for any Distribution Date, an amount equal to the Class A-S Principal Distribution Amount times a fraction, the numerator of which is the Component Principal Balance of the Class A-S Component related to that Loan Group immediately prior to that Distribution Date, as reduced to reflect any Special Hazard Losses or Bankruptcy Losses allocated to that Class A-S Component on that Distribution Date, and the denominator of which is the sum of the Component Principal Balances of the Class A-S Components immediately prior to that Distribution Date, as reduced to reflect any Special Hazard Losses or Bankruptcy Losses allocated to the Class A-S Certificates on that Distribution Date.

                  CLASS A-S CROSSOVER AMOUNT: For any Distribution Date, the lesser of:

                  (A) the sum of (1) the total amount of Special Hazard Losses or Bankruptcy Losses on loans in a Loan Group (the "loss group") for which the Class A-S Component has been reduced to zero, that were allocated on such Distribution Date in whole or in part to a Class A-S Component related to a Loan Group (each, a "crossover group") other than the loss group, plus (2) the total of any amounts described in (A)
         (1) for any prior Distribution Dates for which payments described in this paragraph have not previously been made in full, and

                  (B) the aggregate of the following amounts calculated separately for each crossover group: (1) the Subordinate Percentage for the crossover group, plus a percentage equivalent to the Component Principal Balance of the Class A-S Component related to the crossover group divided by the aggregate Stated Principal Balance of all of the mortgage loans in that Loan Group (excluding, in the case of Loan Group I, the applicable Class I-P Fraction of the Stated Principal Balance of the Class I-P Mortgage Loans), times (2) the aggregate of the Principal Payment Amount and the Principal Prepayment Amount (exclusive of the portions attributable to the Class I-P Principal Distribution Amount) and the Liquidation Amount for that Distribution Date with respect to the crossover group.

                  CLASS A-S PASS-THROUGH RATE: With respect to the Class A-S
Components: related to Loan Group I, the Adjusted Weighted Average Net Mortgage Rate; related to Loan Group II, the Group II Certificate Interest Rate; and related to Loan Group III, the Group III Certificate Interest Rate; provided, however, for federal income tax purposes, the interest rate on the Class A-S Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of Uncertificated REMIC 2 Regular Interest MTAS-I, the Uncertificated REMIC 2 Regular Interest MTAS-II and the Uncertificated REMIC 2 Regular Interest MTAS-III, weighted based on their respective Uncertificated Principal Balances.

                  CLASS A-S PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date and the Class A-S Certificates, the amount, if any, necessary to be distributed as principal on the Class A-S Certificates in the aggregate in order to reduce the sum of the Component Principal Balances of the Class A-S Components to the Target Class A-S Balance pursuant to Section 4.02(b)(i), (ii), and (iii), after giving effect to any reduction of the Component Principal Balances of the Class A-S Components on that Distribution Date to reflect any Special Hazard Losses or Bankruptcy Losses allocated to the Class A-S Certificates on that Distribution Date.

                  CLASS B-1 PASS-THROUGH RATE: The interest rate on the Class B-1 Certificates will equal, on any Distribution Date, a per annum rate equal to
(A) the quotient expressed as a percentage of (a) the sum of (i) the product of
(x) the Adjusted Weighted Average Net Mortgage Rate and (y) the Subordinate Component Balance related to Loan Group I immediately before that Distribution Date, (ii) the product of (x) the Group II Certificate Interest Rate and (y) the Subordinate Component Balance related to Loan Group II immediately before that Distribution Date, and (iii) the product of (x) the Group III Certificate Interest Rate (as defined below) and (y) the Subordinate Component Balance related to Loan Group III immediately before that Distribution Date, divided by
(b) the sum of the Subordinate Component Balances for Loan Group I, Loan Group II and Loan Group III immediately before that Distribution Date minus (B) the Class XB-1 Pass-Through Rate. The initial Class B-1 Pass-Through Rate will be approximately 8.25% per annum; provided, however, for federal income tax purposes, the interest rate on the Class B-1 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of (i) the excess of the Uncertificated Pass-Through Rates of Uncertificated REMIC 2 Regular Interest MTB1-I over 1.54% per annum, (ii) the excess of the Uncertificated REMIC 2 Regular Interest MTB1-II over 1.54% per annum and (iii) the excess of the Uncertificated REMIC 2 Regular Interest MTB1-III over 1.54% per annum, weighted based on their respective Uncertificated Principal Balances.

                  CLASS B-2 PASS-THROUGH RATE: The interest rate on the Class B-2 Certificates will equal, on any Distribution Date, a per annum rate equal to
(A) the quotient expressed as a percentage of (a) the sum of (i) the product of
(x) the Adjusted Weighted Average Net Mortgage Rate and (y) the Subordinate Component Balance related to Loan Group I immediately before that Distribution Date, (ii) the product of (x) the Group II Certificate Interest Rate and (y) the Subordinate Component Balance related to Loan Group II immediately before that Distribution Date, and (iii) the product of (x) the Group III Certificate Interest Rate (as defined below) and (y) the Subordinate Component Balance related to Loan Group III immediately before that Distribution Date, divided by (b) the sum of the Subordinate Component Balances for Loan Group I, Loan Group II and Loan Group III immediately before that Distribution Date minus (B) the Class XB-2 Pass Through Rate. The initial Class B-2 Pass-Through Rate will be approximately 8.75% per annum; provided, however, for federal income tax purposes, the interest rate on the Class B-2 Certificates will equal, on any Distribution Date, a per annum rate equal to the weighted average of (i) the excess of the Uncertificated Pass-Through Rates of Uncertificated REMIC 2 Regular Interest MTB2-I over 1.04% per annum, (ii) the excess of the Uncertificated REMIC 2 Regular Interest MTB2-II over 1.04% per annum and (iii) the excess of the Uncertificated REMIC 2 Regular Interest MTB2-III over 1.04% per annum, weighted based on their respective Uncertificated Principal Balances.

                  CLASS I-A-1 PASS-THROUGH RATE: With respect to any Distribution Date will equal 8.28% per annum.

                  CLASS II-A-2 NOTIONAL AMOUNT: With respect to any Distribution Date will equal the Class Principal Balance of the Class II-A-1 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTA-II.

                  CLASS III-A-2 NOTIONAL AMOUNT: With respect to any Distribution Date will equal the Class Principal Balance of the Class III-A-1 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the Uncertificated Principal Balance of Uncertified REMIC 2 Regular Interest MTA-III.

                  CLASS II-A-1 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 7.23% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, subject to a maximum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans minus 0.16% per annum, and subject to a minimum rate of 0.60% per annum.

                  CLASS II-A-2 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 2.43% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans minus the sum of LIBOR and 0.76%, subject to a maximum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans minus the sum of (i) the Class II-A-1 Pass-Through Rate and (ii) 0.16% per annum, and subject to a minimum rate of 0.00% per annum.

                  CLASS III-A-1 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 7.73% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 1.10%, subject to a maximum rate equal to the weighted average of Net Mortgage Rates of the Group III Mortgage Loans minus 0.18% per annum, and subject to a minimum rate of 1.10% per annum.

                  CLASS III-A-2 PASS-THROUGH RATE: With respect to the initial Interest Accrual Period is 2.27% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans minus the sum of LIBOR and 1.28%, subject to a maximum rate equal to the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans minus the sum of (i) the Class-III-A-1 Pass-Through Rate and (ii) 0.18% per annum, and subject to a minimum rate of 0.00% per annum.

                  CLASS INTEREST SHORTFALL: As to any Distribution Date and Class or Component, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class or Component, exceeds the amount of interest actually distributed on such Class or Component on such Distribution Date.

                  CLASS I-P DEFERRED AMOUNT: As to any Distribution Date, the aggregate of the applicable Class I-P Fraction of each Realized Loss, other than any Excess Loss, to be allocated to the Class I-P Certificates on such Distribution Date on or prior to the Credit Support Depletion Date or previously allocated to such Class I-P Certificates and not yet paid to the Holders of such Class I-P Certificates pursuant to Section 4.02(b).

 . CLASS I-P FRACTION: With respect to any Class I-P Mortgage Loan, a fraction, the numerator of which is 8.28% minus the Net Mortgage Rate on such Class I-P Mortgage Loan and the denominator of which is 8.28%.

                  CLASS I-P MORTGAGE LOAN: Any Group I Mortgage Loan with a Net Mortgage Rate of less than 8.28%.

                  CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Class I-P Certificates, an amount equal to the aggregate of, for all Class I-P Mortgage Loans, the product of the applicable Class I-P Fraction and the sum of (x) the principal portion of the Scheduled Payments on such Class I-P Mortgage Loan due on the related Due Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (y) the principal portion received in respect of such Class I-P Mortgage Loan during the prior calendar month of (1) Curtailments, (2) Insurance Proceeds, (3) the amount, if any, of repurchase proceeds received with respect to any such Group I Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date, and (4) Liquidation Proceeds and (z) the principal portion received in respect of such Class I-P Mortgage Loan during the applicable Prepayment Period of Payoffs.

                  CLASS I-P FRACTION: With respect to any Class I-P Mortgage Loan, a fraction, the numerator of which is 8.28% minus the Net Mortgage Rate on such Class I-P Mortgage Loan and the denominator of which is 8.28%.

                  CLASS PRINCIPAL BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer arising under
Section 4.07 hereof, "Certificate Balance" of the Insured Certificates shall not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal on such Certificates under the Certificate Insurance Policy, except to the extent such payment shall have been reimbursed to the Certificate Insurer pursuant to the provisions of this Agreement.

                  CLASS UNPAID INTEREST AMOUNTS: As to any Distribution Date and Class of interest- bearing Certificates or Component, the amount by which the aggregate Class Interest Shortfalls for such Class or Component on prior Distribution Dates exceeds the amount distributed on such Class or Component on prior Distribution Dates.

                  CLASS X-I PASS-THROUGH RATE: With respect to any Distribution Date will equal 8.28% per annum. For federal income tax purposes the Class X-1 Pass-Through Rate will equal the excess of the Uncertificated Pass-Through Rate of the Uncertificated REMIC II Regular Interest MTA-I over 8.28% per annum.

                  CLASS X-I NOTIONAL AMOUNT: With respect to any Distribution Date will equal the product of (i) a fraction expressed as a percentage, the numerator of which is equal to the Uncertificated Pass-Through Rate of the Uncertificated REMIC II Regular Interest MTA-I minus 8.28%, the denominator of which is equal to 8.28% and (ii) the Class Principal Balance of the Class I-A-1 Certificates. For federal income tax purposes such Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTA-I.

                  CLASS X-II NOTIONAL AMOUNT: With respect to any Distribution Date will equal the Class Principal Balance of the Class II-A-1 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTA-II.

                  CLASS X-II PASS-THROUGH RATE: With respect to any Distribution Date, will equal 0.16% per annum.

                  CLASS X-III NOTIONAL AMOUNT: With respect to any Distribution Date will equal the Class Principal Balance of the Class III-A-1 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTA-III.

                  CLASS X-III PASS-THROUGH RATE: With respect to any Distribution Date will equal 0.18% per annum.

                  CLASS XB-1 NOTIONAL AMOUNT: With respect to any Distribution Date, the Class Principal Balance of the Class B-1 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the sum of the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTB1-I, Uncertificated REMIC 2 Regular Interest MTB1-II and Uncertificated REMIC 2 Regular Interest MTB1-III.

                  CLASS XB-1 PASS-THROUGH RATE: With respect to any Distribution Date will equal 1.54% per annum.

                  CLASS XB-2 NOTIONAL AMOUNT: With respect to any Distribution Date, the Class Principal Balance of the Class B-2 Certificates; provided however, for federal income tax purposes such Notional Amount will equal the sum of the Uncertificated Principal Balance of Uncertificated REMIC 2 Regular Interest MTB2-I, Uncertificated REMIC 2 Regular Interest MTB2-II and Uncertificated REMIC 2 Regular Interest MTB2-III.

                  CLASS XB-2 PASS-THROUGH RATE: With respect to any Distribution Date will equal 1.04% per annum.

                  CLOSING DATE:  September 29, 2000.

                  CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

                  COLLECTION ACCOUNTS: The accounts established and maintained by the Servicer in accordance with Section 3.05.

                  COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) principal balance of the related Mortgage Loan at such date of determination and (ii) the principal balance of the related First Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  COMPENSATING INTEREST PAYMENT: For any Distribution Date and for any Loan Group, the lesser of (i) an amount equal to 1/12th of 0.25% times the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date) and (ii) the aggregate Prepayment Interest Shortfall related to that Loan Group for the immediately preceding Collection Period.

                  COMPONENT PRINCIPAL BALANCE: For each Class A-S Component as of any date of determination, an amount equal to the initial principal balance of that component, reduced by the aggregate of the following amounts allocable to that component: (i) all amounts previously distributed on that component as payments of principal; (ii) the amount of the Special Hazard Losses and Bankruptcy Losses, including Excess Losses, allocated to that component; (iii) the amount of all other Realized Losses allocated to that component after the Credit Support Depletion Date; and (iv) any amounts allocated to that component in reduction of its Component Principal Balance for payment of Class I-P Deferred Amounts in respect of Special Hazard Losses or Bankruptcy Losses on the Group I Loans.

                  CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  CO-OP LOAN: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

                  CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: CMFS: DLJ-2000-S4. For purposes of Section 5.06, however, such term shall mean the office of the Trustee's agent, Chase Manhattan Trust Company, National Association, located at 1650 Market Street, Suite 5210, Philadelphia, Pennsylvania 19103, or such other office as the Trustee shall designate.

                  CREDIT SUPPORT DEPLETION DATE: The date on which the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero.

                  CURTAILMENT: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

                  CUSTODIAL AGREEMENT: The agreement, among the Trustee the Custodian and the Depositor providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders, attached hereto as Exhibit R.

                  CUSTODIAN: Bank One Trust Company, N.A., a national banking association or any successor custodian appointed pursuant to the terms of the Custodial Agreement. The Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

                  CUT-OFF DATE:  September 1, 2000.

                  CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                  DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  DEBT SERVICE REDUCTION MORTGAGE LOAN: Any Mortgage Loan that became the subject of a Debt Service Reduction.

                  DEFECTIVE MORTGAGE LOAN: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

                  DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  DELETED MORTGAGE LOAN:  As defined in Section 2.03.

                  DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  DEPOSITOR: DLJ Mortgage Acceptance Corp., a Delaware corporation, or its successor in interest.

                  DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: As to any Distribution Date and any Mortgage Loan, the 15th day of each month or, if such day is not a Business Day, the first Business Day thereafter.

                  DISTRIBUTION DATE: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in October, 2000.

                  DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

                  DLJSC: Donaldson, Lufkin and Jenrette Securities Corporation, a Delaware corporation, and its successors and assigns.

                  DUE DATE: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

                  DUE PERIOD: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

                  ELIGIBLE ACCOUNT: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

                  ELIGIBLE INSTITUTION: An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

                  ELIGIBLE INVESTMENTS: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

                  (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (vii) money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicer or the Trustee and any such funds that are managed by the Servicer or the Trustee or their respective Affiliates or for the Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

                  (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies (determined without regard to the Certificate Insurance Policy), result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-RESTRICTED CERTIFICATES: As specified in the Preliminary Statement.

                  ESCROW ACCOUNT: The separate account or accounts created and maintained by the Servicer pursuant to Section 3.06.

                  ESCROW PAYMENTS: With respect to any Group II Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

                  EVENT OF DEFAULT:  As defined in Section 7.01.

                  EXCESS LOSS: The amount of any (i) Fraud Loss realized in excess of the fraud loss coverage provided by the Pool Insurer, (ii) Special Hazard Loss on a Mortgage Loan realized in excess of the Special Hazard Loss Coverage Amount or (iii) Bankruptcy Loss on a Mortgage Loan realized in excess of the Bankruptcy Loss Coverage Amount.

                  EXPENSE FEES: As to each Mortgage Loan, the sum of the related Servicing Fee, the Loss Mitigation Fee, the Trustee Fee and the Pool Insurer Fee.

                  EXPENSE FEE RATE: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Loss Mitigation Fee Rate, the Trustee Fee Rate and the Pool Insurer Fee Rate.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  FIRST MORTGAGE LOAN: A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

                  FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                  FISCAL AGENT:  As defined in the Certificate Insurance Policy.

                  FITCH: Fitch, Inc., or any successor thereto, located at One State Street Plaza 32nd Floor, New York, NY 10004.

                  FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  FNMA GUIDES: The FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

                  FRAUD LOAN: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

                  FRAUD LOSSES: Realized Losses on the Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any Insurance Policy because of such fraud, dishonesty or misrepresentation.

                  GROUP I CERTIFICATES: As specified in the Preliminary
Statement.

                  GROUP I MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  GROUP II CERTIFICATE INTEREST RATE: For any Distribution Date will equal the weighted average (by principal balance) of the Net Mortgage Rates (however, for the purpose of this calculation the Net Mortgage Rate shall not be reduced by the related Certificate Insurance Premium) on the Group II Mortgage Loans as of the second preceding Due Date (or with respect to the initial Distribution Date, as of the Cut-Off Date). The initial Group II Certificate Interest Rate will be approximately 9.86% per annum.

                  GROUP II CERTIFICATES: As specified in the Preliminary Statement.

                  GROUP II MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  GROUP III CERTIFICATE INTEREST RATE: For any Distribution Date will equal the weighted average (by principal balance) of the Net Mortgage Rates (however, for the purpose of this calculation the Net Mortgage Rate shall not be reduced by the related Certificate Insurance Premium) on the Group III Mortgage Loans as of the second preceding Due Date (or with respect to the initial Distribution Date, as of the Cut-Off Date). The initial Group III Certificate Interest Rate will be approximately 10.22% per annum.

                  GROUP III CERTIFICATES: As specified in the Preliminary Statement.

                  GROUP III MORTGAGE LOANS: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  INITIAL BANKRUPTCY LOSS COVERAGE AMOUNT:  $100,000.

                  INITIAL POOL INSURANCE POLICY COVERAGE AMOUNT: The aggregate amount of the initial coverage provided under the Pool Insurance Policy which is equal to $21,169,822.

                  INSURANCE AGREEMENT: That certain insurance agreement, dated as of the Cut-off Date, among Certificate Insurer, the Depositor, the Trustee, the Servicer and DLJMC.

                  INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  INSURANCE PROCEEDS: Proceeds due under the Pool Insurance Policy, and proceeds paid under any other Insurance Policy (excluding the Certificate Insurance Policy) covering a Mortgage Loan to the extent the proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

                  INSURED CERTIFICATE: The Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates.

                  INSURED PAYMENT: Has the meaning set forth in the Certificate Insurance Policy.

                  INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, (i) with respect to the Class I-A-1, Class X-I, Class X-II, Class X-III, Class B-1, Class B-2, Class A-S, Class XB-1, Class XB-2 and Class A-R Certificates the calendar month prior to the month of such Distribution Date,
(ii) with respect to the Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 the one- month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

                  INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and interest- bearing Class or Component, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for such Class or Component on the related Class Principal Balance or Notional Amount or Component Principal Balance, as applicable, subject to reduction pursuant to Section 4.02(d), and (ii) any Class Unpaid Interest Amounts for such Class or Component.

                  INTEREST TRANSFER AMOUNT: On any Distribution Date for each Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the Uncertificated Pass-Through Rate of the Uncertificated REMIC II Regular Interest MTAS-I for such Distribution Date if the Undercollateralized Group is Loan Group I, at the Uncertificated Pass-Through Rate of the Uncertificated REMIC II Regular Interest MTAS-II if the Undercollateralized Group is Loan Group II, or at the Uncertificated Pass-Through Rate of the Uncertificated REMIC II Regular Interest MTAS-III if the Undercollateralized Group is Loan Group III, plus any shortfall of interest on the Senior Certificates related to such Undercollateralized Group remaining unpaid from prior Distribution Dates plus any amounts due to the Certificate Insurer.

                  INVESTMENT ACCOUNT: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a Class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by the Servicer in the trust department of the Investment Depository pursuant to Section 3.05.

                  INVESTMENT DEPOSITORY: The Chase Manhattan Bank, New York, New York or another bank or trust company designated from time to time by the Servicer. The Investment Depository shall at all times be an Eligible Institution.

                  LAST SCHEDULED DISTRIBUTION DATE: With respect to each Class of Certificates, the Distribution Date in June 2020.

                  LATE PAYMENT RATE: As defined in the Insurance Agreement.

                  LATEST POSSIBLE MATURITY DATE: Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of all interests created in REMIC 1, REMIC 2 and REMIC 3, which shall be the Distribution Date in April 2020.

                  LIBOR: For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. With respect to the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Certificate Insurer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the Interest Accrual Period preceding the next applicable Distribution Date.

                  LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                  LIQUIDATED MORTGAGE LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

                  LIQUIDATION PRINCIPAL: As to any Distribution Date, the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the preceding calendar month (exclusive of the applicable Class I-P Fraction thereof, if applicable).

                  LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

                  LOAN GROUP: Either the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as the context requires.

                  LOAN GROUP I: The group of Mortgage Loans comprised of the Group I Mortgage Loans.

                  LOAN GROUP II: The group of Mortgage Loans comprised of the Group II Mortgage Loans.

                  LOAN GROUP III: The group of Mortgage Loans comprised of the Group III Mortgage Loans.

                  LOSS COVERAGE PERCENTAGE: As of any date of determination, a percentage equal to the aggregate Class Principal Balance of the Class B Certificates plus the amount of coverage available under the Pool Insurance Policy divided by the then outstanding aggregate Stated Principal Balance of the Mortgage Loans.

                  LOSS MITIGATION ADVISOR: The Murray Hill Company, a Colorado corporation.

                  LOSS MITIGATION ADVISORY AGREEMENT: The agreement between the Servicer and the Loss Mitigation Advisor dated as of September 29, 2000.

                  LOSS MITIGATION FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Loss Mitigation Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  LOSS MITIGATION FEE RATE: 0.015% per annum.

                  MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

                  MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.06.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  MORTGAGE FILE: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE LOANS: All of the Group I Mortgage Loans, Group II Mortgage Loans and the Group III Mortgage Loans.

                  MORTGAGE LOAN SCHEDULE: The Mortgage Loan Schedule which will list the Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan identifying number;

                  (ii) the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating the type of Mortgaged Property and the occupancy status.

                  (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

                  (vi) the Combined Loan-to-Value Ratio at origination;

                  (vii) the Mortgage Rate as of the Cut-off Date;

                  (viii) the stated maturity date;

                  (ix) the amount of the Scheduled Payment as of the Cut-off
         Date;

                  (x) the original principal amount of the Mortgage Loan;

                  (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

                  (xii) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

                  (xiii) the Net Mortgage Rate as of the Cut-off Date;

                  (xiv) the Originator of the related Mortgage Loan;

                  (xv) the Servicing Fee Rate; and

                  (xvi) the related sub-servicer.

                  With respect to the Mortgage Loans in the aggregate in each Loan Group, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

                  (i) the number of Mortgage Loans in each Loan Group;

                  (ii) the current aggregate principal balance of the Mortgage Loans in each Loan Group as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

                  (iii) the weighted average Mortgage Rate of the Mortgage Loans in each Loan Group.

                  MORTGAGE NOTE: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  MORTGAGE RATE: The annual fixed rate of interest borne by a Mortgage Note.

                  MORTGAGED PROPERTY: The underlying real property securing a Mortgage Loan, or, with respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

                  MORTGAGOR:  The obligor(s) on a Mortgage Note.

                  NET INTEREST SHORTFALL: The amount of any interest shortfall as determined pursuant to Section 4.02(d).

                  NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate; provided however, with respect to the Group II Mortgage Loans and Group III Mortgage Loans, the Net Mortgage Rate shall also be net of the rate at which the Certificate Insurer Premium accrues except as otherwise provided herein. For purposes of determining whether any Qualified Substitute Mortgage Loan is a Class I-P Mortgage Loan and for purposes of calculating the applicable Class I-P Fraction, if applicable, each Qualified Substitute Mortgage Loan with respect to a Group I Mortgage Loan shall be deemed to have a Mortgage Rate equal to the Mortgage Rate of the Group I Mortgage Loan for which it is substituted.

                  NET PREPAYMENT INTEREST SHORTFALLS: As to any Distribution Date and each Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for that Loan Group during the Prepayment Period exceeds the Compensating Interest Payment for that Loan Group for such Distribution Date.

                  NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  NOTIONAL AMOUNT: Any of the Class X-I Notional Amount, Class II-A-2 Notional Amount, the Class X-II Notional Amount, the Class III-A-2 Notional Amount, the Class X-III Notional Amount, the Class XB-1 Notional Amount or the Class XB-2 Notional Amount as the context requires.

                  NOTIONAL AMOUNT CERTIFICATES: As specified in the Preliminary Statement.

                  OFFERED CERTIFICATES: As specified in the Preliminary
Statement.

                  OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Depositor or the Trustee and the Certificate Insurer, as the case may be, as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; PROVIDED, HOWEVER, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  OPTIONAL TERMINATION: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01.

                  OTS:  The Office of Thrift Supervision.

                  OUTSOURCER:  As defined in Section 3.02.

                  OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

                  OVERCOLLATERALIZED GROUP: Any Loan Group, if on any Distribution Date such Loan Group is not an Undercollateralized Group and one or both of the other Loan Groups is an Undercollateralized Group.

                  OWNERSHIP INTEREST: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  PASS-THROUGH RATE: With respect to the Class I-A-1 and Class X Certificates, the per annum rate set forth in the Preliminary Statement. With respect to the Class A-R, Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates, the Class A-R Pass-Through Rate, the Class II- A-1 Pass-Through Rate, the Class II-A-2 Pass-Through Rate, the Class III-A-1 Pass-Through Rate and the Class III-A-2 Pass-Through Rate, respectively. With respect to the Class A-S Certificates, the Class A-S Pass-Through Rate. With respect to the Class B-1 Certificates, the Class B-1 Pass- Through Rate and with respect to the Class B-2 Certificates, the Class B-2 Pass-Through Rate.

                  PAYING AGENT:  As defined in Section 4.07.

                  PAYOFF: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

                  PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section

511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

                  PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PHYSICAL CERTIFICATES: As specified in the Preliminary Statement.

                  POOL INSURANCE POLICY: The mortgage pool insurance policy provided by the Pool Insurer having an initial amount of coverage equal to $21,169,822 and including any and all endorsements, a copy of which is attached hereto, as Exhibit K, or any replacement obtained by the Servicer pursuant to
Section 3.21 hereof.

                  POOL INSURER: Radian Insurance Inc., or any successor thereto or the named insurer in any replacement policy obtained by the Servicer pursuant to Section 3.21 hereof.

                  POOL INSURER FEE: The amount payable to the Pool Insurer in order to obtain coverage provided under the Pool Insurance Policy, such amount being, as to each Mortgage Loan and any Distribution Date, an amount equal to one-twelfth of the Pool Insurer Fee Rate on the Stated Principal Balance of Mortgage Loan.

                  POOL INSURER FEE RATE: With respect to any Mortgage Loan, 0.960% per annum.

                  PREFERENCE AMOUNT: As defined in the Certificate Insurance Policy.

                  PREMIUM PERCENTAGE: As defined in the Commitment Letter between Certificate Insurer and Donaldson, Lufkin & Jenrette Securities Corporation dated as of September 28, 2000.

                  PREPAYMENT INTEREST SHORTFALL: As to any Mortgage Loan, Distribution Date and Principal Prepayment, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the related Expense Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and
(ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

                  PREPAYMENT PENALTY: With respect to any Mortgage Loan, any penalty required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

                  PREPAYMENT PERIOD: With respect to each Distribution Date and each Payoff, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

                  PRINCIPAL PAYMENT AMOUNT: For any Distribution Date and determined separately for each Loan Group, the sum with respect to the related Mortgage Loans of (i) the principal portion of the Scheduled Payments on such Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by this Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on such Mortgage Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

                  PRINCIPAL ONLY CERTIFICATES: As specified in the Preliminary Statement.

                  PRINCIPAL TRANSFER AMOUNT: For any Distribution Date for each Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group together with the Component Principal Balance of the related Class A-S Component over the aggregate stated Principal Balance of the Mortgage Loans in such Loan Group (less, in the case of Loan Group I, the applicable Class I-P Fraction thereof with respect to any Class I-P Mortgage Loans), in each case immediately prior to such Distribution Date.

                  PRINCIPAL PREPAYMENT: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

                  PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and each Loan Group, the sum of all Payoffs and Curtailments relating to that Loan Group which were received during the Prepayment Period.

                  PRIVATE CERTIFICATES: As specified in the Preliminary
Statement.

                  PRO RATA SHARE: As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Subordinate Certificates.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated September 28, 2000 relating to the Offered Certificates.

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



                  PUD:  Planned Unit Development.

                  QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC- approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date. Any replacement insurer with respect to the Pool Insurance Policy must be acceptable to the Rating Agencies as evidenced by written acknowledgment from each Rating Agency that such replacement will not cause a reduction, withdrawal or cancellation of the Ratings of the Certificates (determined without regard to the Certificate Insurance Policy).

                  QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Co-op Loan unless the Deleted Mortgage Loan was a Co-op Loan and (vi) comply with each representation and warranty set forth in Section 2.03(b).

                  RATING AGENCY: S&P and Fitch. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies (without regard to the Certificate Insurance Policy).

                  REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the

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



extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

                  RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

                  REFERENCE BANK RATE: With respect to any Interest Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Class Principal Balances and the Notional Amounts, as applicable of the Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balances and the Notional Amounts, as applicable of the Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Distribution Date; PROVIDED however, that if, under the priorities indicated above, LIBOR for a Distribution Date would be based on LIBOR for the previous Payment Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index over which the Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

                  REFERENCE BANKS: Barclays Bank PLC, National Westminster Bank and Abbey National PLC.

                  REGULAR CERTIFICATES: As specified in the Preliminary
Statement.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

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



                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC 1: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received or receivable on or with respect thereto as set forth on Section 2.01(a); (ii) the Pool Insurance Policy; (iii) the Collection Accounts and Certificate Account; (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-off Date; (v) the Certificate Insurance Policy; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                  REMIC 2: The segregated pool of assets consisting of the Uncertificated REMIC 1 Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Uncertificated REMIC 2 Regular Interests and Class A-R-2 Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC 3: The segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Regular Certificates and Class A-R-3 Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  REPURCHASE PRICE: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Servicer pursuant to this Agreement, an amount equal to the sum of
(i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders.

                  REQUEST FOR RELEASE: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit M.

                  REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

                  RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

                  SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which shall give effect to any related Relief Act Reduction, Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

                  SECOND MORTGAGE LOAN: A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

                  SECURITIES ACT:  The Securities Act of 1933, as amended.

                  SELLER:  DLJ Mortgage Capital Inc.

                  SENIOR CERTIFICATES: As specified in the Preliminary
Statement.

                  SENIOR LIQUIDATION AMOUNT: As to any Distribution Date and each Loan Group, the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the lesser of (i) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class I-P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

                  SENIOR PERCENTAGE: As to any Distribution Date and each Loan Group, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Classes of the related Senior Certificates plus the Component Principal Balance of the related Class A-S Certificates (other than the Class I-P Certificates,) immediately prior to such date and the denominator of which is the aggregate of the Stated Principal Balances of the related Mortgage Loans (less the Class Principal Balance of the Class I-P Certificates immediately prior to such Distribution Date with respect to Loan Group I), as of the Due Date in the month such Distribution Date; PROVIDED, HOWEVER, in no event will the Senior Percentage for a Certificate Group exceed 100%.

                  SENIOR PREPAYMENT PERCENTAGE: The Senior Prepayment Percentage for any Distribution Date and each Loan Group occurring during the five years beginning on the first Distribution Date will equal 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any

Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date thereafter, the Senior Percentage plus 20% of the Subordinate Percentage.

                  If for any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will once again equal 100%.

                  Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the related Senior Certificates as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of such Distribution Date is equal to or greater than 50% or
(ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the total as of the Closing Date of the aggregate Class Principal Balance of the Class B Certificates plus the Initial Pool Insurance Policy Coverage Amount (such total, the "Original Coverage Amount"),
(b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Coverage Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Coverage Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Coverage Amount and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Coverage Amount.

                  However, any such reduction not permitted on the first Distribution Date as to which any decrease applies will be permitted on any subsequent Distribution Date on which the above criteria are satisfied.

                  SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date and each Loan Group, the sum of (i) the Senior Prepayment Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the related Class I-P Principal Distribution Amount with respect to Loan Group I),
(ii) the Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the related Class I-P Principal Distribution Amount with respect to Loan Group I), and (iii) the Senior Liquidation Amount.

                  SERVICER: Wilshire Credit Corporation, any successor in interest or any successor servicer appointed as provided herein.

                  SERVICER EMPLOYEE:  As defined in Section 3.18.

                  SERVICING ADVANCE: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to
Section 3.11 and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a) and (v) compliance with the obligations under Section 3.09.

                  SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in
Section 3.14.

                  SERVICING FEE RATE: The per annum rate stated in the Mortgage Loan Schedule, as to each Group I Mortgage Loan; 0.50% per annum, as to each Group II Mortgage Loan; and 1.25% per annum as to each Group III Mortgage Loan.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  SPECIAL HAZARD COVERAGE TERMINATION DATE: The point in time at which the applicable Special Hazard Loss Coverage Amount is reduced to zero.

                  SPECIAL HAZARD LOSS: Any Realized Loss incurred on a Mortgage Loan, to the extent that such Realized Loss was on account of direct physical damage to a Mortgaged Property, but not including any loss caused by or resulting from:

                  (a) normal wear and tear;

                  (b) fraud, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

                  (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

                  (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss;"

                  (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack;

                  (f) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  (g) by military, naval or air forces; or

                  (h) by an agent of any such government, power, authority or forces;

                  (i) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

                  (j) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

                  SPECIAL HAZARD LOSS COVERAGE AMOUNT: With respect to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate of the principal balances of the Mortgage Loans secured by the Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount from the immediately preceding Distribution Date less the amount, if any, of Special Hazard Losses allocated to the Class A-S Certificates since the immediately proceeding Distribution Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

                  SPECIAL HAZARD MORTGAGE LOAN: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

                  STARTUP DAY:  September 29, 2000.

                  STATED PRINCIPAL BALANCE: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Trustee Fee, the Stated Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure.

                  SUBORDINATE CERTIFICATES: As specified in the Preliminary Statement.

                  SUBORDINATE COMPONENT BALANCE: For Loan Group I, Loan Group II or Loan Group III as of any Determination Date will equal the then outstanding aggregate Stated Principal Balance of the mortgage loans in that Loan Group (less, with respect to Loan Group I, the applicable Class I-P Fraction of the Stated Principal Balance of any Class I-P Mortgage Loan) minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates and the Component Principal Balance of the related Class A-S Component.

                  SUBORDINATE LIQUIDATION AMOUNT: For any Distribution Date and each Loan Group, the excess, if any, of the aggregate Liquidation Principal of all related Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

                  SUBORDINATE PERCENTAGE: As to any Distribution Date and each Loan Group, 100% minus the related Senior Percentage for such Distribution Date.

                  SUBORDINATE PREPAYMENT PERCENTAGE: As to any Distribution Date and each Loan Group, 100% minus the related Senior Prepayment Percentage for such Distribution Date.

                  SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Subordinate Certificates for each Loan Group will equal (A) the sum of (i) the Subordinate Percentage for the related Loan Group of the related Principal Payment Amount (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount with respect to Loan Group I), (ii) the Subordinate Prepayment Percentage for the related Loan Group of the related Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount with respect to Loan Group I), and (iii) the related Subordinate Liquidation Amount less (B) the Class I-P Deferred Amounts required to be paid to the Class I-P Certificates on such Distribution Date with respect to Loan Group I.

                  SUBSERVICER: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

                  SUBSERVICING AGREEMENT: An agreement between the Servicer and a Subservicer for the servicing of the Mortgage Loans.

                  SUBSTITUTION ADJUSTMENT AMOUNT:  As defined in Section 2.03.

                  TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulationss.1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. Initially, the Tax Matters Person shall be the Trustee.

                  TAX MATTERS PERSON CERTIFICATE: The Class A-R-1 Certificate, Class A-R-2 Certificate and Class A-R-3 Certificate, each with a Denomination of $0.05.

                  TARGET CLASS A-S BALANCE: The sum of the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount on any Distribution Date, after application of any Special Hazard Losses and Bankruptcy Losses for such Distribution Date.

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



                  TOTAL TRANSFER AMOUNT: For any Distribution Date and for any Undercollateralized Group, an amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for such Undercollateralized Group.

                  TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  TRUST FUND:  Collectively, REMIC 1, REMIC 2 and REMIC 3.

                  TRUSTEE: The Chase Manhattan Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

                  TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  TRUSTEE FEE RATE: With respect to any Distribution Date, 0.01% per annum.

                  UNCERTIFICATED PRINCIPAL BALANCE: With respect to each Uncertificated REMIC 1 Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.08(a)(ii) and (y) the aggregate of all reductions in Class Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest pursuant to Section 4.08(d).

         With respect to each Uncertificated REMIC 2 Regular Interest (other than Uncertificated REMIC 2 Regular Interests MTIO1-II, MTIO2-II, MTIO1-III and MTIO2-III) on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.09(a)(ii) and (y) the aggregate of all reductions in Class Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest pursuant to Section 4.09(d).

                  UNCERTIFICATED REMIC 1 ACCRUED INTEREST: With respect to any Uncertificated REMIC 1 Regular Interest for any Distribution Date (other than Uncertificated REMIC I Regular Interest LTPO-I), one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance immediately prior to such Distribution Date.

                  UNCERTIFICATED REMIC 2 ACCRUED INTEREST: With respect to any Uncertificated REMIC 2 Regular Interest for any Distribution Date (other than Uncertificated REMIC I Regular Interest MTPO-I), one month's interest at the related Uncertificated Pass-Through Rate for such

Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, immediately prior to such Distribution Date.

                  UNCERTIFICATED INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and any Uncertificated REMIC Regular Interest, the sum of
(i) one month's interest accrued during the related Interest Accrual Period at the applicable Uncertificated Pass-Through Rate for such Class on the related Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, subject to reduction pursuant to Section 4.02(d), and (ii) any Class Unpaid Interest Amounts for such Uncertificated REMIC Regular Interest.

                  UNCERTIFICATED NOTIONAL AMOUNT: With respect to Uncertificated REMIC 2 Regular Interests MTIO1-II and MTIO2-II the then outstanding Uncertificated Principal Balance of REMIC 1 Regular Interest LTA-II. With respect to Uncertificated REMIC 2 Regular Interests MTIO1-III and MTIO2-III, the then outstanding Uncertificated Principal Balance of REMIC-I Regular Interest LTA- III.

                  UNCERTIFICATED PASS-THROUGH RATE:

         (A) With respect to each Uncertificated REMIC 1 Regular Interest and each Interest Accrual Period as follows:

                  (i)      Uncertificated REMIC 1 Regular Interest LTA-I, 8.28%;

                  (ii) Uncertificated REMIC 1 Regular Interest LTB-I, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Mortgage Loans other than the Class I-P Mortgage Loans;

                  (iii) Uncertificated REMIC 1 Regular Interest LTPO-I, 0% per annum;

                  (iv) Uncertificated REMIC 1 Regular Interest LTA-II, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans;

                  (v) Uncertificated REMIC 1 Regular Interest LTB-II, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans;

                  (vi) Uncertificated REMIC 1 Regular Interest LTR-II, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans;

                  (vii) Uncertificated REMIC 1 Regular Interest LTA-III, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans; and

                  (viii) Uncertificated REMIC 1 Regular Interest LTB-III, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans.

         (B) With respect to each Uncertificated REMIC 2 Regular Interest and each Interest Accrual Period as follows:

                  (i) Uncertificated REMIC 2 Regular Interest MTA-I, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of Uncertificated REMIC 1 Regular Interest LTA-I and Uncertificated REMIC 1 Regular Interest LTB-I, weighted based on their respective Uncertificated Principal Balances;

                  (ii) Uncertificated REMIC 2 Regular Interest MTAS-I, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of Uncertificated REMIC 1 Regular Interest LTA-I and Uncertificated REMIC 1 Regular Interest LTB-I, weighted based on their respective Uncertificated Principal Balances;

                  (iii) Uncertificated REMIC 2 Regular Interest MTB1-I, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of Uncertificated REMIC 1 Regular Interest LTA-I and Uncertificated REMIC 1 Regular Interest LTB-I, weighted based on their respective Uncertificated Principal Balances;

                  (iv) Uncertificated REMIC 2 Regular Interest MTB2-I, a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates of Uncertificated REMIC 1 Regular Interest LTA-I and Uncertificated REMIC 1 Regular Interest LTB-I, weighted based on their respective Uncertificated Principal Balances;

                  (v) Uncertificated REMIC 2 Regular Interest MTPO-I, 0% per annum;

                  (vi) Uncertificated REMIC 2 Regular Interest MTA-II, with respect to the initial Interest Accrual Period is 7.23% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60% (subject to a maximum rate equal to the weighted average of Net Mortgage Rates of the Group II Mortgage Loans minus the Class X-II Pass-Through Rate);

                  (vii) Uncertificated REMIC 2 Regular Interest MTAS-II, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage
                           Loans;

                  (viii) Uncertificated REMIC 2 Regular Interest MTB1-II, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans;

                  (ix) Uncertificated REMIC 2 Regular Interest MTB2-II, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group II Mortgage Loans;

                  (x) Uncertificated REMIC 2 Regular Interest MTR-II, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans;

                  (xi) Uncertificated REMIC 2 Regular Interest MTIO1-II, a per annum rate equal to the weighted average of Net Mortgage Rates of the Group II Mortgage Loans minus with respect to the initial Interest Accrual Period 7.39% per annum, and as to any Interest Accrual Period thereafter, the sum of LIBOR plus 0.76% per annum;

                  (xii) Uncertificated REMIC 2 Regular Interest MTIO2-II, 0.16% per annum;

                  (xiii) Uncertificated REMIC 2 Regular Interest MTA-III, with respect to the initial Interest Accrual Period is 7.91% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 1.10% (subject to a maximum rate equal to the weighted average of Net Mortgage Rates of the Group III Mortgage Loans minus the Class X-III Pass-Through Rate;

                  (xiv) Uncertificated REMIC 2 Regular Interest MTAS-III, a per annum rate equal to the weighted average of the Net Mortgage Rates for the Group III Mortgage Loans;

                  (xv) Uncertificated REMIC 2 Regular Interest MTB1-III, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans;

                  (xvi) Uncertificated REMIC 2 Regular Interest MTB2-III, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group III Mortgage Loans;

                  (xvii) Uncertificated REMIC 2 Regular Interest MTIO1-III, a per annum rate equal to the weighted average of Net Mortgage Rates of the Group III Mortgage Loans minus with respect to the initial Interest Accrual Period 7.39% per annum, and as to any Interest Accrual Period thereafter, the sum of LIBOR plus 1.28% per annum; and

                  (xviii) Uncertificated REMIC 2 Regular Interest MTIO2-III, 0.18% per annum.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-I: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-I: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTPO-I: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which does not bear interest.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-II: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-II: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTR-II: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-III: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-III: An uncertificated partial undivided beneficial ownership interest in REMIC 1 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-I: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-I: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-I: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-I: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTPO-I: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which does not bear interest.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTR-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO1-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO2-II: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO1-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO2-III: An uncertificated partial undivided beneficial ownership interest in REMIC 2 having a principal balance equal to its respective Uncertificated Principal Balance and which bears interest at a rate equal to its respective Uncertificated Pass-Through Rate.

                  UNCERTIFICATED REGULAR INTERESTS: Collectively, the Uncertificated REMIC 1 and Uncertificated REMIC 2 Regular Interests.

                  UNCERTIFICATED REMIC 1 REGULAR INTERESTS: Uncertificated REMIC 1 Regular Interests LTA-I, LTB-I, LTPO-I, LTA-II, LTB-II, LTR-II, LTA-III and LTB-III.

                  UNCERTIFICATED REMIC 2 REGULAR INTERESTS: Uncertificated REMIC 2 Regular Interests MTA-I, MTAS-I, MTB1-I, MTB2-I, MTPO-I, MTA-II, MTAS-II, MTR-II, MTB1-II, MTB2-II, MTIO1-II, MTIO2-II, MTA-III, MTAS-III, MTB1-III, MTB2-III, MTIO1-III and MTIO2-III.

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTA-I for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTB-I for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTPO-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTPO-I for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTA-II for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTB-II for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTR-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTR-II for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTA-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTA-III for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST LTB-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 1 Regular Interest LTB-III for such Distribution Date pursuant to Section 4.08(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTA-I for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTAS-I for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB1-I for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB2-I for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTPO-I DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTPO-I for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTA-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTAS-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB1-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB2-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTR-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTR for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO1-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTIO1-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO2-II DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTIO2-II for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTA-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTA-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTAS-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTAS-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB1-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB1-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTB2-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTB2-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO1-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTIO1-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST MTIO2-III DISTRIBUTION
AMOUNT: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC 2 Regular Interest MTIO2-III for such Distribution Date pursuant to Section 4.09(a).

                  UNCERTIFICATED REMIC 1 REGULAR INTEREST DISTRIBUTION AMOUNTS:
The Uncertificated REMIC 1 Regular Interest LTA-I Distribution Amount, Uncertificated REMIC 1 Regular Interest LTB-I Distribution Amount, Uncertificated REMIC 1 Regular Interest LTPO-I Distribution Amount, Uncertificated REMIC 1 Regular Interest LTA-II Distribution Amount, Uncertificated REMIC 1 Regular Interest LTB-II Distribution Amount, Uncertificated REMIC 1 Regular Interest LTR-II Distribution Amount, Uncertificated REMIC 1 Regular Interest LTA-III Distribution Amount, Uncertificated REMIC 1 Regular Interest LTB-III Distribution Amount, and Uncertificated REMIC 1 Regular Interest LTR-II Distribution Amount.

                  UNCERTIFICATED REMIC 2 REGULAR INTEREST DISTRIBUTION AMOUNTS:
The Uncertificated REMIC 2 Regular Interest MTA-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB2-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTPO-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTA-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-II Distribution Amount, Uncertificated REMIC 2, Regular Interest MTB2-II Distribution Amount, REMIC 2 Regular Interest MTR-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO1-II Distribution Amount, Uncertificated REMIC 2, Regular Interest MTIO2-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTA-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS- III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-III Distribution Amount,

Uncertificated REMIC 2 Regular Interest MTB2-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO1-III Distribution Amount, and Uncertificated REMIC 2, Regular Interest MTIO2-III Distribution Amount.

                  UNDERCOLLATERALIZED GROUP: With respect to any Distribution
Date: Loan Group I will be an Undercollateralized Group if, immediately prior to such Distribution Date, the sum of the Class Principal Balance of the Class I-A-1 Certificates and the principal balance of the related Class A-S Component is greater than the aggregate Principal Balance of the Group I Loans (less the applicable Class I-P Fraction thereof with respect to each Class I-P Mortgage
Loan); Loan Group II will be an Undercollateralized Group if, immediately prior to such Distribution Date, the sum of the Class Principal Balance of the Class II-A-1 Certificates and the principal balance of the related Class A-S Component is greater than the aggregate Principal Balance of the Group II Loans; and Loan Group III will be an Undercollateralized Group if, immediately prior to such Distribution Date, the sum of the Class Principal Balance of the Class III-A-1 Certificates and the principal balance of the related Class A-S Component is greater than the aggregate Principal Balance of the Group III Loans; PROVIDED, in each case, that the sum of the Class Principal Balance related Class A Certificates and the principal balance of the related Class A-S Component has not been reduced to zero.

                  UNITED STATES PERSON: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class AR Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

                  UNINSURED LOSS: Any loss on the Certificates that results from a loss on the Mortgage Loans resulting from defaults by the Mortgagors that was not covered by the Pool Insurance Policy.

                  VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 0.25% of all Voting Rights shall be allocated to each Class of Class A-R Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) (b) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date. All voting rights of the Holders of the Insured Certificates shall be allocated to the Certificate Insurer.

                  SECTION 1.02.  INTEREST CALCULATIONS.

                  Interest on the Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates and Uncertified REMIC 1 Regular Interest LTA-II, the Uncertified REMIC 1 Regular Interest LTA-III, the Uncertified REMIC 2 Regular Interest MTA-II, the Uncertified REMIC 2 Regular Interest MTIO1-II, the Uncertified REMIC 2 Regular Interest MTA-III, the Uncertified REMIC
2
Regular Interest MTIO1-III shall be calculated on the basis of a 360-day year and the actual number of days elapsed. The calculation of the Trustee Fee, the Servicing Fee, the Pool Insurer Fee, the Loss Mitigation Fee, the Certificate Insurer Premium and interest on all other Classes of Certificates and Components and Uncertificated Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor (which does not include servicing rights) in and to each Mortgage Loan, including all interest and principal received or receivable on or with respect to such Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (other than the rights of the Servicer to service the Mortgage Loans in accordance with this Agreement). In addition, on or prior to the Closing Date, the Depositor shall (i) cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee and (ii) cause the Mortgage Pool Insurer to deliver the Pool Insurance Policy to the Trustee.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or its designated agent, the Custodian, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

                  (i) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed "Pay to the order of ________________, without recourse" and signed in the name of the last named endorsee by an authorized officer;

                  (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (iii) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording. The return directions for the original Mortgage should indicate, when recorded, mail to the Seller;

                  (iv) the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

                  (v) unless the Mortgage Loan is registered on the MERS(R) System, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan assigned in blank;

                  (vi) the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the Seller (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN), including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Trustee forthwith after return from such recording office);

                  (vii) the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title);

                  (viii) the original primary mortgage insurance certificate, if any, or copy of mortgage insurance certificate; and

                  (ix) in the case of a Co-op Loan, the originals of the following documents or instruments: a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by the Seller; the stock certificate together with an undated stock power relating to such stock certificate executed in blank; the recognition agreement in substantially same form as standard "AZTECH" form; and copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Seller in a form sufficient for filing.

                  In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

                  In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

                  As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall or shall cause the Custodian to (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee or the Custodian as applicable has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee or the Custodian as applicable need not cause to be recorded (a) any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the applicable Seller (at such Seller's expense) to the Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

                  (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.

However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         SECTION 2.02. Acceptance by the Trustee.

                  The Trustee acknowledges receipt of and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold the documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession through the Custodian of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

                  The Custodian agrees to execute and deliver on the Closing Date to the Depositor, the Seller, the Certificate Insurer and the Servicer an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Custodian will acknowledge that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                  Not later than 90 days after the Closing Date, the Custodian is required to deliver to the Depositor, the Seller, the Certificate Insurer and Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

                  If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian will list such as an exception in the Final Certification; PROVIDED, HOWEVER, that the Trustee or the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

                  The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; PROVIDED, HOWEVER, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and FURTHER PROVIDED, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency and the Certificate Insurer within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan.
Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

                  It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

         SECTION 2.03. Representations and Warranties of the Seller and
Servicer.

                  (a) The Seller hereby makes the representations and warranties applicable to it set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (b) The Depositor hereby assigns the representations and warranties set forth in Schedule III as applicable hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

                  (c) Wilshire, in its capacity as the Servicer, will use its reasonable efforts to become a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  (d) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (determined without regard to the Certificate Insurance Policy), the party discovering such breach shall give prompt notice thereof to the other parties and to the Certificate Insurer. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders (determined without regard to the Certificate Insurance Policy) in any Mortgage Loan sold by the Seller to the Depositor, it shall cure such breach in all material respects, and if such breach is not so cured, shall,
(i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price in the manner set forth below; PROVIDED, HOWEVER, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan.
The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (determined without regard to the Certificate Insurance Policy), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.
The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee and the Certificate Insurer. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

                  In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

                  The representations and warranties made pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         SECTION 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

                  The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

         SECTION 2.05. Delivery of Opinion of Counsel in Connection with Substitutions.

                  Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee and the Certificate Insurer an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         SECTION 2.06. Execution and Delivery of Certificates.

                  The Trustee (or the Custodian) acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07. REMIC Matters.

                  The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to each of REMIC 1, REMIC 2 and REMIC 3 shall be the Trustee and the Trustee shall hold the related Tax Matters Person Certificate. The fiscal year for each REMIC shall be the calendar year.

         SECTION 2.08. Covenants of the Servicer.

                  The Servicer hereby covenants to the Depositor and the Trustee as follows:

                  (a) The Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the Pool Insurer under the Pool Insurance Policy; and

                  (b) No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

         SECTION 2.09 Negative Covenants of the Trust Fund.

                  Except as otherwise expressly permitted by this Agreement, the Trust Fund shall not:

                  (a) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

                  (b)      dissolve or liquidate in whole or in part;

                  (c) engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

                  (d) incur, create or assume any indebtedness for borrowed money other than the Certificates;

                  (e) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

                  (g) merge, convert or consolidate with any other Person.

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





                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Servicer to Service Mortgage Loans.

                  For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. Notwithstanding anything in this Agreement, any Servicing Agreement or any Loss Mitigation Advisory Agreement to the contrary, the Servicer shall have no duty or obligation to enforce any Loss Mitigation Advisory Agreement or to supervise, monitor or oversee the activities of the Servicer under its Loss Mitigation Advisory Agreement with respect to any action taken or not taken by a Servicer pursuant to a recommendation of the Loss Mitigation Advisor. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. The Trustee will provide a limited power of attorney to the Servicer, prepared by the Servicer and reasonably acceptable to the Trustee, to permit the Servicer to act on behalf of the Trustee under this Agreement. The Servicer hereby indemnifies the Trustee for all costs and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Servicer further is hereby authorized and empowered in its own name or in the name of the Subservicer, when such Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer in accordance with Section 3.14, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the related Servicer. Notwithstanding the foregoing, subject to Section 3.05(a), the Servicers shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.10 hereof) which would cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents and a written request signed by an authorized officer, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

                  In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

         If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

                  (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

                  (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than

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         2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

                  (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

         SECTION 3.02. Subservicing; Enforcement of the Obligations of Subservicers.

                  (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds.

                  Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "OUTSOURCER") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from the Servicer's own funds.

                  (b) At the cost and expense of the Servicer, without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer's own funds without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account.

                  (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, the Servicer shall not be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions

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as if it alone were servicing and administering the related Mortgage Loans. The
Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer, as applicable, regardless of whether such payments are remitted by the Subservicer or Outsourcer, as applicable, to the Servicer.

                  Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or an Outsourcer, and the Servicer alone, and the Depositor and the Trustee shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor and Trustee or the Trust Fund to pay a Subservicer's fees and expenses.

         SECTION 3.03. [Reserved].

         SECTION 3.04. Trustee to Act as Servicer.

                  In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section
3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

                  The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loans; Collection Accounts; Certificate Account.

                  (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, the Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and shall take special care with respect to Mortgage Loans for which the Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that

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the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); PROVIDED, HOWEVER, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable; and that no such modification shall reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues; provided however, no such modification will be granted without the prior consent of the Pool Insurer if so required in the Pool Insurance Policy. In the event of any such arrangement, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                  The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of DLJ Mortgage Acceptance Corp., DLJ Mortgage Pass-Through Certificates, Series 2000-S4" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools. Each Collection Account shall be an Eligible Account acceptable to the Depositor and Trustee. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the Servicer in accordance with Section 3.08.

                  The Servicer shall deposit in the Collection Account on a daily basis and retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

                  (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

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                  (ii) all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate;

                  (iii)    all Liquidation Proceeds on the Mortgage Loans;

                  (iv) all Insurance Proceeds on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

                  (v) all Advances made by the Servicer pursuant to Section
         4.01;

                  (vi) with respect to each Principal Prepayment on the Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans and that Distribution Date;

                  (vii) any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

                  (viii) any other amounts required to be deposited hereunder.

                  The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, the Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

                  On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

                  (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(a)(viii);

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                  (ii) any amount deposited by the Trustee pursuant to Section
         3.05(e) in connection with any losses on Eligible Investments; and

                  (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

                  In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

                  Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Servicer or the Trustee, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the second Business Day immediately preceding the related Distribution Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account.

                  The Servicer shall give notice to the Trustee, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to the Servicer, the Seller, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

         SECTION 3.06. Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

           To the extent required by the related Mortgage Note and not violative of current law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and

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general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series 2000-S4" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

                  (a) The Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

                  (i) all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). The Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  (b) Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 3.06(e) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

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                  (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in
         Section 3.09(e);

                  (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

                  (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

                  (a) The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

                  (b) The Servicer shall inspect the Mortgaged Properties as often as deemed necessary by the Servicer in the Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written or electronic report of each such inspection.

         SECTION 3.08. Permitted Withdrawals from the Collection Accounts and Certificate Account.

                  The Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

                  (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer);

                  (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

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                  (iv) to reimburse the Servicer for (A) unreimbursed Servicing
         Advances, the Servicer's right to reimbursement pursuant to this clause
         (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

                  (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

                  (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

                  (viii) on or prior to the Business Day immediately preceding each Distribution Date, to withdraw an amount equal to the Available Funds plus any related Expense Fees (other than the Servicing Fee) for such Distribution Date, subject to the collection of funds included in the definition of "Available Funds" and remit such amount to the Trustee for deposit in the Certificate Account; and

                  (ix) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders, the Loss Mitigation Advisor, the Pool Insurer and the Certificate Insurer, if applicable, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

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                  (ii) to withdraw and return to the Servicer for deposit to the
         Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (iii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. Maintenance of Hazard Insurance and Mortgage Impairment Insurance; Claims; Restoration of Mortgaged Property.

                  The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming co-insurer. Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to
Section 3.08(a). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer's funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

                  Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

                  The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

                  (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

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                  (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                  (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account.

                  If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

         SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

                  The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

                  If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall with the prior written consent of the Pool Insurer enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

                  To the extent that any Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

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                  Subject to the Servicer's duty to enforce any due-on-sale
clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this Section 3.10 have been met in connection therewith.
 The
Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

                  (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Agreement. In connection with such decision, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy and the Pool Insurer under the Pool Insurance Policy; PROVIDED, HOWEVER, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the

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proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(a)(iv)(A).

                  Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection.

                  In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof.
In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and the Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

                  (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the

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same manner that similar property in the same locality as the REO Property is managed. The Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

                  To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

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                  In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "FORECLOSURE") in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on the Mortgage Loan.

                  (d) The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

                  (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

                  (f) The Servicer, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Mortgage Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the related Servicer shall repurchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Mortgage Loan.

         SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

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                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or the Custodian, as the case may be) by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee (or the Custodian, as the case may be) shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The related Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. The Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law and otherwise shall constitute a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee (or the Custodian, as the case may be) of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case the Servicer shall deliver to the Trustee (or the Custodian, as the case may be) a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

                  If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         SECTION 3.13. Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

                  Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered

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to the Trustee pursuant to the terms hereof and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.14. Servicing Fee.

                  As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.05(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08.

                  Additional servicing compensation in the form of Ancillary Income shall be retained by the related Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

         SECTION 3.15. Access to Certain Documentation.

                  The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

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         SECTION 3.16. Annual Statement as to Compliance.

                  The Servicer shall deliver to the Depositor, the Certificate Insurer, the Rating Agencies and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing after its 2000 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has materially fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

         SECTION 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                  On or before 120 days after the end of the Servicer's fiscal year, commencing after its 2000 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Certificate Insurer and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which the Servicer is servicing, including the related Mortgage Loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for
(a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

         SECTION 3.18. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("SERVICER EMPLOYEES"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 22 - Fidelity Bond American International Specialty Lines Insurance Policy Form ("5713 5/93") Mortgage Banker Broker E&O and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts

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of the Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance
Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.
No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Upon the request of the Trustee, the related Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

         SECTION 3.19. Duties of the Loss Mitigation Advisor.

                  The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Trustee and, the Certificate Insurer, the Loss Mitigation Advisor will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Loss Mitigation Advisor pursuant to the Loss Mitigation Advisory Agreement and the Loss Mitigation Advisor shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans.

         SECTION 3.20. Limitation Upon Liability of the Loss Mitigation Advisor.

                  Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificate Insurer, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Loss Mitigation Advisory Agreements or of errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Loss Mitigation Advisor Agreements. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Loss Mitigation Advisory Agreements in the performance of its duties thereunder and hereunder.

         SECTION 3.21. Maintenance of Pool Insurance Policy.

                  The Servicer shall exercise its best efforts to maintain and keep the Pool Insurance Policy in full force and effect throughout the term of this Agreement, unless coverage thereunder has

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been exhausted through payment of claims. The Trustee shall pay on a timely basis the Pool Insurer Fee from amounts on deposit by the Trustee in the Certificate Account in accordance with the terms of the Pool Insurance Policy.

                  At any time, the Servicer may substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy or other credit enhancement for the Pool Insurance Policy or any substitute therefor to the extent permitted by the Certificate Insurer, Moody's Investors Service, Inc. and each Rating Agency without a downgrading of the then current rating of the Certificates, which shall be confirmed in writing to the Servicer, the Trustee and the Certificate Insurer by each Rating Agency and such confirmation shall be determined without regard to the Certificate Insurance Policy.

                  In the event that the Pool Insurance Policy is canceled or terminated for any reason other than exhaustion of the coverage thereunder or the claims-paying ability of the Pool Insurer is reduced below investment grade by either Rating Agency, the Servicer shall use its best efforts to obtain a replacement Pool Insurance Policy from a Qualified Insurer that is acceptable to Moody's Investors Service, Inc. and the Certificate Insurer. Any such replacement policy will provide for an amount of coverage equal to the then remaining coverage amount of the Pool Insurance Policy, provided, however, that if the premium cost of the replacement policy exceeds the premium cost of the Pool Insurance Policy, the coverage amount of the replacement policy will be reduced so that the premium cost therefore will not exceed 100% of the premium cost of the Pool Insurance Policy.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to file, on behalf of itself, the Trustee, the Depositor, the Certificateholders and Certificate Insurer claims to the Pool Insurer in a timely fashion in accordance with the terms of the Pool Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under the Pool Insurance Policy respecting a related defaulted Mortgage Loan. Pursuant to Section 3.09, any amounts collected by the Servicer under the Pool Insurance Policy (other than any amount to be applied to the restoration or repair of the property encumbered by the related Mortgage Loan with respect to which such amount was collected) shall be deposited in the Collection Account pursuant to Section 3.05.

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                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

         SECTION 4.01. Advances by the Servicer.

                  The Servicer shall deposit in the Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. The Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated.

                  The Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Servicer determines that any such advances are Nonrecoverable Advances, the Servicer shall provide the Trustee and the Certificate Insurer with a certificate signed by a Servicing Officer evidencing such determination.

                  If an Advance is required to be made hereunder, the Servicer shall on the second Business Day immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and
(ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due.

         SECTION 4.02. Priorities of Distribution.

                  (a) On each Distribution Date, prior to making distributions to the holders of the Certificates, the Trustee first, shall pay itself the Trustee's Fee for such Distribution Date, second, shall pay the Loss Mitigation Advisor the Loss Mitigation Fee and third, shall remit to the Pool Insurer, by fund transfer from the Philadelphia office of the Trustee, in immediately available funds, the Pool Insurer Fee for such Distribution Date.

                  (b) With respect to the Available Funds and any funds received from the Pool Insurance Policy for each Group, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and apply such funds to distributions on the Certificates of the related Certificate Group and to the Certificate Insurer, as applicable, in the following order and priority and, in each case, to the extent of such Available Funds remaining:

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                  (i) with respect to the Group I Certificates, to the extent of the Available Funds for Loan Group I for that Distribution Date:

                  (A) first, to the Class I-P Certificates, the Class I-P Principal Distribution Amount;

                  (B) second, to the Class I-P Certificates, to the extent of amounts which otherwise would have been available to pay the Class A-S Component Principal Distribution Amount on the Class A-S Component related to Loan Group I on that Distribution Date, principal in an amount equal to any Class I-P Deferred Amounts that were attributable to a Special Hazard Loss or a Bankruptcy Loss that was not an Excess Loss; PROVIDED, HOWEVER, that any amounts so distributed will not cause a further reduction in the Class I-P Principal Balance;

                  (C) third, to the Class A-S Certificates, the Interest Distribution Amount for the Class A-S Component related to Loan Group I;

                  (D) fourth, to the Class A-S Certificates, the Class A-S Component Principal Distribution Amount related to Loan Group I, as reduced by any amounts paid to the Class I-P Certificates under the clause (B) above;

                  (E) fifth, to the Class I-A-1 Certificates and Class X-1 Certificates, concurrently, the related Interest Distribution Amount; and

                  (F) sixth, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group, to the Class I-A-1 Certificates, in the order and priority set forth in clause (c) below, and subject to clause (e) below, in reduction of the Class Principal Balance thereof, until the Class Principal Balance thereof has been reduced to zero;

                  (ii) with respect to the Group II Certificates, to the extent of the Available Funds for Loan Group II and with respect to the Class II-A-1 Certificates and Class II-A-2 Certificates as applicable, any Insured Payment for that Distribution Date:

                  (A) first, to the Certificate Insurer, the Certificate Insurer Premium with respect to the Class II-A-1 Certificates and Class II-A-2 Certificates;

                  (B) second, to the Class I-P Certificates, to the extent of amounts which otherwise would have been available to pay the Class A-S Component Principal Distribution Amount on the Class A-S Component related to Loan Group II on that Distribution Date, principal in an amount equal to any Class I-P Deferred Amounts that were attributable to a Special Hazard Loss or a Bankruptcy Loss that was not an Excess Loss, that were not covered by amounts otherwise payable on the Class A-S Component related to Loan Group I and that remain undistributed; PROVIDED HOWEVER, that any amounts

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                           so distributed will not cause a further reduction in
                           the Class I-P Principal Balance;

                  (C) third, to the Class A-S Certificates, Interest Distribution Amount on the Class A-S Component related to Loan Group II;

                  (D) fourth, to the Class A-S Certificates, the Class A-S Component Principal Distribution Amount related to Loan Group II as reduced by any amounts paid to the Class I-P Certificates under clause (B) above;

                  (E) fifth, to the Class II-A-1, Class II-A-2, Class X-II, Class A-R-1, Class A-R-2 and Class A-R-3 Certificates, concurrently, the related Interest Distribution
                           Amount;

                  (F) sixth, to the Class II-A-1, Class A-R-1, Class A-R-2 and Class A-R-3 Certificates, the related Senior Principal Distribution Amount, in the manner and priority set forth in clause (c) below, and subject to clause (e) below; and

                  (G) seventh, to the Certificate Insurer, any Certificate Insurer Reimbursement Amount.

                  (iii) with respect to the Group III Certificates, to the extent of the Available Funds for Loan Group III and with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates, as applicable, the amount of any Insured Payments for that Distribution
         Date:

                  (A) first, to the Certificate Insurer, the Certificate Insurer Premium with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates;

                  (B) second, to the Class I-P Certificates, to the extent of amounts which otherwise would be available to pay the Class A-S Component Principal Distribution Amount on the Class A-S Component related to Loan Group III on that Distribution Date, principal in an amount equal to any Class I-P Deferred Amounts that were attributable to a Special Hazard Loss or a Bankruptcy Loss that was not an Excess Loss, that were not covered by amounts otherwise payable on the Class A-S Components related to Loan Group I and Loan Group II and that remain undistributed; PROVIDED, HOWEVER, that any amounts so distributed will not cause a further reduction in the Class I-P Principal Balance;

                  (C) third, to the Class A-S Certificates, the Interest Distribution Amount on the Class A-S Component related to Loan Group III;

                  (D) fourth, to the Class A-S Certificates, the Class A-S Component Principal Distribution Amount related to Loan Group Ill, as reduced by any amounts paid to the Class I-P Certificates under clause (B) above;

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                  (E)      fifth, to the Class III-A-1 Certificates, Class
                           III-A-2 Certificates and the Class X-III
                           Certificates, the related Interest Distribution
                           Amount;

                  (F) sixth, to the Class III-A-1 Certificates, the related Senior Principal Distribution Amount, in the manner and priority set forth in clause (c) below, and subject to clause (e) below;

                  (G) seventh, to the Certificate Insurer, any Certificate Insurer Reimbursement Amount;

                  (iv) with respect to the Class I-P, Class B and Class XB Certificates, to the extent of the Available Funds for Loan Group I, Loan Group II and Loan Group III, after the payment of the Group I, Group II and Group III Certificates and the Certificate Insurer described above in clauses 4.02(b)(i), (ii) and (iii) and further subject to clause (e) below;

                  (A) first, to the Class I-P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount on that Distribution Date, principal in an amount equal to any Class I-P Deferred Amounts that were not attributable to a Special Hazard Loss, a Bankruptcy Loss or a Fraud Loss; provided, however, that any amounts distributed in respect of losses pursuant to this clause (iv)(A) will not cause a further reduction in the Class I-P Principal Balance;

                  (B) second, to the Class B-1 Certificates, the related Interest Distribution Amount;

                  (C) third, to the Class XB-1 Certificates, the related Interest Distribution Amount;

                  (D) fourth, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                  (E) fifth, to the Class B-2 Certificates, the related Interest Distribution Amount;

                  (F) sixth, to the Class XB-2 Certificates, the related Interest Distribution Amount;

                  (G) seventh, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount; and

                  (H) eighth, to the Class B-1 Certificates and then the Class B-2 Certificates, up to the amount of unreimbursed Realized Losses previously allocated to that Class, if any; provided, however, that any amounts distributed pursuant to this paragraph
                           (iv)(H) will not cause a further reduction in the Class Principal Balances of any of the Class B Certificates.

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                  (c) On each Distribution Date prior to the Credit Support
Depletion Date for each Loan Group, the related Senior Principal Distribution Amount less the related Class A-S Component Principal Distribution Amount for that Distribution Date, but subject to adjustment pursuant to clause (e) below, will be distributed as principal to the related classes of Senior Certificates in the following order of priority:

                  (i) with respect to Group I, to the Class I-A-1 Certificates, until the Class Principal Balance of that class has been reduced to zero;

                  (ii) with respect to Group II,

                  (A) first, concurrently on a pro rata basis to the Class A-R-1 Certificates, Class A-R-2 Certificates and Class A-R-3 Certificates until those Class Principal Balances have been reduced to zero;

                  (B) second, to the Class II-A-1 Certificates, until the Class Principal Balance of that class has been reduced to zero; and

                  (iii) with respect to Group III, to the Class III-A-1 Certificates, until the Class Principal Balance of that class has been reduced to zero.

                  (iv) On each Distribution Date on and after the Credit Support Depletion Date, the Senior Principal Distribution Amount for the Senior Certificates will be distributed as principal to all the related Senior Certificates (other than the Class I-P Certificates), pro rata, based on aggregate Class Principal Balances immediately prior to such Distribution Date.

                  (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Certificates or Component shall be reduced by the Trustee by the related Class's or Component's pro rata share (based on the applicable Interest Distribution Amount for each such Class or Component before reduction pursuant to this Section 4.02(d)) of "Net Interest Shortfalls" which shall be equal to the sum of (A) Net Prepayment Interest Shortfalls for the Mortgage Loans, and (B) the sum of: (I) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (II) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (III) each Relief Act Reduction for any Mortgage Loan incurred during the calendar month preceding the month of such Distribution Date and (IV) Excess Losses that are Fraud Losses during the calendar month preceding the month of such Distribution Date equal to the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

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                  (e) Notwithstanding the foregoing,

                  (X) On any Distribution Date occurring after the date on which one or more of (x) the Class Principal Balance of the Class I-A-1 Certificates, (y) the Class Principal Balance of the Group II-A-1 Certificates or (z) the Class Principal Balance of the Class III-A-1 Certificates has been reduced to zero, all principal received or advanced with respect to the Mortgage Loans in the Loan Group or Groups related to the Class A Certificates that have been paid in full (after distributions of principal to the Class I-P Certificates pursuant to paragraphs (b)(i)(A) above) shall be paid as principal to the remaining Class A Certificates of the other Certificate Group or Groups to the extent of and in reduction of the Class Principal Balances thereof and to the Certificate Insurer to the extent of any amounts due to it, prior to any distributions of principal to the Class B-1 Certificates pursuant to paragraph (b)(iv)(D) above; PROVIDED, HOWEVER, that if there are two Certificate Groups with outstanding Class A Certificates, then such principal will be distributed between those two Certificate Groups pro rata according to the aggregate Class Principal Balance of the Class A Certificates of such two Certificate Groups; PROVIDED, FURTHER, that principal will not be distributed as set forth above in this clause 4.02(e)(X) if on such Distribution Date (a) the Loss Coverage Percentage for such Distribution Date is greater than or equal to 200% of the Loss Coverage Percentage as of the Closing Date and (b) the outstanding principal balance of the Mortgage Loans in each of Loan Group I, Loan Group II and Loan Group III delinquent 60 days or more averaged over the last six months (including Mortgage Loans in foreclosure and Mortgage Loans the property of which is held by REMIC 1 and acquired by foreclosure or deed in lieu of foreclosure), as a percentage of the sum of (a) the related Subordinate Component Balance and (b) a pro rata portion of the amount of coverage available under the Pool Insurance Policy (allocated in proportion to the respective Subordinate Component Balances), is less than 50%.

                  (Y) If on any Distribution Date any of Loan Group I, Loan Group II or Loan Group III is an Undercollateralized Group and the other such Loan Group or Loan Groups is an Overcollateralized Group, then the Available Funds for the Certificate Group or Groups related to the Overcollateralized Group or Groups, to the extent remaining following distributions of interest and principal to the Certificates in such Certificate Group and to the Certificate Insurer pursuant to paragraph (b)(i), (b)(ii) or (b)(iii) above, as applicable, shall be paid in the following priority: (1) first, such remaining amount, up to the Total Transfer Amount for each such Undercollateralized Group, pro rata according to the Total Transfer Amount for each such Undercollateralized Group, shall be distributed (a) first, to the Class A Certificates related to each such Undercollateralized Group, in payment of any portion of the Interest Distribution Amounts for such Classes of Certificates remaining unpaid from such Distribution Date or previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts, (b) second, to the Class A Certificates related to each such Undercollateralized Group, as principal, and (c) third, to any amounts due the Certificate Insurer, and (2) second, any remaining amount shall be distributed pursuant to paragraph (b)(iv) above.

                  (Z) On each Distribution Date, the Class A-S Crossover Amount will be subtracted from the amount distributable as principal on the Class A Certificates related to

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         the "crossover group" or groups (as described in the definition of the
         Class A-S Crossover Amount), and will be added to the amounts distributable as principal on the Class A Certificates related to the "loss group" (as described in the definition of the Class A-S Crossover Amount); provided that if the losses described in clause (A) (1) of the definition of Class A-S Crossover Amount were allocated to two Class A-S Components, then the Class A-S Crossover Amount will be subtracted on a pro rata basis from the amounts distributable as principal on the Class A Certificates related to the two crossover groups, allocated in proportion to the respective amounts of the losses so allocated to each of those Class A-S Components.

         SECTION 4.03. [Reserved]

         SECTION 4.04. [Reserved]

         SECTION 4.05. Allocation of Realized Losses.

                  (a) On or prior to each Determination Date, the Servicer shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

                  (b) With respect to any Distribution Date, the applicable Class I-P Fraction of any Realized Loss incurred on a Class I-P Mortgage Loan, including any Excess Loss, shall be allocated to the Class I-P Certificates until the Class Principal Balance thereof is reduced to zero.

                  (c) With respect to any Distribution Date, Realized Losses, other than Special Hazard Losses, Bankruptcy Losses or Fraud Losses incurred on the Mortgage Loans, other than the Class I-P Fraction of the Realized Loss if a Class I-P Mortgage Loan, shall be allocated to the Classes of Certificates as follows, except as provided in clause (f) below:

                  (i) FIRST, to the Subordinate Certificates (other than the Class XB Certificates) in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), until the respective Class Principal Balance of each such Class is reduced to zero, and

                  (ii) SECOND, to the Class A Senior Certificates and Class A-S Component related to that Loan Group, pro rata, on the basis of their respective Class Principal Balances or Component Principal Balance.

                  (d) With respect to any Distribution Date, Special Hazard Losses or Bankruptcy Losses that are not Excess Losses incurred on the Mortgage Loans, other than the Class I-P Fraction of the Realized Loss if a Class I-P Mortgage Loan, shall be allocated to the Classes of Certificates as follows, except as provided in clause (f) below:

                  (i) FIRST, to the Class A-S Component related to the Loan Group of the loan for which the Realized Loss occurred, until its Component Principal Balance has been reduced to zero;

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



                  (ii) SECOND, to the other Class A-S Components, on a pro rata basis based on their respective Component Principal Balances, until their Component Principal Balances have been reduced to zero; and

                  (iii) THIRD, to the Class A Certificates related to that Loan Group and to the Class B Certificates, pro rata, based on their respective Class Principal Balances.

                  (e) With respect to any Distribution Date, Excess Losses, other than the Class I-P Fraction of an Excess Loss on a Class I-P Mortgage Loan, incurred on the Mortgage Loans shall be allocated to the Class A Certificates and Class A-S Component related to that Loan Group and to the Class B Certificates, pro rata, based on their respective Class Principal Balances or Component Principal Balance as applicable, except as provided in clause (f) below.

         For the purpose of clauses (d)(iii) and (e) above, the pro rata share allocable to any Class of Class B Certificates will be proportionate to the Class Principal Balance of that Class times a fraction, the numerator of which is the Subordinate Component Balance for the related Loan Group, and the denominator of which the aggregate of the Subordinate Component Balances.

                  (f) Notwithstanding the foregoing, in the case of Realized Losses allocated to the Senior Certificates pursuant to clauses (c)(ii),
(d)(iii) and (e) of this Section, (X) if such loss occurs in an Overcollateralized Group and there is a single Undercollateralized Group, the Senior Certificates related to such Undercollateralized Group will receive a portion of such loss (such portion equal to a fraction, the numerator of which is the Subordinate Component Balance with respect to the Overcollateralized Group that suffered such loss and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such Overcollateralized Group (less if such Overcollateralized Group is Loan Group I the applicable Class I-P Fraction thereof with respect to any Class I-P Mortgage Loan), and the remainder of such loss will be allocated to the Senior Certificates related to the Loan Group that suffered such loss, and (Y) if such loss occurs in an Overcollateralized Group and there are two Undercollateralized Groups, the Senior Certificates related to each Undercollateralized Group will receive a portion of such loss (such portion equal to the fraction described in the parenthetical in clause (X) above, multiplied by a second fraction, the numerator of which is the Principal Transfer Amount with respect to such Undercollateralized Group and the denominator of which is the sum of (1) the Principal Transfer Amount with respect to such Undercollateralized Group and (2) the Principal Transfer Amount with respect to the other Undercollateralized Group), and the remainder of such loss will be allocated to the Senior Certificates related to the Loan Group that suffered such loss; PROVIDED, FURTHER, that all such losses allocated to the Senior Certificates related to a Loan Group pursuant to clause (X) or (Y) of the immediately preceding proviso to this paragraph will be allocated to such Senior Certificates as described in clauses (c)(ii), (d)(iii) and (e) of this Section.

                  (g) On each Distribution Date, if the aggregate Class Principal Balance of all Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (in each case, after giving effect to distributions of principal and the allocation of all losses to the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates, pro rata, as applicable, then outstanding.

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                  (h) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to this Section 4.05 shall be allocated by the Trustee among the Certificates of such Class in proportion to their respective Certificate Balances.

                  (i) Any allocation by the Trustee of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.05 shall be accomplished by reducing the Certificate Balance thereof, immediately following the distributions made on the related Distribution Date, in accordance with the definition of "Certificate Balance."

         SECTION 4.06. Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Servicer, the Certificate Insurer, the Loss Mitigation Advisor, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution for each Certificate Group:

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans;

                  (vi) the Senior Percentage and the Subordinate Percentage for the Group I Certificates, the Group II Certificates and the Group III Certificates, in each case, for the following Distribution Date;

                  (vii) the amount of the Servicing Fees and Prepayment Penalties, if applicable, with respect to such Distribution Date and the related Loan Group;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

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                  (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

                  (x) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xi) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

                  (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiv) the Senior Prepayment Percentage for the Group I Certificates, Group II Certificates and Group III Certificates for the following Distribution Date;

                  (xv) the Subordinate Prepayment Percentage for the Group I Certificates, Group II Certificates and Group III Certificates for the following Distribution Date;

                  (xvi) the aggregate amount of Realized Losses for each Certificate Group incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date; and

                  (xvii) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date.

                  (xviii) the amount and dates of any payments made under the Pool Insurance Policy or the Certificate Insurance Policy.

                  The Trustee's responsibility for disbursing the above information to the Certificateholders for each Certificate Group is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The foregoing information shall be reported to the Trustee each month on or before the related Determination Date; provided, however, that in connection with the information provided in paragraph (xvii) above, the Special Hazard Loss, the Fraud Loss and the Bankruptcy Loss, if any, shall be reported to the Trustee each month on or before the related Determination Date.

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                  (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, clauses (a)(i), (a)(ii) and (a)(vii) of this
Section 4.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         SECTION 4.07. Certificate Insurer; Policy Matters.

                  (a) If, on the second Business Day before any Distribution Date, the Trustee determines that the funds that will be available for such Distribution Date distributable to the Holders of the Insured Certificates pursuant to Section 4.02 will be insufficient to pay the Insured Payment on such Distribution Date, the Trustee shall determine the amount of any such deficiency and shall give notice to Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy), if any, by telephone or telecopy of the amount of such deficiency, confirmed in writing by notice substantially in the form of Exhibit A to the Certificate Insurance Policy by 12:00 noon, New York City time, on such second Business Day. The Trustee's responsibility for delivering the notice to Certificate Insurer, as provided in the preceding sentence is limited to the availability, timeliness and accuracy of the information provided by the Servicer.

                  (b) In the event the Trustee receives a certified copy of an order of the appropriate court that any payment of principal or interest on an Insured Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall (i) promptly notify Certificate Insurer and the Fiscal Agent, if any, and (ii) comply with the provisions of the Certificate Insurance Policy to obtain payment by Certificate Insurer of such voided payment. In addition, the Trustee shall mail notice to all Holders of the Insured Certificates so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Certificate Insurance Policy a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to Certificate Insurer and the Fiscal Agent, if any, its records listing the payments on the affected Insured Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

                  (c) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of the Holders of the Insured Certificates (the "Certificate Insurance Policy Payments Account") over which the Trustee shall have exclusive control and sole right of withdrawal. The Certificate Insurance Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Certificate Insurance Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the Insured Certificates in respect of the Insured Payment for which the related claim was made under the Certificate Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Insured Certificates affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire

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transfers used to make regular payments hereunder with funds withdrawn from the
Certificate Account. However, any payments made on the Insured Certificates from funds in the Certificate Insurance Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Certificate Insurance Policy Payments Account shall not be invested by the Trustee.

                  (d) Any funds received from Certificate Insurer for deposit into the Certificate Insurance Policy Payments Account pursuant to the Certificate Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under the Certificate Insurance Policy shall be applied by the Trustee directly to the payment in full of the Insured Payment due on such Distribution Date on the Insured Certificates. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Insured Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Servicer or the Trust Fund. Any funds (other than funds deposited therein in respect of a Preference Amount payable under the Certificate Insurance Policy) remaining in the Certificate Insurance Policy Payments Account on the first Business Day after each Distribution Date shall be remitted promptly to Certificate Insurer pursuant to the written instruction of Certificate Insurer.

                  (e) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to it by Certificate Insurer and deposited into the Certificate Insurance Policy Payments Account and (ii) the allocation of such funds to payments of interest on and principal in respect of any Insured Certificates. Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days' prior notice to the Trustee.

                  (f) The Trustee acknowledges, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of Certificate Insurer or the Trustee, to the extent Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund. The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of Certificate Insurer's interest with respect to amounts paid under the Certificate Insurance Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining Certificate Insurer's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Balance of the Insured Certificates except to the extent such payment has been reimbursed to Certificate Insurer pursuant to the terms hereof.

                  (g) Upon a Responsible Officer of the Trustee becoming aware of the occurrence of an Event of Default, the Trustee shall promptly notify Certificate Insurer of such Event of Default.

                  (h) The Trustee shall promptly notify Certificate Insurer of either of the following as to which a Responsible Officer of the Trustee has actual knowledge: (A) the commencement of ally proceeding by or against the Depositor commenced under the United States bankruptcy code or

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any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Insured Certificates as to which it has actual knowledge. Each Holder of an Insured Certificate, by its purchase of Insured Certificates, and the Trustee hereby agrees that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of an Insured Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  (i) The Servicer shall designate a Certificate Insurer Contact Person who shall be available to Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans. The initial Certificate Insurer Contact Persons are the Servicing Officers.

                  (j) The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon the reduction of the Class Principal Balance of the Insured Certificates to zero.

                  (k) The Trustee shall send to Certificate Insurer the reports prepared pursuant to Sections 3.16 and 3.17 and the statements prepared pursuant to Section 4.06, as well as any other statements or communications sent to Holders of the Insured Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

                  (l) For so long as there is no continuing default by Certificate Insurer under its obligations under the Certificate Insurance Policy (an "Certificate Insurer Default"), each Holder of an Insured Certificate agrees that Certificate Insurer shall be treated by the Depositor, the Servicer and the Trustee as if Certificate Insurer were the Holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Insured Certificates hereunder without any further consent of any Holders of the Insured Certificates..

                  (m) With respect to this Section 4.07) the terms "Receipt" and "Received" shall mean actual delivery to Certificate Insurer and Certificate Insurer's Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day and (ii) "Business Day" means any day other than (A) a Saturday or Sunday or (B) a day on which the Certificate Insurer, banking institutions in the City of New York, New York, the State of Texas, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. Certificate Insurer

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or its Fiscal Agent, if any, shall promptly so advise the Trustee and the
Trustee may submit an amended notice.

                  (n) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Rating Agencies or the Holders of the Insured Certificates shall also be sent at such time to Certificate Insurer at MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management--Structured Finance (IPM-SF) (DLJ Trust Series 2000-S4).

                  (o) Certificate Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of Certificate Insurer's rights explicitly specified herein as if a party hereto.

                  (p) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Certificate Insurance Policy.

                  (q) The Trustee and the Servicer shall cooperate with any reasonable request by Certificate Insurer to preserve or enforce the rights granted to Certificate Insurer hereunder.

                  (r) Any amendment to this Agreement shall require the prior written consent of Certificate Insurer if such amendment could materially adversely affects the interest of Certificate Insurer or of the Holders of the Insured Certificates.

         SECTION 4.08. Distributions on the Uncertificated REMIC 1 Regular Interests.

                  (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC 1 Regular Interests, the Uncertificated REMIC 1 Regular Interest Distribution Amounts in the following order of priority to the extent of Available Funds:

                (i) Uncertificated REMIC 1 Accrued Interest on the Uncertificated REMIC 1 Regular Interests for such Distribution Date, plus any Uncertificated REMIC 1 Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 4.08(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates under Section 4.01(c), as allocated thereto.

                  (b) The amount described in Section 4.08(a)(ii) shall be deemed distributed to (i) with respect to Uncertificated REMIC 1 Regular Interest LTA-1, Uncertificated REMIC 1 Regular Interest LTB-I, and Uncertificated REMIC 1 Regular Interest LTPO-I (i) first, to Uncertificated REMIC 1 Regular Interest LTPO-I, the Class I-P Fraction of all principal received on or in respect of each Class I-P Mortgage Loan, second, concurrently to Uncertificated REMIC 1 Regular Interest LTA-I, (A) 1.00 minus (B) the Class I-P Fraction of all principal received on or in respect of each Class I-P Mortgage Loan and third, to Uncertificated REMIC 1 Regular Interest LTB-I, all principal received on or in respect of each Group I Mortgage Loan that is not a Class I-P Mortgage Loan, (ii) Uncertificated REMIC 1 Regular Interest LTA-II,
(iii) Uncertificated REMIC 1 Regular Interest

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LTB-II, (iv) Uncertificated REMIC 2 Regular Interest LTR-II, (v) Uncertificated
REMIC 1 Regular Interest LTA-III and (vi) Uncertificated REMIC 1 Regular Interest LTB-III with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (ii) Class II-A-1 Certificates, (iii) the portion of the Class B Certificates allocable to the Group II Mortgage Loans, (iv) Class A-R-2 and Class A-R-3 Certificates, (v) Class III-A-1 Certificates and (vi) the portion of the Class B Certificates allocable to the Group III Mortgage Loans, respectively, under Section 4.02 until the Uncertificated Principal Balance of each such interest is reduced to zero.

                  (c) The portion of the Uncertificated REMIC 1 Regular Interest Distribution Amounts described in Section 4.08(a)(ii) shall be deemed distributed by REMIC 1 to REMIC 2 in accordance with the priority assigned to the Certificates relative to that assigned to the REMIC 1 Certificates under
Section 4.02.

                  (d) In determining from time to time the Uncertificated REMIC 1 Regular Interest LTA-1 Distribution Amount, Uncertificated REMIC 1 Regular Interest LTB-l Distribution Amount, Uncertificated REMIC 1 Regular Interest LTPO-I Distribution Amount, Uncertificated REMIC 1 Regular Interest LTA-II Distribution Amount, Uncertificated REMIC 1 Regular Interest LTB-II Distribution Amount, Uncertificated REMIC 1 Regular Interest LTA-III Distribution Amount, and Uncertificated REMIC 1 Regular Interest LTB-III Distribution Amount, Realized Losses allocated to the Certificates under Section 4.05 shall be allocated to the Uncertificated REMIC 1 Regular Interests in the same amounts and priorities as allocated to the Certificates in the corresponding numerical designation in 4.08(b) above.

                  (e) Notwithstanding the deemed distributions on the Uncertificated REMIC 1 Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

         SECTION 4.09. Distributions on the Uncertificated REMIC 2 Regular Interests.

                  (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC 2 Regular Interests, the Uncertificated REMIC 2 Regular Interest Distribution Amounts in the following order of priority to the extent of Available Funds:

                (i) Uncertificated REMIC 2 Accrued Interest on the Uncertificated REMIC 2 Regular Interests for such Distribution Date, plus any Uncertificated REMIC 2 Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 4.09(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates under Section 4.02, as allocated thereto.

                  (b) The amount described in Section 4.09(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC 2 Regular Interest MTA-I, (ii) Uncertificated REMIC 2 Regular Interest MTAS-I, (iii) Uncertificated REMIC 2 Regular Interest MTB1-I, (iv) Uncertificated REMIC 2 Regular Interest MTB2-I,
(v) Uncertificated REMIC 2 Regular Interest MTPO-I, (vi) Uncertificated REMIC 2 Regular Interest MTA-II, (vii) Uncertificated REMIC 2 Regular Interest MTAS-II,
(viii)

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Uncertificated REMIC 2 Regular Interest MTB1-II, (ix) Uncertificated REMIC 2
Regular Interest MTB2-II, (x) Uncertificated REMIC 2 Regular Interest MTR-II,
(xi) Uncertificated REMIC 2 Regular Interest MTA-III, (xii) Uncertificated REMIC 2 Regular Interest MTAS-III, (xiii) Uncertificated REMIC 2 Regular Interest MTB1-III, and (xiv) Uncertificated REMIC 2 Regular Interest MTB2-III with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i) Class I-A-1 Certificates, (ii) the portion of the Class A-S Certificates allocable to the Group I Mortgage Loans, (iii) the portion of the Class B-1 Certificates allocable to the Group I Mortgage Loans,
(iv) the portion of the Class B-2 Certificates allocable to the Group I Mortgage Loans, (v) Class I-P Certificates, (vi) Class II-A-1 Certificates, (vii) the portion of the Class A-S Certificates allocable to the Group II Mortgage Loans,
(viii) the portion of the Class B-1 Certificates allocable to the Group II Mortgage Loans, (ix) the portion of the Class B-2 Certificates allocable to the Group II Mortgage Loans, (x) Class A-R-3 Certificates, (xi) Class III-A-1 Certificates, (xii) the portion of the Class A-S Certificates allocable to the Group III Mortgage Loans, (xiii) the portion of the Class B-1 Certificates allocable to the Group III Mortgage Loans and (xv) the portion of the Class B-2 Certificates allocable to the Group III Mortgage Loans, respectively, under
Section 4.02 until the Uncertificated Principal Balance of each such interest is reduced to zero.

                  (c) The portion of the Uncertificated REMIC 2 Regular Interest Distribution Amounts described in Section 4.09(a)(ii) shall be deemed distributed by REMIC 2 to REMIC 3 in accordance with the priority assigned to the REMIC 3 Certificates relative to that assigned to the REMIC 2 Certificates under Section 4.02.

                  (d) In determining from time to time the Uncertificated REMIC 2 Regular Interest MTA-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB2-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTPO-I Distribution Amount, Uncertificated REMIC 2 Regular Interest MTA-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB2-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTR-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO1-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO2-II Distribution Amount, Uncertificated REMIC 2 Regular Interest MTA-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTAS-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB1-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTB2-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO1-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTIO2-III Distribution Amount, Uncertificated REMIC 2 Regular Interest MTR Distribution Amount, Realized Losses allocated to the Certificates under Section 4.05 shall be allocated to the Uncertificated REMIC 2 Regular Interests in the same amounts and priorities as allocated to the Certificates in the corresponding numerical designation in 4.09(b) above.

                  (e) Notwithstanding the deemed distributions on the Uncertificated REMIC 2 Regular Interests described in this Section 4.09, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

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                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate,
(B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Payments to the Certificate Insurer shall be made by wire transfer of immediately accessible funds.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register.

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The Trustee shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates made in violation of applicable restrictions.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "TRANSFEROR CERTIFICATE") and
(i) deliver a letter in substantially the form of either Exhibit K (the "INVESTMENT LETTER") or Exhibit L (the "RULE 144A LETTER") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage

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



Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) if the purchaser is an insurance company, in the case of the ERISA-Restricted Certificates other than the Class A-R Certificates a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95- 60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any

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



payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         Notwithstanding the foregoing, the restrictions contained in the immediately preceding paragraph shall no longer apply to the Class B-1, Class B-2, Class X-B Certificates if the Depositor delivers to the Trustee an Officer's Certificate stating that amendments proposed by the United States Department of Labor (the "DOL") to be made to Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50249 (December 5, 1990), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997) and similar exemptions have been published in final form substantially as proposed in the DOL Exemption Application No. D-10809, 65 Fed. Reg. 51454 (August 23, 2000).

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action

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         with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect

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participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE CERTIFICATES") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Sellers, the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee (and the Certificate Insurer with respect to the Insured Certificates) such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and

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indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

                  The Servicer, the Trustee (and the Certificate Insurer with respect to the Insured Certificates) and any agent of the Servicer (and the Certificate Insurer with respect to the Insured Certificates) or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer (and the Certificate Insurer with respect to the Insured Certificates), the Trustee or any agent of the Servicer (and the Certificate Insurer with respect to the Insured Certificates) or the Trustee shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Maintenance of Office or Agency.

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Pennsylvania where the Pool Insurance Policy shall be delivered. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

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                                   ARTICLE VI

                   THE DEPOSITOR, THE SELLER AND THE SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor, the Sellers and the Servicers.

                  The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor, the Seller or the Servicer.

                  The Depositor, the Seller and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Seller or the Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

                  Any Person into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the related Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of the Servicer shall be an institution which is a FNMA or FHLMC approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee and the Certificate Insurer a letter from each of the Rating Agencies, determined without regard to the Certificate Insurance Policy with respect to the Insured Certificates, to the effect that such merger, conversion or consolidation of the Servicer will not result in a disqualification, withdrawal or downgrade of the then current rating of any of the Certificates.

         SECTION 6.03. Limitation on Liability of the Depositor, the Seller, the Servicer and Others.

                  None of the Depositor, the Seller, the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful

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misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         SECTION 6.04. Limitation on Resignation of the Servicer.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment, pursuant to the provisions of
Section 7.02, of a successor servicer which (i) has a net worth of not less than $15,000,000 and (ii) is a FNMA or FHLMC approved company in good standing and receipt by the Trustee and the Certificate Insurer of a letter from each Rating Agency (determined without regard to the Certificate Insurance Policy with respect to the Insured Certificates) that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder and the requirements of Section 7.02 have been satisfied.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

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                  (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, or if any of the representations and warranties of the Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the related Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) failure by the Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (v) any Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                  Other than an Event of Default resulting from a failure of the Servicer to make any Advance, if an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency, the Certificate Insurer and the Pool Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default results from the failure of the Servicer to make an Advance, the Trustee shall, by notice in writing to the Servicer and the Depositor (with a copy to each Rating Agency, the Certificate Insurer and the Pool Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.

                  Upon receipt by the Servicer of such written notice of termination, all authority and power of the Servicer under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the

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Trustee, the Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the related Mortgage
Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement or the resignation of the Servicer pursuant to Section 6.04, the Trustee shall, subject to and to the extent provided herein and subject to the written approval of the Pool Insurer, be the successor to the Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the related Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of the Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (such acknowledgment to be determined without regard to the Certificate Insurance Policy), as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the related Mortgage Loans, which is approved in writing by the Pool Insurer and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section
7.01 hereunder), with like effect as if originally named as a party to this Agreement; PROVIDED that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such

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assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation (without regard to the Certificate Insurance Policy). Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  In connection with the termination or resignation of any Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

                  Any successor to the Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

         SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, Certificate Insurer and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of the Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

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         SECTION 8.02. Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the

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         Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

         SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, or of MERS or the MERS(R) System, other than with respect to the Trustee's execution and countersignature of the Certificates.
The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, the Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

                  The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and the Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Custodial Agreement, (c) the Certificates, or (d) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.
Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

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Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

         SECTION 8.06. Eligibility Requirements for the Trustee.

                  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; PROVIDED, HOWEVER, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

         SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with
Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and the Seller and one copy to the successor trustee.

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                  The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. All costs and expenses incurred by the Trustee in connection with the removal of the Trustee without cause shall be reimbursed to the Trustee from amounts on deposit in the Collection Account.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of the Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

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                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of

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the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. Tax Matters.

                  It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC 1, REMIC 2, and REMIC 3 containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that the assets of each of REMIC 1, REMIC 2 and REMIC 3 be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non- Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are

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outstanding so as to maintain the status as a REMIC under the REMIC Provisions;
(g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, [any minimum tax imposed upon the Trust Fund pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code], if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Servicer or Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

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         SECTION 8.12. Periodic Filings.

                  The Trustee shall, on behalf of the Trust Fund, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. In connection with the preparation and filing of such periodic reports, the Depositor and the Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

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                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Purchase of the Mortgage Loans.

                  Subject to Section 9.03, the rights, obligations and responsibilities of the Depositor, the Seller, the Servicer and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Depositor of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Mortgage Rate and
(B) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase, aggregating less than five percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and the payment to the Certificate Insurer of all amounts due to it.

         SECTION 9.02. Final Distribution on the Certificates.

                  If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder and the Certificate Insurer. If the Depositor elects to terminate the Trust Fund pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders the Depositor shall notify the Servicer and the Certificate Insurer and the Trustee of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable

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to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in
Section 4.02, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate, and (b) any Class I-P Deferred Amounts in the case of the Class I-P Certificates allocated to such Certificate and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Collection Accounts (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.
If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund concurrently on a pro rata basis.

         SECTION 9.03. Additional Termination Requirements.

                  (a) In the event that the Depositor exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on the REMIC as defined in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1)      Within 90 days prior to the final
                                    Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

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                           (2)      Within 90 days after the time of adoption of
                                    such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

                                            On the date specified for final
                                    payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and the REMIC) shall terminate at that time.

                  (b) The Trustee as agent for the REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                  (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; PROVIDED that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; PROVIDED, HOWEVER, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency (determined without regard to the Certificate Insurance Policy) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this

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Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to
(i) maintain the qualification of the Trust Fund as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, PROVIDED that the Trustee and the Certificate Insurer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. Any amendments to this Agreement shall be subject to Section 4.07(r).

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it and the Certificate Insurer shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder if the consent of Certificateholders was required, the Certificate Insurer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with;

and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         SECTION 10.02. Recordation of Agreement; Counterparts.

                  This Agreement (other than Schedule IA) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. [Reserved]

         SECTION 10.05. Notices.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

                           (1) Any material change or amendment to this Agreement;

                           (2) The occurrence of any Event of Default that has not been cured;

                           (3) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

                           (4) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

                           (5)      The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

                           (1) Each report to Certificateholders described in Section 4.06;

                           (2) Each annual statement as to compliance described in Section 3.16;

                           (3) Each annual independent public accountants' servicing report described in Section 3.17; and

                           (4) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor and the Seller, 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Helaine Hebble (with a copy to DLJ Mortgage Acceptance Corp., 277 Park Avenue, 23rd Floor, New York, New York 10172, Attention:
Office of the General Counsel), (b) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (c) in the case of the Servicer, 1776 SW Madison, Portland, Oregon 97205 Attention: Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer, (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and
(e) in the case of the Certificate Insurer, at the address specified in Section 4.07(n). Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

                  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; PROVIDED, HOWEVER, that neither the Depositor nor the Trustee shall consent to any such assignment unless each Rating Agency has confirmed in writing (determined without regard to the Certificate Insurance Policy) that such assignment will not cause a reduction or withdrawal of the ratings then assigned by it to any Class of Certificates.

         SECTION 10.08. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Certificates Nonassessable and Fully Paid.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.10 No Petition.

                  The Depositor, the Seller, the Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust

Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            DLJ MORTGAGE ACCEPTANCE CORP.,
                                            as Depositor


                                            By:________________________________
                                            Name:
                                            Title:


                                            THE CHASE MANHATTAN BANK
                                            as Trustee


                                            By:________________________________
                                            Name:
                                            Title:


                                            DLJ MORTGAGE CAPITAL, INC.,
                                            as the Seller


                                            By:________________________________
                                            Name:
                                            Title:


                                            WILSHIRE CREDIT CORPORATION,
                                            as the Servicer


                                            By:________________________________
                                            Name:
                                            Title:




                          [NOTARY PAGES TO BE ATTACHED]

                                    EXHIBIT A

                          [FORM OF SENIOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                     :     [__]

Cut-off Date                        :     September 1, 2000

First Distribution Date          :     October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                 :     $[__________]

Initial Certificate Balances
of all Certificates
of this Class                    :     $[__________]

CUSIP                            :     [___________]

Interest Rate                    :     [___]%

Maturity Date                    :     [___________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 29, 2000.

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee

                                                 By____________________________

Countersigned:


By ____________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT B

                        [FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.][DLJ MORTGAGE CAPITAL, INC.], HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE [BUT NOT IF THE DEPOSITOR DELIVERS TO THE TRUSTEE AN OFFICER'S CERTIFICATE TO THE EFFECT THAT SUCH RESTRICTIONS NO LONGER APPLY] EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OFFICER'S CERTIFICATE OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.                  :    [__]

Cut-off Date                     :    September 1, 2000

First Distribution Date          :    October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                 :    $[________]

Initial Certificate Balances
of all Certificates
of this Class                    :    $[_________]

CUSIP                            :    [_______]

Interest Rate                    :    [___]%

Maturity Date                    :    [______________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

     This certifies that [Cede & Co.][DLJ Mortgage Capital, Inc.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Sellers, the Servicers or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     No transfer of a Class [B, Class XB, Class A-R or Class A-S] Certificate shall be made unless (but not in the case of the Class B or Class XB Certificate if the Trustee shall have received an Officer's Certificate from the Depositor to the effect that such restrictions no longer apply) the Trustee shall have received an Officer's Certificate to the effect (and in the case of a Book-Entry Certificate, the transferee shall be deemed to have represented) that such restrictions no longer apply or either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund,
(ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 29, 2000.

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                                 By____________________________


Countersigned:


By____________________________
    Authorized Signatory of
    THE CHASE MANHATTAN BANK,
    as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                  :    [__]

Cut-off Date                     :    September 1, 2000

First Distribution dated
the date hereof                  :    October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                 :    $[_____________]

Initial Certificate Balances
of all Certificates of
this Class                       :    $[_____________]

CUSIP                            :    [__________]

Interest Rate                    :    [____]%

Maturity Date                    :    [___________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

     This certifies that DLJ Mortgage Capital, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire

Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

     No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 29, 2000.

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                                 By____________________________


Countersigned:


By____________________________
    Authorized Signatory of
    THE CHASE MANHATTAN BANK,
    as Trustee

                                    EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.                  :     [__]

Cut-off Date                     :     September 1, 2000

First Distribution Date          :     October 25, 2000

Initial Notional Amount
of this Certificate
("Denomination")                 :     $[___________]

Initial Notional Amounts
of all Certificates
of this Class                    :     $[___________]

CUSIP                            :     [____________]

Interest Rate                    :     [___]%

Maturity Date                    :     [____________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

              DLJ Mortgage Acceptance Corp., as Depositor

     This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 29, 2000

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                                 By____________________________


Countersigned:


By____________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT E

                      [FORM OF PRINCIPAL ONLY CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                  :    [___]

Cut-off Date                     :    September 1, 2000

First Distribution Date          :    October 25, 2000

Initial Certificate Balance
of this Certificate
("Denomination")                 :    $[___________]

Initial Certificate Balances
of all Certificates
of this Class                    :    $[___________]

CUSIP                            :    [__________]

Interest Rate                    :    [_____]%

Maturity Date                    :    [_________]


                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

                   DLJ Mortgage Acceptance Corp., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

     This certifies that Cede & Co., is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by DLJ Mortgage Acceptance Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 29, 2000

                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                                 By____________________________


Countersigned:


By____________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT F

                         FORM OF REVERSE OF CERTIFICATES

                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]

     This Certificate is one of a duly authorized issue of Certificates designated as DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this

Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 5% of the sum of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Depositor will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:



                                      __________________________________________
                                      Signature by or on behalf of assignor





                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number __________, or, if mailed by check, to __________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________

This information is provided by _________________________, the assignee named above, or _______________________, as its agent.

                                    EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer/s]

[Seller]
___________________
___________________


               Re: Pooling and Servicing Agreement among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"), DLJ Mortgage Pass-Through Certificates, Series 2000-4
                    ----------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

     (i) the original Mortgage Note, endorsed as provided in the following form:
"Pay to the order of ________, without recourse"; and

     (ii) a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                          BANK ONE TRUST COMPANY, N.A.
                                          as Custodian

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                    EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer/s]

[Seller]
______________________________
______________________________

               Pooling and Servicing Agreement among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"),
               DLJ Mortgage Pass-Through Certificates, Series 2000-4
               ---------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) the original Mortgage Note, endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

     (ii) with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

     (iii) the original of any guarantee executed in connection with the Mortgage Note (if any);

     (iv) the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the related Seller indicating that such Mortgage has been delivered for recording;

     (v) the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller, the original to be delivered to such Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

     (vi) a duly executed assignment of the Mortgage in the form provided in
Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

     (vii) the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the applicable Seller);

     (viii) the original or duplicate original lender's title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

     (ix) the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

     Based on its review and examination and only as to the foregoing documents,
(a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi),
(ix) and (x) of the definition of the "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                  BANK ONE TRUST COMPANY, N.A.
                                  as Custodian

                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT

                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                                 Class [_______]



STATE OF         )
                 ) ss.:
COUNTY OF        )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in EXHIBIT 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as EXHIBIT 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is [_____________].

     9. The Transferee is a United States Person.

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

                                  *     *     *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _______, 20__.

                                 ___________________________
                                 Print Name of Transferee

                                 By:___________________________
                                    Name:
                                    Title:

[Corporate Seal]

ATTEST:


_________________
[Assistant] Secretary

     Personally appeared before me the above-named ___________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ______ day of ______________, 20____.



                                       ______________________________
                                       NOTARY PUBLIC

                                       My Commission expires the ______ day of
                                       ______________, 20___.

                                    EXHIBIT 1
                                       to
                                    EXHIBIT I


CERTAIN DEFINITIONS

     "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.



                                      I-1-1

                                    EXHIBIT 2
                                       to
                                    EXHIBIT I

                        SECTION 5.02(C) OF THE AGREEMENT

          (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph
     (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and


                                      I-2-1
     after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, any Seller or the Servicers, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.




                                      I-2-2

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

__________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

The Chase Manhattan Bank
250 West 33rd  Street, 10th Floor
New York, New York  10001


            Re:  DLJ Mortgage Acceptance Corp.,
                 DLJ Trust Series 2000-S4
                 DLJ Mortgage Pass-Through Certificates,
                 Series 2000-4, Class
                 ---------------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Class A-R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                                 Very truly yours,

                                                 ___________________________
                                                 Print Name of Transferor

                                                 By:________________________
                                                      Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

The Chase Manhattan Bank
250 West 33rd  Street, 10th Floor
New York, New York  10001

        Re:  DLJ Mortgage Acceptance Corp.,
             DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates,
             Series 2000-4, Class
             ---------------------------------------

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                 Very truly yours,

                                                 ___________________________
                                                 Print Name of Transferee

                                                 By:________________________
                                                     Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

____________, 200__

DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172
Attention:  Helaine Hebble

The Chase Manhattan Bank
250 West 33rd  Street, 10th Floor
New York, New York  10001

        Re:  DLJ Mortgage Acceptance Corp.,
             DLJ Trust Series 2000-S4
             DLJ Mortgage Pass-Through Certificates,
             Series 2000-4, Class
             ---------------------------------------

Ladies and Gentlemen:

          In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) if an insurance company, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of
Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                                 Very truly yours,

                                                 ___________________________
                                                 Print Name of Transferee

                                                 By:________________________
                                                      Authorized Officer

ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______/1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

          ________________

1 Buyer must own and/or invest on a discretionary basis at lease $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      L-1-1

          ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      L-1-2

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                            _____________________
                                                 Print Name of Buyer

                                                 By:_____________________
                                                    Name:
                                                    Title:

                                                 Date:___________________





                                      L-1-3

ANNEX 2 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                      L-2-1

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           _______________________________
                                           Print Name of Buyer or Adviser

                                           By:____________________________
                                             Name:
                                             Title:

                                           IF AN ADVISER:

                                           _______________________________
                                           Print Name of Buyer

                                           Date:__________________________






                                      L-2-2

                                    EXHIBIT M

                               REQUEST FOR RELEASE
                                  (for Trustee)

                          DLJ MORTGAGE ACCEPTANCE CORP.
                            DLJ Trust Series 2000-S4
              DLJ Mortgage Pass-Through Certificates Series 2000-S4

LOAN INFORMATION
----------------

         Name of Mortgagor:            _______________________________

         Servicer
         Loan No.:                     _______________________________

TRUSTEE
-------

         Name:

         Address:                      _______________________________
                                       _______________________________
                                       _______________________________

         Trustee
         Mortgage File No.:

     The undersigned Servicer hereby acknowledges that it has received from Bank One, National Association, as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee").

( )   Mortgage Note dated __________, ________, in the original principal sum of
     $_________, made by ______. payable to, or endorsed to the order of, the Trustee.


( ) Mortgage recorded on __________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of __________ in book/reel/docket __________ of official records at page/image __________.


( ) Deed of Trust recorded on __________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of __________
     in book/reel/docket __________ of official records at page/image       .

( )  Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
     __________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of __________ in book/reel/docket __________ of official records at page/image __________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ()

     ()

     ()

     ()

     The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                                 [Servicer]

                                                 By____________________

                                                 Its___________________

Date: __________, 2000

                                    EXHIBIT N

                                   [Reserved]

                                   EXHIBIT O-1

                        COLLECTION ACCOUNT CERTIFICATION

                                  [    ], 2000

     [Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of September 1, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee").

Title of Account:   [Servicer's Name], in trust for the Holders of DLJ Mortgage
                    Acceptance Corp., DLJ Mortgage Pass-Through Certificates,
                    Series 2000-4.

Account Number:     ______________

Address of officer or branch
of the Company at
which Account is maintained:

                            ____________________
                            ____________________
                            ____________________



                            [Servicer's Name], AS SERVICER


                            By: _______________________

                            Name:____________________

                            Title:___________________




                                      O-1-1

                                   EXHIBIT O-2

                       COLLECTION ACCOUNT LETTER AGREEMENT

                                    [ ], 2000

To:  ____________________
     ____________________
     ____________________
     (the "Depository")

As Servicer under the Pooling and Servicing Agreement, dated as of September 1, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as "[Servicer's Name], in trust for the Holders of DLJ Mortgage Acceptance Corp., DLJ Mortgage Pass-Through Certificates, Series 2000-4." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                            [Servicer's Name], AS SERVICER


                                            By:______________________________

                                            Name:____________________

                                            Title:___________________

                                            Date:____________________



                                      O-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                _______________________________
                                    Depository

                                By:    ________________________

                                Name:  ________________________

                                Title: ________________________

                                Date:  ________________________




                                      O-2-2

                                   EXHIBIT P-1

                          ESCROW ACCOUNT CERTIFICATION

                                  [    ], 2000

[Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of September 1, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee").

Title of Account:   "DLJ Mortgage Acceptance Corp., DLJ Mortgage Pass-Through
                    Certificates, Series [20__-_]"

Account Number:     ___________________________

Address of officer or branch
of the Company at
which Account is maintained:

                            ______________________________

                            ______________________________

                            ______________________________



                            [SERVICER'S NAME], AS SERVICER


                            By:    ______________________________

                            Name:  ___________________________

                            Title: ___________________________




                                      P-1-1

                                   EXHIBIT P-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                  [   ], 2000


To:  ____________________
     ____________________
     ____________________
     (the "Depository")

     As Servicer under the Pooling and Servicing Agreement, dated as of September 1, 2000, among DLJ Mortgage Acceptance Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and The Chase Manhattan Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "DLJ Mortgage Acceptance Corp., Mortgage Pass-Through Certificates, Series [2000-_]" All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER


By:    ______________________________

Name:  _____________________

Title: _____________________

Date:  __________




                                      P-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

____________________________
         Depository

By:    ____________________

Name:  ____________________

Title: ____________________

Date:  ____________________




                                      P-2-2

                                    EXHIBIT Q

                            MONTHLY REMITTANCE ADVICE

1) Standard CPI Reports:

         T62C-Monthly Accounting Report
         T62E-Liquidation Report
         S50Y-Private Pool Detail Report
         S214-Summary of Paid in Full Collections
         S215-Summary of Collections
         P139-Trial Balance

2) Standard CPI Tape Format:

         SPNB Scheduled Balance Tape
         SPNB Determination Diskette/P45K

At such times as [_______________] is no longer the Servicer of the [________] Mortgage Loans under the Agreement, the Monthly Remittance Advice also shall include: (i) the aggregate Excess Servicing Fee to be remitted to [___________________] on the Distribution Date, (ii) the aggregate Prepayment Penalties collected by the Servicer of such loans during the preceding calendar month, and (iii) a list of the Mortgage Loans for which Prepayment Penalties are being remitted (including with respect to each related Mortgage Loan, the loan number, borrower name and dollar amount of Prepayment Penalties collected for such Mortgage Loan).

                                    EXHIBIT R

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (the "Custodial Agreement"), dated as of September 1, 2000, by and among The Chase Manhattan Bank, a New York banking corporation having an address at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, not individually, but solely as trustee (the "Trustee"), DLJ Mortgage Capital, Inc., a Delaware corporation having an address at 277 Park Avenue, 9th Floor, New York, New York 10172 ("DLJMC"), and Bank One Trust Company, N.A., a national banking association having an address at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, as custodian (the "Custodian").

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, DLJ Mortgage Acceptance Corp. (the "Depositor") has agreed to transfer certain conventional fixed-rate mortgage loans and conventional adjustable-rate mortgage loans (together, the "Mortgage Loans") to the Trust, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated September 1, 2000 among the Depositor, Wilshire Credit Corporation, as servicer, and The Chase Manhattan Bank, as trustee (the "Pooling and Servicing Agreement"); and

          WHEREAS, the Servicers are to service the Mortgage Loans pursuant to the terms and conditions of the Pooling and Servicing Agreement, and the Trustee will retain record title to the Mortgage Loans; and

          WHEREAS, the Custodian is a national banking association and is otherwise authorized to act as Custodian pursuant to this Custodial Agreement; and

          NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

          1. DEFINITIONS.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

          AGREEMENT: This Custodial Agreement and all amendments, attachments and supplements hereto.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or savings and loan institutions in the States of Illinois, California or Texas or the Commonwealth of Pennsylvania, is located are authorized or obligated by law or executive order to be closed.

          CLOSING DATE: September 29, 2000.

          CUSTODIAN: Bank One Trust Company, N.A., or its successor in interest or assigns, or any successor to the Custodian under this Custodial Agreement as herein provided.

          CUSTODIAL FILE: As to each Mortgage Loan, any mortgage loan documents which are delivered to the Custodian or which at any time come into the possession of the Custodian as set forth in Section 2 of this Custodial Agreement.

          DELIVERY DATE: The date which occurs five (5) Business Days prior to the Closing Date or such other date as mutually agreed upon by the Trustee, the Custodian and DLJMC.

          MORTGAGE LOAN: Each mortgage loan identified on the Mortgage Loan Schedule attached hereto as EXHIBIT 6, as such Mortgage Loan Schedule may be supplemented from time to time.

          SERVICER: Wilshire Credit Corporation, as Servicer under the Pooling and Servicing Agreement as therein provided or its successor in interest or assigns.

          TRUST RECEIPT: Either a Trust Receipt and Initial Certification or a Trust Receipt and Final Certification.

          TRUST RECEIPT AND INITIAL CERTIFICATION: A trust receipt and initial certification as to each Mortgage Loan, which Trust Receipt and Initial Certification is delivered to the Trustee by the Custodian in the form annexed hereto as EXHIBIT 1.

          TRUST RECEIPT AND FINAL CERTIFICATION: A trust receipt and final certification as to each Mortgage Loan, which Trust Receipt and Final Certification is delivered to the Trustee by the Custodian in the form annexed hereto as EXHIBIT 2.

          TRUSTEE: The Chase Manhattan Bank, as Trustee, or its successor in interest or assigns.

          2. DELIVERY OF CUSTODIAL FILES.

          The Trustee will deliver and release or cause to be delivered and released to the Custodian on the Delivery Date the following original documents pertaining to each of the Mortgage Loans identified in the related Mortgage Loan
Schedule:

               a.   the electronic Mortgage Loan Schedule;

               b. (A) the original Mortgage Note of the Mortgagor in the name of the Trustee or endorsed "Pay to the order of ________________ without recourse" and signed in the name of the last named endorsee by an authorized officer, together with all intervening endorsements showing a complete chain of endorsements from the originator of the related Mortgage Loan to the Trustee or (B) with respect to any Lost

                    Mortgage Note (as such term is defined in the Pooling and Servicing Agreement), a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

               c. the original Mortgage naming the Trustee as the "mortgagee" or "beneficiary" thereof, and bearing on the face thereof the address of the Trustee, or, if the Mortgage does not name the Trustee as the mortgagee/beneficiary, the Mortgage, together with an instrument of assignment assigning the Mortgage, individually or together with other Mortgages, to the Trustee and bearing on the face thereof the address of the Trustee, and, in either case, bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

               d. the original Assignment of Mortgage, in blank, which assignment appears to be in form and substance acceptable for recording and, in the event that the related Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]", and in the event that the Mortgage Loan was acquired or originated by the related Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name];

               e. the original of any intervening assignment of the Mortgage not included in (iv) above, including any warehousing assignment, with evidence of recording thereon (or, in lieu of the original of any such intervening assignment, a duplicate or conformed copy of such intervening assignment together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

               f. an original of any related security agreement (if such item is a document separate from the Mortgage) and the originals of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the Trustee;

               g. an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the Seller in blank;

               h. the originals of any assumption, modification, extension or guaranty agreement with evidence of recording thereon, if applicable (or, in lieu of the original of any such agreement, a duplicate or conformed copy of such agreement together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or a certification or receipt of the recording authority evidencing the same;

               i. if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and complete copy(ies)of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

               j. the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney's opinion of title and abstract of title);

               k. in the case of a Co-op Loan, the originals of the following documents or instruments:

                    (A) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by the related Seller;

                    (B) the stock certificate together with an undated stock power relating to such stock certificate executed in blank;

                    (C) the recognition agreement in substantially the same form as the standard "AZTECH" form; and

                    (D) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the related Seller to the Trustee in a form sufficient for filing; and

               l. such other documents that the Trustee may require from time to time, with notification to Custodian which Custodian has consented to review and that are in Custodian's possession.

          In the event that, pursuant to the Pooling and Servicing Agreement, an Officer's Certificate of a Servicer is delivered to the Trustee because of a delay caused by the public recording office in returning any recorded document, the Trustee shall deliver such Officer's Certificate to the Custodian.

          From time to time, the Trustee shall forward or shall cause to be forwarded to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the applicable Servicer, in accordance with the terms of the Pooling and Servicing Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

          As promptly as practicable subsequent to such transfer and assignment and delivery to it of each Assignment of Mortgage, and in any event, within thirty (30) days thereafter, the Custodian (provided, that DLJMC has previously executed an agreement for the recordations required by this paragraph) shall (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such Assignment of Mortgage to be completed in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the Assignments of Mortgages to the Trustee, except that, with respect to any Assignment of Mortgage as to which the Custodian has not received the information required to prepare such Assignment of Mortgage in recordable form, the Custodian's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Custodian need not cause to be recorded any Assignment of Mortgage which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the applicable Seller (at such Seller's expense) to the Trustee and delivered by the Trustee to the Custodian, acceptable to the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan. The Custodian shall maintain a copy of each such assignment in the Custodial File. DLJMC shall be responsible for the fees of the Custodian in connection with this paragraph.

          At least 24 hours prior to delivery of the Mortgage Loans, the Trustee will provide or cause to provide to the Custodian, via electronic transmission, a list of all the Mortgage Loans and their related data fields including loan ID, Mortgagor name, mortgaged property address, mortgage rate, maturity date, and original principal balance of each such Mortgage Loan. This data shall be delivered to the Custodian in an acceptable format that can be easily uploaded to the Custodian's system. A hard copy of the Mortgage Loan Schedule will be delivered to the Custodian at the time of delivery to the Custodian of such documents related to the Mortgage Loans identified in such Mortgage Loan Schedule.

          3. CUSTODIAN AS BAILEE.

          The Custodian hereby acknowledges that it is, and agrees to act as, bailee for the Trustee and is holding each Custodial File delivered to it in trust for the Trustee.

          4. TRUST RECEIPT AND INITIAL CERTIFICATION OF THE CUSTODIAN.

          i. No later than 1:00 p.m. Eastern Time on the Closing Date, the Custodian shall deliver to the Trustee a Trust Receipt and Initial Certification certifying, subject to any exceptions noted thereon, as to each Mortgage Loan on the Mortgage Loan Schedule, (i) receipt of the original Mortgage Note and Assignment of Mortgage and (ii) the Mortgage Note has been reviewed by the Custodian and appears regular on its face and relates to such Mortgage Loan.

          ii. Upon the written directions of the Trustee, and upon the prior tender by the Trustee of an applicable trust receipt or trust receipts (including any related Trust Receipt and Final Certification that has been issued), the Custodian shall deliver all or any portion of the related Custodial Files held by it pursuant to such Trust Receipt to the Trustee, or to such other party designated by such Trustee in such written direction, and to the place indicated in any such written direction from the Trustee. If such delivery is for less than all of the Custodial Files held by the Custodian with respect to such Trust Receipt (and a Trust Receipt and Final Certification has been issued), the Custodian shall deliver to the Trustee a new Trust Receipt and Final Certification with respect to the related Custodial Files retained by the Custodian. Each Trust Receipt (including any Trust Receipt and Final Certification) surrendered shall be canceled by the Custodian.

          5. OBLIGATIONS OF THE CUSTODIAN.

          With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Custodial Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Custodial File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Custodial File, or suitability of any Mortgage Loan unless specified otherwise in this Custodial Agreement. The Custodian shall promptly report to the Trustee any failure on its part to hold the Custodial Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

          6. FINAL CERTIFICATION.

     Not later than ninety (90) days following the Closing Date, the Custodian shall ascertain that all documents specified in Sections 2(i)-(xi) of this Custodial Agreement are in its possession, and shall deliver to the Trustee a Trust Receipt and Final Certification certifying, subject to any exceptions noted thereon that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to it pursuant to Sections 2(i)-(xi) of this Custodial Agreement are in its possession; (ii) such documents have been reviewed by it (including the information set forth in items
(l),(2),(3),(5),(l3) and (25) of the Mortgage Loan Schedule) and appear regular on their face and relate to such Mortgage Loan; (iii) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording in the jurisdiction in which recording is necessary; and
(iv) each Mortgage Note has been endorsed as provided in Section 2(ii) of this Custodial Agreement and each Mortgage has been assigned in accordance with
Section 2 (iv) and (v) of this Custodial Agreement.

          7. FUTURE DEFECTS.

     During the term of this Custodial Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Trustee.

          8. RELEASE FOR SERVICING.

          i. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby authorized, upon written receipt from the Trustee of a request for release of documents and receipt in the form annexed hereto as EXHIBIT 3, to release to the Trustee the related Custodial File or the documents set forth in such request and receipt to the Trustee. The Trustee promptly shall return to the Custodian the Custodial File or other such documents when the Trustee's need therefor no longer exists, unless the related Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Trustee to the Custodian in the form annexed hereto as
EXHIBIT 3, the Trustee's request and receipt submitted pursuant to the first sentence of this Section 8 shall be released by the Custodian to the Trustee.

          ii. DLJMC shall indemnify the Custodian and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Custodian as a result of the release of any Custodial Files to the Trustee; PROVIDED, HOWEVER, that DLJMC shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 8(b) shall survive the termination of this Custodial Agreement.

          9. LIMITATION ON RELEASE.

     The foregoing provision respecting release to the Trustee of the Custodial Files and documents by the Custodian upon request by the Trustee shall be operative only to the extent that at any time the Custodian shall not have released to the Trustee active Custodial Files or documents (including those requested) pertaining to more than 15 Mortgage Loans in the Mortgage Pool. Any additional Custodial Files or documents requested to be released by the Trustee may be released only upon written authorization of the Depositor. The limitations of this paragraph shall not apply to the release of Custodial Files to the Trustee under Section 10 below.

          10. RELEASE FOR PAYMENT.

          Upon receipt by the Custodian of the Trustee's request for release of documents and receipt in the form annexed hereto as EXHIBIT 3 (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Certificate Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodial File to the Trustee.

          11. FEES OF CUSTODIAN.

          The Custodian shall charge such fees for its services under this Custodial Agreement as are set forth in a separate agreement between the Custodian and DLJMC, the payment of which fees, together with the Custodian's expenses in connection herewith, shall be solely the obligation of DLJMC.

          12. REMOVAL OF CUSTODIAN.

          The Trustee or DLJMC with or without cause, may upon at least 60 days' notice remove and discharge the Custodian from the performance of its duties under this Custodial Agreement by written notice from the Trustee to the Custodian, with a copy to DLJMC. Having given notice of such removal, DLJMC, with the consent of the Trustee, promptly shall appoint a successor Custodian (which may be the Trustee or an affiliate of the Trustee) to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be delivered to the Trustee, with a copy to DLJMC and an original to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Custodial Agreement. In the event of any such appointments DLJMC shall be responsible for the fees and expenses of the existing and successor Custodian. If the Trustee removes the Custodian without cause, the Trustee shall be responsible for payment of all expenses incurred in the transmission of the Custodial Files to the successor Custodian and for all applicable release fees of the Custodian. If DLJMC removes the Custodian, DLJMC shall be responsible for payment of all expenses incurred in the transmission of the Custodial Files to the successor Custodian and for all applicable release fees of the Custodian.

          13. TRANSFER OF CUSTODIAL FILES.

          Upon written request of the Trustee, the Custodian shall release to such Persons as the Trustee shall designate the Custodial Files relating to such Mortgage Loans as the Trustee shall request.

          14. EXAMINATION OF CUSTODIAL FILES.

          Upon reasonable prior notice to the Custodian but not less than two
(2) Business Days notice, the Trustee and its agents, accountants, attorneys, auditors and designees will be permitted during normal business hours to examine the Custodial Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans. The Custodial Files shall be maintained at the Custodian's Texas facility located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062 or at such other location as the Custodian may designate in writing to the Trustee and DLJMC.

          15. INSURANCE OF CUSTODIAN.

          At its own expense, the Custodian shall maintain at all times during the existence of this Custodial Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Company's & Servicer's Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

          16. COUNTERPARTS.

          For the purpose of facilitating the execution of this Custodial Agreement as herein provided and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

          17. PERIODIC STATEMENTS.

          Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee at any other time, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or sold since the date of this Custodial Agreement.

          18. GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          19. COPIES OF MORTGAGE DOCUMENTS.

          Upon the request of the Trustee, acting solely at the direction of a Servicer or a Certificateholder, and at the cost and expense of DLJMC, the Custodian shall provide the Trustee with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage and other documents relating to one or more of the Mortgage Loans.

          20. NO ADVERSE INTEREST OF CUSTODIAN.

          By execution of this Custodial Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof

          21. TERMINATION BY CUSTODIAN.

          The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days' prior written notice to DLJMC and the Trustee. In the event of such termination, the Trustee shall appoint a successor Custodian. The payment of such successor Custodian's fees and expenses shall be solely the responsibility of DLJMC. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Custodial Agreement.

          22. TERM OF AGREEMENT.

          Unless terminated pursuant to Section 12 or Section 21 hereof, this Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

          23. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the addresses shown on the first page hereof, and in the case of the Trustee, to the attention of CMFS: DLJ 2000-S4, in the case of DLJMC, to the attention Helaine Hebble, and in the case of the

Custodian, to the attention of Bank One Trust Company, N.A., 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attn: Document Custodian, or at such other addresses as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          24. SUCCESSORS AND ASSIGNS.

          The Custodian may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate; however, Custodian agrees to notify Trustee and DLJMC of any such assignment. Affiliate is defined as any entity that directly or indirectly is under common control with Custodian, or is under contract to be under common control with Custodian, and shall include a subsidiary or parent company of Custodian.

          This Custodial Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any person into which the Custodian may be merged or converted or with which the Custodian may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary herein notwithstanding. Any assignee shall forward a list of authorized representatives to each party to this Custodial Agreement pursuant to Section 28 of this Custodial Agreement.

          25. INDEMNIFICATION OF CUSTODIAN.

          Neither the Custodian nor any of its directors, affiliates, officers, agents, or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodial Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. In no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

          DLJMC agrees to indemnify, from DLJMC's own funds, and hold the Custodian and its directors, affiliates, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, affiliates, officers, agents, or employees. The indemnification set forth in this section shall survive any termination of this Custodial Agreement and the termination or removal of the Custodian.

     The Custodian agrees to indemnify, from the Custodian's own funds, and hold the Trustee and its directors, affiliates, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder, unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Trustee because of the breach by the Trustee of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct on the part of the Trustee or any of its directors, affiliates, officers, agents, or employees. The indemnification set forth in this section shall survive any termination of this Custodial Agreement and the termination or removal of the Trustee.

          26. RELIANCE OF CUSTODIAN.

          In the absence of gross negligence or bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any data communications, magnetic tape, request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms PRIMA FACIE to the requirements of this Custodial Agreement.

          27. TRANSMISSION OF CUSTODIAL FILES.

          Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Trustee to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Trustee will arrange for the provision of such services at the reasonable cost and expense of DLJMC (or, at the Custodian's option, DLJMC shall reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as DLJMC deems appropriate. Without limiting the generality of the provisions of Section 25 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, DLJMC and the Trustee arising out of actions of the Custodian consistent with instructions of DLJMC and the Trustee.

          28. AUTHORIZED REPRESENTATIVES.

          Each individual designated as an authorized representative of DLJMC and the Trustee, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of DLJMC or the Trustee, as the case may be, and the specimen signature for each such Authorized Representative of DLJMC and each such Authorized Representative of the Trustee, initially authorized hereunder, is set forth on EXHIBIT 4 and
EXHIBIT 5 hereof, respectively. From time to time, DLJMC and the Trustee may, by delivering to each other and to the Custodian a revised exhibit, change the information previously given pursuant to this Section 28, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

          29. REPRODUCTION OF DOCUMENTS.

          This Custodial Agreement and all documents relating thereto except with respect to the Custodial File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          30. FORCE MAJEURE.

          The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations adopted after the date of this Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature to the foregoing.

          31. LIMITATIONS ON THE RESPONSIBILITIES OF THE CUSTODIAN.

               a. The Custodian shall be under no duty or obligation to inspect, review or examine the Custodial Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

               b. The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

               c. The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in any Custodial File.

               d. Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this Agreement only as long as the Custodian shall have been provided a copy of any such document or agreement.

               e. The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

               f. Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, OTHER ----- THAN (i) any jurisdiction where any Custodial File is or may be held by ---- the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

               g. The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance therewith.

               h. No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

               i. The Custodian shall have no duty to ascertain whether or not each amount or payment has been received by the Trustee, DLJMC or any third person.

          32. BINDING ARBITRATION.

          Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, CLAIM or controversy arising out of, connected with or relating to this Agreement ("Disputes"), between or among parties hereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation tort claims, counterclaims, claims brought as class actions or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in New York, New York. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $ 1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.

          IN WITNESS WHEREOF, DLJMC, the Trustee and the Custodian have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

                                        THE CHASE MANHATTAN BANK,

                                        not in its individual capacity but
                                        solely as Trustee for the DLJ Mortgage
                                        Pass-Through Certificates, Series
                                        2000-S4


                                        By:_______________________________
                                           Name:
                                           Title:


                                        DLJ MORTGAGE CAPITAL, INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        BANK ONE TRUST COMPANY, N.A.,
                                           as Custodian


                                        By:_______________________________
                                           Name:
                                           Title:

                                    EXHIBIT S

                      FORM OF CERTIFICATE INSURANCE POLICY



OBLIGATIONS:     DLJ Mortgage Acceptance Corp.            POLICY NUMBER:  33246
                 DLJ Mortgage Pass-Through Certificates, Series 2000-S4
                 $57,301,651 Class II-A-1 Certificates,
                 $38,506,827 Class III-A-1 Certificates,
                 Class II-A-2 Certificates and Class III-A-2 Certificates

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by The Chase Manhattan Bank, or its successors, as trustee for the Owners (the "Trustee"), on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. This Policy does not provide credit enhancement for any Class of Certificates other than the Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMICs or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     Subject to the terms of the Agreement, the Insurer will be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under this Policy.

     As used herein, the following terms shall have the following meanings:

     "AGREEMENT" means the Pooling and Servicing Agreement dated as of September 1, 2000 among Wilshire Credit Corporation, as Servicer, DLJ Mortgage Capital, Inc., as Seller, DLJ Mortgage Acceptance Corp., as Depositor, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

     "BUSINESS DAY" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City, or in the city in which the Corporate Trust Office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

     "DEFICIENCY AMOUNT" means (i) with respect to any Distribution Date, the amount, if any, by which the Available Funds for the related loan group is less than (A) the current interest allocable to the related Obligations, minus (B) the pro rata portion of any Net Interest Shortfalls allocable to the related Obligations based on the current interest due on such Distribution Date and (ii) to the extent unpaid on the Last Scheduled Distribution Date, after taking into account all distributions to be made on the related Obligations for such Distribution Date, any remaining Class Principal Balance of the related Obligations.

     "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

     "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "OWNER" means each Certificateholder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Obligation to payment thereunder.

     "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 29th day of September, 2000.

                                              MBIA INSURANCE CORPORATION


                                                 By___________________________
                                                     President


                                                 Attest:


                                                 By___________________________
                                                     Assistant Secretary

                                    EXHIBIT A

                        TO CERTIFICATE GUARANTY INSURANCE
                              POLICY NUMBER: 33246

                        NOTICE UNDER CERTIFICATE GUARANTY
                         INSURANCE POLICY NUMBER: 33246


State Street Bank and Trust Company, N.A., as Fiscal Agent
   for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention: Municipal Registrar and
   Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504


     The undersigned, a duly authorized officer of [NAME OF TRUSTEE], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number: 33246 (the "Policy") issued by the Insurer in respect of the DLJ Mortgage Acceptance Corp. DLJ Mortgage Pass-Through Certificates, Series 2000-S4 $57,301,561 Class II-A-1 Certificates, $38,506,827 Class III-A-1 Certificates, Class II-A-2 Certificates and Class III-A-2 Certificates (the "Obligations"), that:


     (a) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of September 1, 2000 among Wilshire Credit Corporation, as Servicer, DLJ Mortgage Capital Inc., as Seller, DLJ Mortgage Acceptance Corp., as Depositor, and the Trustee, as trustee for the Owners;


     (b) the amount due under clause (i) of the definition of Deficiency Amount
     for the Distribution Date occurring on [   ] (the "Applicable Distribution
     Date") is $[     ];


     (c) the amount due under clause (ii) of the definition of Deficiency Amount
     for the Applicable Distribution Date is $[    ];


     (d) the sum of the amounts listed in paragraphs (b) and (c) above is $[   ]
     (the "Deficiency Amount");

     (e) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a
     court having competent jurisdiction is $[    ] (the "Preference Amount");

     (f) the total Insured Payment due is $[     ], which amount equals the sum
     of the Deficiency Amount and the Preference Amount;

     (g) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (e) above to be applied to the payment of any Preference Amount; and

     (h) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [TRUSTEE'S ACCOUNT NUMBER].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.


     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the [_____] day of [_________________], [_____].



                                        [NAME OF TRUSTEE], as Trustee


                                        By __________________________________
                                        Title _______________________________

                                   EXHIBIT T

                         MORTGAGE POOL INSURANCE POLICY

RADIAN INSURANCE INC.
1601 MARKET STREET - PHILADELPHIA, PA 19103 - (215) 564-6600

SECOND MORTGAGE POOL INSURANCE POLICY

RADIAN INSURANCE INC., a Pennsylvania corporation, (a stock insurance company herein called the "Company") agrees to pay to the Insured identified below, in consideration of the premium paid or to be paid as specified herein, the Loss sustained by reason of the default in payments by a Borrower on any Loan insured under this Policy and listed in the attached Schedule, subject to the terms and conditions contained herein.


--------------------------------------------------------------------------------
INSURED:

The Chase Manhattan Bank, as trustee (the "Trustee") under a Pooling and Servicing Agreement dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), among DLJ Mortgage Acceptance Corp., as depositor, Wilshire Credit Corporation, as servicer, and the Trustee, providing for the issuance of DLJ Mortgage Acceptance Corp., DLJ Mortgage Pass-Through Certificates, Series 2000-S4 (the "Security"), through its agent Chase Manhattan Trust Co., at its Pennsylvania office located at 1650 Market Street, Suite 5210, Philadelphia, PA 19103.
================================================================================

                                 INSURED'S                    EFFECTIVE
POLICY NUMBER              IDENTIFICATION NUMBER            DATE OF POLICY

00-108056                       10985-A23                 September  29,2000

--------------------------------------------------------------------------------

PREMIUM RATE ANDPAYMENT DATE(S):   $169,358.57 payable on the Effective Date and
                                   thereafter 1/12 of 0.96% of the Total
                                   Amortized Insured Loan Amounts with respect to each Distribution Date, payable on such Distribution Date by wire transfer of funds to an account designated by the Company.


DISTRIBUTION DATE:                 The 25th of each month or if such day is not
                                   a business day, the first business day
                                   thereafter, commencing in October 2000.

TOTAL INSURED LOAN AMOUNTS:        $211,698,223 as of the Cut-off Date.

AGGREGATE LOSS PERCENTAGE:         10%.

MAXIMUM AGGREGATE LIABILITY:       $21,169,822.

CUT-OFF DATE:                      September 1, 2000.

--------------------------------------------------------------------------------

                              TERMS AND CONDITIONS


          33. Definitions


               a. BORROWER means any Person legally obligated to repay the debt obligation created by a Loan, including any co-borrower, co-signer, co-obligor, or guarantor of the Loan.


               b. CLAIM means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.


               c.   CLAIM AMOUNT means the amount calculated in accordance with
                    Section 6.2 of this Policy.


               d. COMBINED LOAN-TO-VALUE means that ratio, expressed as a percentage, equal to:


          i.   the sum of


               (1) the outstanding principal balance of the Loan as of the date the Loan was Consummated and

               (2) at the Insured's election, either (a) the initial principal balance of the loan secured by the First Deed of Trust or
                    (b) the outstanding principal balance, as of the date the Loan was Consummated, of the loan secured by the First Deed of Trust;


                divided by


          ii.  the Fair Market Value of the Property.

               e. CONSUMMATED means the date on which the loan was closed and all loan documents were executed.

               f. DEFAULT means the failure by a Borrower (a) to pay when due a scheduled periodic payment due under the terms of a Loan, or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property, or (c) to pay when due a scheduled periodic payment under the First Deed of Trust.

          A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled periodic payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan or the installment due date for which a scheduled periodic payment has not been made under the First Deed of Trust. The Loan will be considered to remain in Default until filing of a Claim so long as such scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration exists for a continuous period of four (4) months.

               g. ELIGIBILITY CRITERIA means the requirements established in the underwriting guidelines of the originator of the Loan and as set forth in the representations with respect to a Loan in the Pooling and Servicing Agreement.

               h. ELIGIBLE NOTE means the written evidence of indebtedness, unless otherwise amended or limited by the Eligibility
                    Criteria:

          i. under which the Borrower is obligated to repay principal and interest on a Loan;

          ii.  with an initial term of at least twelve (12) months;

          iii. secured by a Second Deed of Trust; and

          iv. containing therein or in the Second Deed of Trust, where permitted by law,


               (1) a clause providing for the acceleration of maturity, at the option of the holder, upon a Default,

               (2)  a due-on-sale clause,

               (3) a clause permitting the Insured to make payments on any lien or other encumbrance which is in default and which has priority over any Second Deed of Trust,

               (4) a clause providing that the Borrower agrees not to take additional advances under any loan secured by a lien or other encumbrance with priority over the Second Deed of Trust,

               (5)  a waiver of the Borrower's homestead exemption, and

               (6) clause providing that any default of the scheduled periodic payment under the First Deed of Trust is considered to be a default under the Loan.

               i. FAIR MARKET VALUE means the appraised value of the Property, or other acceptable evidence of value of the Property, as of the date of Consummation; provided that, if the Loan is for the purpose of purchasing the Property, the Fair Market Value shall be the lesser of the sales price or the appraised value as of the date of Consummation.

               j. FIRST DEED OF TRUST means a mortgage, deed of trust, or other instrument which:

          i. constitutes or is equivalent to a first lien or encumbrance on the Property, subject only to the Permitted Encumbrances, and

          ii. will allow the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon default thereunder or under the loan secured thereby and thereby acquire title to the Property, subject only to the Permitted Encumbrances.

               k. FRAUD LOSS means a Loss by reason of fraud, dishonesty or misrepresentation in connection with the origination of any Loan.

               l. INSURED means the Person designated on the face of this Policy.

               m. INSURED LOAN AMOUNT means the unpaid principal balance of the Loan on the Cut-off Date as set forth on the attached Schedule or in the case of a substituted Loan on the date of substitution.

               n. LOAN means a disbursement of proceeds or advance of credit by the Insured to or for the benefit of a Borrower who promises to repay the principal amount of such disbursement, or any future disbursement, plus interest, if any, at a stated annual rate over time, which is evidenced, in any event, by an Eligible Note secured by a Second Deed of Trust, and which is listed on the attached Schedule or substituted therefor with the Company's written approval and to which coverage under this Policy has been extended.

               o. LOAN FILE means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Loan File Documents.

               p. LOAN FILE DOCUMENTS mean the following to the extent available to the Insured or the Servicer:

          i. the original Loan application, dated and signed by the Borrower,

          ii. the original credit bureau report on the Borrower obtained in the Loan application process and any updated credit bureau reports on the Borrower obtained by the Insured,

          iii. the original verification of the Borrower's income obtained in the Loan application process,

          iv. the original evidence of Property improvements to be completed, if applicable, which was obtained before or at the time the Loan was Consummated, and the original applicable completion certificates signed by the Borrower,

          v. a copy of the tax assessment, warranty deed or recorded land contract for sale, if applicable, obtained before or at the time the Loan was Consummated,

          vi. the original Eligible Note,

          vii. the original, recorded Second Deed of Trust,

          viii. the original loan history record, maintained by the Insured in its normal course of business, of payments made on the Loan,

          ix. the original documentary evidence of the Insured's efforts to effect a cure of any Default and to collect the Loan,

          x. the original appraisal, or other acceptable evidence of value of the Property approved by the Company,

          xi. the original documentary evidence obtained by the Insured, before or at the time the Loan was Consummated, that the Combined Loan-to-Value did not exceed the percentage as set forth in the Eligibility Criteria which is applicable to the Loan,

          xii. the original Regulation Z disclosure statement,

          xiii. the original documentary evidence (such as canceled checks) that any debts to be paid with the Loan proceeds were paid directly by the Insured, and

          xiv. the original documentary evidence of the normal and customary title search obtained by the Insured showing that the Loan was, or was to be immediately after the Loan was Consummated, secured by a mortgage, deed of trust, or other instrument which constituted or was equivalent to a Second Deed of Trust.

               q. LOSS means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

               r. MAXIMUM AGGREGATE LIABILITY means the Aggregate Loss Percentage of the Total Insured Loan Amounts. The Maximum Aggregate Liability shall not be increased by, nor shall the Insured otherwise receive any credit for, any recoveries by the Company from any Borrower or any other Person or in any other respect in connection with the Loan or in connection with any payment made by the Company under this Policy.

               s. PERFECTED CLAIM means a Claim received by the Company which contains all information and proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

               t. PERMITTED ENCUMBRANCES means only the following liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption:

          i. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

          ii. Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

          iii. Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

               u. PERSON means any individual, corporation, partnership, association or other entity.

               v. PHYSICAL DAMAGE means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any environmental condition including contamination by toxic or hazardous waste, chemical or other substances.

               w. POLICY means this contract of insurance and all commitments, applications, endorsements and schedules, which are incorporated in this Policy, related to Loans insured under this Policy.

               x. PROPERTY means a Residential real property and all improvements thereon which secure the Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or addition.

               y. RESIDENTIAL means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development, or manufactured housing which is considered real estate under local law.

               z. SECOND DEED OF TRUST means a mortgage, deed of trust, or other similar instrument which constitutes or is equivalent to a lien or encumbrance on the Property and which secures a Loan, subject only to the First Deed of Trust if applicable and the Permitted Encumbrances, and allows the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon Default thereunder or under the Loan secured thereby and thereby acquire title to the Property, subject only to the First Deed of Trust and the Permitted Encumbrances.

               aa. SERVICER means that Person acting on behalf of the owner of a Loan (or on behalf of the owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the owner of the Loan (and the owner's designee, if any) and will bind the owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will be treated by the Insurer as referring to the Insured's obligations and will have the same consequence as failure by the owner or its designee to perform such obligations.

               bb. TOTAL AMORTIZED INSURED LOAN AMOUNTS means the sum of the unpaid principal balances of the Loans, outstanding at the beginning of the month.

               cc. TOTAL INSURED LOAN AMOUNTS means the sum of the Insured Loan Amounts of all the Loans.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.


          34.  Obtaining Coverage and Payment of Premiums


               a. COVERAGE - The Effective Date of this Policy shall be the date specified on the face hereof. The Policy is non-cancelable other than as set forth in Section 2.2, and the Policy shall continue in force until (1) each Loan has either been paid in full, is no longer represented by the Security, or is otherwise liquidated, or (2) the Security is redeemed or the Pooling and Servicing Agreement is terminated.


               b.   PREMIUM


          The premium for the Policy shall be paid in the manner and at the rate specified on the face hereof. Failure to pay any installment of the premium within thirty (30) business days after receipt of notice from the Company that such installment is due and unpaid will terminate the liability of the Company with respect to the coverage contained in the Policy, which Policy shall be canceled. Within thirty (30) days after any such cancellation, the Insured may reinstate this Policy by paying any past due premium together with interest at the federal funds rate from the due date for such premium to the payment date. There shall be no refund of premium under this Policy. If the liability of the Company for all Losses under the Policy reaches the Maximum Aggregate Liability, the total premium under the Policy is due and shall remain due; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face hereof.

          35.  Changes in Various Loan Terms

               a. LOAN MODIFICATIONS - Unless advance written approval is provided by, or obtained from, the Company, the Insured or the Servicer may not make any modification that would change the interest rate, forgive the payment of any principal or interest (except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Loan), or extend the final maturity date of the Loan; nor make any change in the Property or other collateral securing the Loan that materially and adversely affects the Company; nor release the Borrower from liability on a Loan; nor consent to any subordination of the Second Deed of Trust that was not in effect when the Loan was Consummated.

               b. OPEN-END PROVISIONS - The Insured or the Servicer may not increase the principal balance of a Loan, unless the written approval of the Company has been obtained.

               c. ASSUMPTIONS - If a Loan is assumed with the Insured's approval, the Company's liability for coverage will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption.

               d. LOAN ASSIGNMENT - The sale, assignment or transfer of a Loan by the Insured shall terminate coverage of the Loan hereunder.

          36.  Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover any Claim described below; provided that as to any of the conditions described in this Section 4 that may give rise to an exclusion from coverage, such condition must have (a) materially contributed to the Default resulting in such Claim or (b) materially increased the amount of the Loss; provided further, that if the amount by which the Loss increased as a result of such condition can be reasonably determined, the Claim will not be excluded but the Loss will be reduced to the extent of such amount:

          a. EFFECTIVE DATE - Any Claim resulting from a Default of one (1) month or more existing as of the first day of the month in which the Effective Date occurs which has not been cured, or occurring after cancellation of this Policy.

          b. NEGLIGENCE - Any Claim where there was negligence by the Insured, the Servicer or any other Person with respect to the Loan.

          c. NON-APPROVED SERVICER - Any Claim occurring when, at time of Default or thereafter, the Servicer is not (a) the Servicer on the Effective Date or (b) is not approved in writing by the Company.

          d. PHYSICAL DAMAGE - Any Claim where, at any time after the Effective Date, Physical Damage to a Property (other than reasonable wear and tear) occurs or manifests itself. This exclusion will apply only if such Physical Damage occurred or manifests itself prior to the Claim and was the primary cause of the Claim.

          e. SECOND LIEN STATUS - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and Insured hereunder does not provide the Insured with a Second Deed of Trust.

          f. FUTURE ADVANCES - Any Claim, if the First Deed of Trust allows for future advances and if such advances are actually made, after the date the loan was Consummated.

          g. BREACH OF THE INSURED'S OBLIGATIONS OR FAILURE TO COMPLY WITH TERMS - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law.

          h. BORROWER DEFENSES - Any Claim if, under applicable law, the Borrower did successfully assert or may have successfully asserted any defense against the Insured so as to release in whole or in part the Borrower's obligation to repay the Loan, provided, however, that this exclusion shall only apply to the extent and amount of such release.

          i. FAILURE TO PROVIDE LOAN FILE - Any Claim if the Insured does not provide or cause to be provided the Company with the Loan File upon the Company's request therefor.

          j. FRAUD - The Company waives its right to deny or adjust a claim under this Policy by reason of a Fraud Loss, except that such waiver shall have no force and effect to the extent that aggregate payments by the Company in respect of Fraud Losses would exceed (a) during the first year after the Cut-off Date, an amount equal to 3.0% of the Total Amortized Insured Loan Amounts, minus the Company's actual Fraud Loss payments since the Cut-off Date, (b) during the period from the first anniversary of the Cut-off Date through the second anniversary of the Cut-off Date, an amount equal to the lesser of (i) 2.0% of the Total Amortized Insured Loan Amounts and (ii) the amount determined in (a) as of the end of the first year after the Cut-off Date, minus the Company's actual Fraud Loss payments since the first anniversary of the Cut-off Date, and (c) during the period from the second anniversary of the Cut-off Date through the fifth anniversary of the Cut-off Date, an amount equal to the lesser of (i) 1.0% of the Total Amortized Insured Loan Amounts and (ii) the amount determined in (b) as of the end of the second year after the Cut-off Date, minus the Company's actual Fraud Loss payments since the second anniversary of the Cut-off Date. Any Fraud Losses in excess of the applicable limitations or any Fraud Losses occurring more than five years after the Cut-off Date shall not be covered by this Policy.

     37.  Conditions Precedent to Payment of Claim

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

          a. NOTICE OF DEFAULT - The Servicer must give the Company written notice within fifteen (15) days after either the end of each calendar month or such other day of the month agreed to by the Company and the Insured, of:

          (1) Each Loan on which the Borrower has become two (2) months in Default on the Loan during the period covered by such notice; or

          (2) Each Loan on which any proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started during the period covered by such notice, by either the insured or the holder (owner) of the first mortgage lien on the Property.

               b. MONTHLY REPORTS - Following a notice of Default on the Loan, the Servicer must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports must continue until the Borrower is no longer in Default, any proceedings terminate, or until the Company has settled a Claim with respect to such Loan.

               c. COMPANY'S OPTION TO ACCELERATE FILING OF A CLAIM - If the Company so directs, at any time after receiving notice of Default, the Servicer must file a Claim within thirty (30) days after notice from the Company. The Company will then make a payment of Loss in accordance with Section 6.3.

               d.   MITIGATION OF DAMAGES - The Insured or the Servicer must:

          i. Actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Servicer to obtain a cure of the Default, collect amounts due under the Loan and inspect and appraise the Property,

          ii. Without limiting the foregoing, asserting its rights in any bankruptcy or similar state proceeding, including filing a proof of claim, filing a responsive pleading, and otherwise taking appropriate steps to protect its interest, whether a priority interest or not, to any potential excess proceeds in any foreclosure or similar action involving the Property, and

          iii. In the event the Insured acquires the Property, use good faith efforts to timely dispose of the Property at the then fair market value of the Property.

          To the extent the Company and the Servicer agree on a loss mitigation strategy, compliance with such strategy shall be deemed to be in compliance with this paragraph 5.4.

               e. CLAIM INFORMATION AND OTHER REQUIREMENTS - At the time of filing of the Claim, the Servicer must provide or cause to be provided the Company with:

          i. All information reasonably requested by the Company, including, but not limited to, the Loan File;

          ii. A completed form furnished by or reasonably acceptable to the Company for payment of a Claim; and

          iii. An assignment, containing customary representations and warranties, duly and properly executed and in recordable form, of all the Insured's ownership right, title and interest in and to

               (1)  the Loan,

               (2)  the Eligible Note, properly endorsed in blank, and

               (3) the originals (or in the case of recorded documents which have not been returned by the recording office, certified copies) of any and all documents executed and delivered by or to the Borrower or by any holder of such Loan including,

                    (a)  any Second Deed of Trust, and

                    (b) any policies of title insurance, letter reports of title, or opinions of title and surveys.

          The obligation of the Insured to provide the Company with information reasonably requested by the Company shall continue until payment of the Claim. Upon assignment of the Second Deed of Trust to the Company, the Insured shall notify the Borrower of any change in the servicer for which the Insured has received notice.

               f. COLLECTION ASSISTANCE - The Servicer shall permit the Company to cooperatively assist the Servicer in the collection of moneys due under the Loan, to the extent permitted by law, including obtaining information from the Borrower, and attempting to develop payment schedules acceptable to the Servicer.

          38.  Loss Payment Procedure

               a. FILING OF CLAIM - The Servicer must file a Claim within thirty (30) days after the Loan becomes six (6) months in Default or within the thirty (30) day period specified in
                    Section 5.3 (Company's Option to Accelerate Filing of a Claim), unless a written extension has been granted by the Company. At the Servicer's option, the Servicer may file a Claim at any time after the Loan becomes four (4) months in Default. If the Servicer fails to file a Claim within the applicable time, such failure shall be deemed to have been an election by the Servicer to waive any right to any benefit under this Policy with respect to such Loan.

               b. CALCULATION OF CLAIM AMOUNT - The Claim Amount shall be an amount equal to the lesser of:

          i. the sum of one hundred and ten percent (110%) of the unpaid principal balance (such unpaid principal balance not to exceed the Insured Loan Amount, as such balance has been reduced in any insolvency proceeding, and subject to Sections 3.1 and 3.2) due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances or

          ii. the sum of one hundred percent (100%) of the unpaid principal balance (such unpaid principal balance not to exceed the Insured Loan Amount, as such balance has been reduced in any insolvency proceeding and subject to Sections 3.1 and 3.2) due under the Loan as of the date of Default, plus the amount of the accumulated delinquent interest computed to the date of Claim payment at the Loan rate of interest, plus foreclosure costs, including court costs and reasonable attorneys' fees, paid by the Insured.

               c. PAYMENT OF LOSS - Whenever a Loss becomes payable, the Company shall pay to the Insured, within sixty (60) days after the Claim has been filed in accordance with Section
                    5.3 (Company's Option to Accelerate Filing of a Claim) or
                    Section 6.1 (Filing of Claim) the Claim Amount less any payments previously made by the Company with respect to that Loan; provided, however, that on or after the date on which the aggregate Losses paid by the Company under this Policy is an amount equal to the Maximum Aggregate Liability, the liability of the Company to pay any additional Losses under this Policy ceases, notwithstanding the payment of additional premium due under the Policy.

               d. DISCHARGE OF OBLIGATION - Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

          39. Additional Conditions


               a. PROCEEDINGS OF EMINENT DOMAIN - In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured or the Servicer must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

               b. SUBROGATION - To the extent that the Company is entitled under applicable law to pursue an action on the Eligible Note, the Company will be subrogated, upon payment of the Loss, in the amount thereof to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers, including, but not limited to, an assignment of the Eligible Note and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

               c. POLICY FOR EXCLUSIVE BENEFIT OF INSURED - The coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and its successors and assigns pursuant to the Pooling and Servicing Agreement, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy.

               d. ARBITRATION OF DISPUTES; SUITS AND ACTIONS BROUGHT BY THE INSURED

          i. Unless prohibited by applicable law, or otherwise mutually agreed by the Company and Insured, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

          ii. The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

          iii. No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy. A suit or action against the Company must be commenced within three (3) years after the Loss can be determined unless otherwise required by applicable law.

          iv. If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

               e. RELEASE OF BORROWER - The execution of a release or waiver by the Insured or the Servicer of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation to the extent and amount of said release.

               f. AMENDMENTS; NO WAIVER; RIGHTS AND REMEDIES; USE OF TERM "INCLUDING"

          i. No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

          ii. No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

          iii. As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

               g. NO AGENCY - Neither the Insured, nor any Servicer, nor any of their employees or agents, will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents (including any Person underwriting the Loan on behalf of the Insured), will be deemed for any reason to be agents of any Insured or Servicer.

               h. SUCCESSORS AND ASSIGNS - This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

               i. APPLICABLE LAW AND CONFORMITY TO LAW - All matters under this Policy will be governed by and construed in accordance with the laws of Pennsylvania, without regard to any provisions for conflict of laws.

               j. NOTICE - All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at 1601 Market Street, Philadelphia, PA 19103. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

          All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.


               k. REPORTS AND EXAMINATIONS - The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan. Without limiting the foregoing, the Insured shall provide the Company from time to time with the principal balances and other information necessary for the Company to confirm the premiums for this Policy.


               l. ELECTRONIC MEDIA - The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

               m. DUTY OF COOPERATION - Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate, the Company's remedy shall be to reduce the Loss by the estimated extent of such prejudice.

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers.


                                            RADIAN INSURANCE INC.


                                            ________________________________
                                            Senior Vice President


                                            ________________________________
                                            Secretary

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                            (Available Upon Request)

                                   SCHEDULE II

                     SELLER'S REPRESENTATIONS AND WARRANTIES

     (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

     (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

     (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicer and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

     (vi) to the knowledge of the Seller, there are no actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement

                                  SCHEDULE III

             REPRESENTATIONS AND WARRANTIES FOR THE MORTGAGE LOANS



(1) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of Old Kent:


(a) MORTGAGE LOANS AS DESCRIBED.  The information set forth in the Mortgage Loan
Schedule is complete, true and correct;


(b) PAYMENTS CURRENT. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for more than 30 days more than once in the 12 months preceding the related Closing Date. The first and second Monthly Payments shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;


(c) NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for
(A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;


(d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;



                                      III-1

(e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-oft counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-oft counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(d) HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the required by Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;


(g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available


                                      III-2
for the Purchaser's inspection, and shall deliver to the Purchaser upon request, evidence of compliance with ail such requirements;


(h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(i) LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is (i) a mobile home or (ii) a manufactured dwelling unless such manufactured dwelling is
(x) permanently affixed to the Mortgaged Property, (y) considered real estate under applicable local law and (z) conforms to all Fannie Mae requirements. No portion of the Mortgaged Property is used for commercial purposes;


(j) VALID FIRST OR SECOND LIEN. The Mortgage is a valid, subsisting enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:


(1) the lien of current real property taxes and assessments not yet due and payable;


(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;


(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and


(4) with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.



                                      III-3

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;


(k) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;


(1) FULL DISBURSEMENT OF PROCEEDS. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(m) OWNERSHIP. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;


(n) DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;


                                      III-4

(o) LTV, PRIMARY MORTGAGE INSURANCE POLICY. The Mortgage Loan has an LTV equal to ________%;


(p) TITLE INSURANCE. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment,] subject only to the exceptions contained in clauses (1), (2), and (3), and with respect to each Second Lien Mortgage Loan clause (4), of paragraph (j) of this Subsection 8.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firth or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;


(q) NO DEFAULTS. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(r) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;


(s) LOCATION OF IMPROVEMENTS: NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on


                                      III-5
adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;


(t) ORIGINATION: PAYMENT TERMS. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is the fixed interest rate set forth in the Mortgage Note or is adjusted semi-annually or annually on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization. Unless the Mortgage Loan Schedule indicates such Mortgage Loan is a balloon loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest are subject to change due to adjustments to the Mortgage Interest Rate on each, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap;


(u) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the bolder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;


(v) CONFORMANCE WITH UNDERWRITING GUIDELINES. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as Exhibit 3 hereto. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;


(w) OCCUPANCY OF THE MORTGAGED PROPERTY. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(x) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;


                                      III-6

(y) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;


(z) ACCEPTABLE INVESTMENT. The Mortgagor is not in bankruptcy or insolvent and the Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;


(aa) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Purchaser or its Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with EXHIBIT 2, except for such documents the originals of which have been delivered to the Purchaser or its Custodian;


(bb) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;


(cc) DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;


(dd) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(ee) NO BUYDOWN PROVISIONS; NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;


(ff) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the


                                      III-7

Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;


(gg) MORTGAGED PROPERTY UNDAMAGED. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;


(hh) COLLECTION PRACTICES; ESCROW DEPOSITS; ADJUSTABLE RATE MORTGAGE LOAN ADJUSTMENTS. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;


(ii) APPRAISAL. The Seller has delivered to the Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Loan. The appraisal shall have been made within ninety (90) days of the origination of the Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice, any additional requirements set forth for appraisals in EXHIBIT 2 hereof, and all applicable Federal and state laws and regulations.


(jj) SOLDIERS' AND SAILORS' RELIEF ACT. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(kk) ENVIRONMENTAL MATTERS. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged


                                      III-8

Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;


(ll) NO CONSTRUCTION LOANS. No Mortgage Loan was made in connection with (i) facilitating the trade-in or exchange of a Mortgaged Property or (ii) the construction or rehabilitation of a Mortgaged Property unless (a) the Mortgage Loan was identified as a construction-to-permanent mortgage loan on the Mortgage Loan Schedule and (b) the Mortgage Loan has been fully disbursed, all construction work is complete and a completion certificate has been issued;


(mm) NO DENIAL OF INSURANCE. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;


(nn) REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;


(oo) MORTGAGOR ACKNOWLEDGMENT. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;


(pp) RIEGLE ACT. None of the Mortgage Loans are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994;


(qq) TEXAS HOME EQUITY LOANS. With respect to any Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing,


(1) all fees paid by the owner of the Mortgaged Property or such owner's spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan;


(2) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company;



                                      III-9

(3) the Mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area;


(4) the owner of the Mortgaged Property was not required to apply the proceeds of the Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the Mortgagee;


(5) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and


(6) if discussions between the Mortgagee and the Borrower were conducted primarily in a language other than English, the Mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by
Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted.

All notices,  acknowledgments and disclosure  statements required by Section 50,
Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.


(rr) INSURANCE. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;


(ss) SIMPLE INTEREST MORTGAGE LOANS. None of the Mortgage Loans are simple interest Mortgage Loans;


(tt) PREPAYMENT FEE. With respect to each Mortgage Loan that has a Prepayment Fee feature, each such Prepayment Fee is enforceable and will be enforced by the Seller for the benefit of DLJ, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such Prepayment Fee is in an amount equal to the maximum amount permitted under applicable law;


(uu) TAX SERVICE. The Seller shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably accepted to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser;


(vv) FLOOD CERTIFICATION CONTRACT. The Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the purchaser;


(ww) CLTV: EQUITY LTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an Equity LTV in excess of 125%; and



                                     III-10

(xx) CONSENT. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.


(2) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of First Horizon Home Loan Corporation:


(a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;


(b) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a Co- op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(c) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(d) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


(e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration


                                     III-11
or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;


(g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing,


                                     III-12
heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(m) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title


                                     III-13
to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;


(n) Each first lien Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(p) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;



                                     III-14

(q) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(r) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


(s) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(t) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(u) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(v) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;



                                     III-15

(w) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;


(x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(z) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;


(aa) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(bb) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note, other than a Mortgage Note related to a Balloon Loan, requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(cc)     (intentionally left blank)


(dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(ee) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a


                                     III-16
single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;


(ff) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan;


(gg) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(hh) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(ii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(jj) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(kk) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(ll) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(mm) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;


(nn) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;



                                     III-17

(oo) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(pp) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(qq) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(rr) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(ss) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(tt) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under,


                                     III-18
and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;


(uu) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(vv) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(ww) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


(xx) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(yy) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(zz) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


(aaa) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;


(bbb) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;


(ccc) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;


(ddd) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;



                                     III-19

(eee) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(fff) No second lien Mortgage Loan is a "home equity line of credit";


(ggg) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;


(hhh) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured; and


(iii) No First Lien provides for negative amortization.


(3) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of North American Mortgage Company



(a) The information for such Mortgage Loan set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the related Cut-Off Date;


(b) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject only to those items listed in (k) below. With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(c) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject only to those items listed in (k) below. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(d) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


                                     III-20

(e) There are no defaults by the Mortgagor in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or sent for recording to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;


(g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the person which originated such Mortgage Loan and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(i) Any and all applicable requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


                                     III-21

(j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, in either case including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place by the Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the Seller's Underwriting Standards, and as to which a completed FNMA form 442 has been delivered to the Purchaser within ninety (90) days after the Closing Date, the proceeds of the Mortgage Loan


                                     III-22
have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(m) Immediately prior to the transfer and assignment contemplated herein, NAMCO holds all right, title and interest in and to each Mortgage Loan other than record ownership which is held by either North American or Dime. With respect to any Mortgage Loan as to which record ownership is held by Dime, the Seller shall cause Dime to take all actions necessary to transfer record ownership to the Purchaser or its designee, and immediately upon the transfer and assignment of such Mortgage Loan as contemplated herein, the Purchaser will have good legal title to and will be the sole legal owner of each Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Immediately prior to the transfer and assignment to the Purchaser or its designee on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment or pledge. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Seller and the Purchaser;


(n) Each (1) Mortgage Loan, other than a Home Equity Loan or a Co-op Loan and
(2) Mortgage Loan, other than a Co-op Loan, that is a Home Equity Loan originated with a principal balance greater than $100,000 is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (b)(1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation


                                     III-23
or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(p) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;


(q) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the FNMA Guide and which have been noted on the appraisal or the title policy affirmatively insures against loss or damage by reason of any violation, variation or encroachment or adverse circumstance which is either disclosed or would have been disclosed by an accurate survey, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above or are acceptable under FNMA or FHLMC guidelines and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(r) The Mortgage Loan was originated by or for North American or Dime. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan unless otherwise negotiated by and agreed to by the Seller and the Purchaser. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. The Seller is currently selling loans to FNMA and/or FHLMC which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan currently bears interest at the Mortgage Interest Rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder. As to any Adjustable Rate Mortgage Loan, all adjustments to the Mortgage Interest Rate have been made in strict compliance with applicable state and federal law and the terms of the related Mortgage Note;


(s) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and to the best of the Seller's knowledge there are no such proceedings scheduled to commence at a future date;



                                     III-24

(t) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(u) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(v) The Servicing File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the originator of the Mortgage Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to FNMA or FHLMC and was made by a Qualified Appraiser;


(w) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or otherwise exempt from such qualification or licensing, or (4) not doing business in such state;


(x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(z) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, FNMA/FHLMC requirements relating to buydown loans;


(aa) The Mortgagor is not in bankruptcy or insolvent and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause


                                     III-25
investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(bb) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization;


(cc) Except for Mortgage Loans underwritten in accordance with a Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;


(dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(ee) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, or a non-warrantable condominium, or a manufactured home, if such manufactured home meets the FNMA and FHLMC manufactured housing guidelines, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes, except for incidental uses which are in accordance with FNMA or FHLMC guidelines;


(ff) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;


                                     III-26

(gg) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Dime and/or North American's underwriting guidelines;


(ii) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation, to the best of the Seller's knowledge, of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(jj) The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(ll) No action has been taken or failed to be taken by the Seller on or prior to the related Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller or for any other reason under such coverage;


(mm) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(nn) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related


                                     III-27
cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(oo) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to FNMA and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(pp) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(qq) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(rr) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(ss) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Mortgage File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise, except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; and (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease;


(tt) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(uu) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been


                                     III-28
replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(vv) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


(ww) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment and the other documents set forth in Exhibit A and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(xx) To the best of the Seller's knowledge, all information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(yy) To the best of the Seller's knowledge, there does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


(zz) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;


(aaa) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;


(bbb) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any intervening mortgage, lien, attachment, lis pendens or other encumbrance adversely affecting the priority of the Mortgage Loan or
(3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;


(ccc) With respect to any second lien Mortgage Loan, where required in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(ddd)    No second lien Mortgage Loan is a "home equity line of credit";


(eee) No Mortgage Loan had a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio, if applicable, at the time of origination of more than 100%;



                                     III-29

(fff) As of the Closing Date, the Seller has not received a notice of default of a First Lien; and


(ggg) No First Lien provides for negative amortization.:


(4) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of Pinnacle Financial Corp.:


(a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-Off Date;


(b) With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(c) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


(d) There are no defaults by Seller in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;


(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any


                                     III-30
right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its Successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are


                                     III-31
referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(1) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the assignments of mortgage which have been sent for recording, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of an encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage


                                     III-32

Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Seller and the Purchaser;


(m) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;


(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;


(p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(q) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. Seller is currently selling loans to FNMA and/or FHLMC which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at a fixed rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions


                                     III-33
of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


(r) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to FNMA or FHLMC and was made by a Qualified Appraiser;


(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;


(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;



                                                      III-34

(x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(y) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, FNMA/FHLMC requirements relating to buydown loans;


(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(aa) The Mortgage Loans are fixed rate mortgage loans. The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(bb) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;


(cc) The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(dd) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile


                                     III-35
home. As of the date of origination, no portion of the Mortgaged Property is used for commercial purposes, and since the date of origination no portion of the Mortgaged Property is used for commercial purposes;


(ee) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;


(ff) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(gg) As of the date of origination of the Mortgage Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(ii) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(jj) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(ll) No action has been taken or failed to be taken by Seller, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;



                                     III-36

(mm) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(nn) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(oo) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to FNMA and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(pp) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(qq) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(rr) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution Which is Supervised and examined by a federal or state authority; and


(ss) With respect to any ground lease to which a Mortgaged Property may be subject: (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease: (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; and (viii) the execution, delivery and performance of the Mortgage do not require


                                     III-37
the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease.


(tt) With respect to any broker fees collected and paid on any of the loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be intitled to reimbursement.


(5) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of Starnet Mortgage:

(a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;


(b) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(c) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(d) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


(e) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(f) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an


                                     III-38
assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;


(g) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(h) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(j) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(k) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected


                                     III-39
second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to
(1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and
(4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(1) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(m) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment


                                     III-40
to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;


(n) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(p) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;



                                     III-41

(q) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(r) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


(s) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(t) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(u) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(v) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;



                                     III-42

(w) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;



(x) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(y) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(z) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;


(aa) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(bb) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(cc) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and


                                     III-43
to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;


(dd) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(ee) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes;


(ff) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;


(gg) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(hh) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(ii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(jj) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;



                                     III-44

(kk) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(ll) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(mm) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;


(nn) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(oo) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(pp) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(qq) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(rr) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(ss) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act,


                                     III-45
a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(tt) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;


(uu) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(vv) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(ww) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


(xx) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(yy) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(zz) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


                                     III-46

(aaa) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;


(bbb) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;


(ccc) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;


(ddd) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;


(eee) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(fff)    No second lien Mortgage Loan is a "home equity line of credit";


(ggg) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;


(hhh) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured; and


(iii)    No First Lien provides for negative amortization.


(6) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of Evergreen Moneysource Mortgage Company:

Mortgage Loan, as of the related Closing Date or such other date specified herein:


         (a) MORTGAGE LOANS AS DESCRIBED. The information set forth in the Mortgage Loan Schedule is complete, true and correct;


         (b) PAYMENTS CURRENT. All payments required to be made up to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage


                                     III-47

Loan been delinquent for more than 30 days more than once in the 12 months preceding the related Closing Date;


         (c) NO OUTSTANDING CHARGES. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;


         (d) ORIGINAL TERMS UNMODIFIED. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;


         (e) NO DEFENSES. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


         HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance


                                     III-48

Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;


         (g) COMPLIANCE WITH APPLICABLE LAWS. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser on the related Servicing Transfer Date, evidence of compliance with all such requirements;


         (h) NO SATISFACTION OF MORTGAGE. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


         LOCATION AND TYPE OF MORTGAGED PROPERTY. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;


         VALID FIRST OR SECOND LIEN. The Mortgage is a valid, subsisting enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning


                                     III-49
systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:


                  (1) the lien of current real property taxes and assessments not yet due and payable;


                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;


                  (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and


                  (4) with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;


         (aa) VALIDITY OF MORTGAGE DOCUMENTS. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Seller pursuant to this Agreement in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect, and all information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The Seller has prudently originated and underwritten each Mortgage Loan;

         (bb) FULL DISBURSEMENT OF PROCEEDS. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances


                                     III-50
thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (cc) OWNERSHIP. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

         (dd) DOING BUSINESS. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

         (ee) TITLE INSURANCE. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan , and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in and clauses (1), (2), and
(3), and with respect to each Second Lien Mortgage Loan clause (4) of paragraph
(j) of this Section 8. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

         (ff) NO DEFAULTS. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the


                                     III-51
passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

         (gg) NO MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (hh) LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

         (ii) ORIGINATION: PAYMENT TERMS. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is the fixed interest rate set forth in the Mortgage Note adjusted semi-annually on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Initial Periodic Rate Cap, the Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest are subject to change due to adjustments to the Mortgage Interest Rate on each Adjustable Rate Mortgage Loan, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization, rounded up or down to the nearest 0.125%, subject to the Initial Periodic Rate Cap, the Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap with respect to each Adjustable Rate Mortgage Loan;

         (jj) CUSTOMARY PROVISIONS. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

         (kk) CONFORMANCE WITH UNDERWRITING GUIDELINES. The Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as EXHIBIT 8 hereto. The Mortgage Loan is in conformity with the standards of Fannie Mae or Freddie Mac under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;


                                     III-52

         (ll) OCCUPANCY OF THE MORTGAGED PROPERTY. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm) NO ADDITIONAL COLLATERAL. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

         (nn) DEEDS OF TRUST. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (oo) ACCEPTABLE INVESTMENT. The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

         (pp) DELIVERY OF MORTGAGE DOCUMENTS. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Purchaser or its Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with EXHIBIT 2, except for such documents the originals of which have been delivered to the Purchaser or its Custodian;

         (qq) CONDOMINIUMS/PLANNED UNIT DEVELOPMENTS. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

         (rr) DUE ON SALE. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

         (ss) TRANSFER OF MORTGAGE LOANS. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (tt) NO BUYDOWN PROVISIONS; NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (uu) CONSOLIDATION OF FUTURE ADVANCES. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment


                                     III-53
term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (vv) MORTGAGED PROPERTY UNDAMAGED. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (ww) COLLECTION PRACTICES; ESCROW DEPOSITS; ADJUSTABLE RATE MORTGAGE LOAN ADJUSTMENTS. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

         (xx) APPRAISAL. The Seller has delivered to the Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a qualified appraiser who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Loan. The appraisal shall have been made within ninety (90) days of the origination of the Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice, any additional requirements set forth for appraisals in EXHIBIT 2 hereof, and all applicable Federal and state laws and regulations.

         (yy) SOLDIERS' AND SAILORS' RELIEF ACT. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

         (zz) ENVIRONMENTAL MATTERS. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

         (aaa) NO CONSTRUCTION LOANS. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;


                                     III-54

         (bbb) NO DENIAL OF INSURANCE. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

         (ccc) REGARDING THE MORTGAGOR. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

         (ddd) MORTGAGOR ACKNOWLEDGMENT. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Seller shall maintain such statement in the Mortgage File;

         (eee) RIEGLE ACT. None of the Mortgage Loans are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994;Each Mortgage Loan classified as a "high cost" loan under Section 32 of the Home Ownership and Equity Protection Act of 1994 complies with all applicable rules and regulations with respect to disclosures and other documentation;

         (fff) TEXAS HOME EQUITY LOANS. With respect to any Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing,

                  (a) all fees paid by the owner of the Mortgaged Property or such owner's spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan;

                  (b) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company;

                  (c) the Mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area;

                  (d) the owner of the Mortgaged Property was not required to apply the proceeds of the Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the Mortgagee;

                  (e) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and

                  (f) if discussions between the Mortgagee and the Borrower were conducted primarily in a language other than English, the Mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted.
All notices, acknowledgments and disclosure statements required by Section 50,
Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.

         (ggg) INSURANCE. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to


                                     III-55
the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

         (hhh) SIMPLE INTEREST MORTGAGE LOANS. None of the Mortgage Loans are simple interest Mortgage Loans;

         (iii) PREPAYMENT FEE. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment fee is in an amount equal to the maximum amount permitted under applicable law;

         (jjj) TAX SERVICE. The Seller shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably accepted to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser;

         (kkk) FLOOD CERTIFICATION CONTRACT. The Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the purchaser;

         (lll) CLTV; EQUITY LTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an Equity LTV in excess of 125%; and

         (mmm) CONSENT. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File. The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place by the Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the Seller's Underwriting Standards, and as to which a completed Fannie Mae form 442 has been delivered to the Purchaser within sixty (60) days after the Closing Date, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage

         (nnn) PAYMENTS Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;



                                     III-56

(7) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of Greenpoint Mortgage Funding:



(a) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;


(b) With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(c) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


(d) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related title insurance policy, to the extent required by the related policies;


(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


                                     III-57

(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(j) The Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the second lien of the Mortgage subject only to (1) the related First Lien,
(2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and
(4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection


                                     III-58
with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(1) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;


(m) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are


                                     III-59
the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each Mortgage Loan,
(i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;


(p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(q) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate as set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


                                     III-60

(r) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof: and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;


(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;


(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(y) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;


                                     III-61

(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(aa) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(bb) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(cc) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;


(dd) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;


(ee) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(ff) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(gg) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing


                                     III-62
corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(hh) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(ii) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(jj) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(kk) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(ll) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(mm) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(nn) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(oo) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;



                                     III-63

(pp) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(qq) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;


(rr) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(ss) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(tt) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


(uu) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(vv) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(ww) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive


                                     III-64

Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


(xx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;


(yy) No Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an Equity LTV in excess of 100%;


(zz) Either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.


(aaa) The Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;


(bbb) Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(ccc)    No Mortgage Loan is a "home equity line of credit";


(ddd) No Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than 100%;


(eee) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;


(fff) No First Lien provides for negative amortization; and


(8) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of IndyMac Bank, F.S.B.


(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification , and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;


                                     III-65

(b) The Company has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Purchase Price and Terms Letter and to conduct its business as presently conducted; the Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Purchase Price and Terms Letter, and any agreements contemplated hereby, and this Agreement and the related Purchase Price and Terms Letter and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms , except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Company to make this Agreement , the related Purchase Price and Terms Letter and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;


(c) Neither the execution and delivery of this Agreement, the related Purchase Price and Terms Letter, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the related Purchase Price and Terms Letter will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;


(d) There is no litigation, suit, proceeding or investigation pending or threatened, or any order or decree outstanding, with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement or the related Purchase Price and Terms Letter, or which is reasonably likely to have a material adverse effect on the financial condition of the Company;


(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement and the related Purchase Price and Terms Letter, except for consents, approvals, authorizations and orders which have been obtained;


(f) The consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement and the related Purchase Price and Terms Letter are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;


(g) The Company has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the Cut-off Date;


                                     III-66

(h) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;


(i) The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae or Freddie Mac, with such facilities, procedures and personnel necessary for the Accepted Servicing Practices of such mortgage loans. The Company meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred which would make the Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;


(j) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Purchase Price and Terms Letter. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;


(k) To the best of the Seller's knowledge, no statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Company pursuant to this Agreement, the related Purchase Price and Terms Letter or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;


(l) The Company acknowledges and agrees that the Interim Servicing Fee represents reasonable compensation for performing such services and that the entire Interim Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;


(m) There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement or the related Purchase Price and Terms Letter; and


(n) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.


(o) The Seller has the full power, authority and legal right to hold, transfer, convey and sell each Mortgage Loan. The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;


(p) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a


                                     III-67

Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(q) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(r) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days ; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency during the preceding twelve-month period, and such delinquency did not last more than 30 days;


(s) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds, if applicable, have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(t) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;


(u) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;



                                     III-68

(v) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(w) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(x) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(y) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security therein interest or other third party interest therein or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are


                                     III-69
commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to any material term or condition of the Mortgage Loan has taken place on the part of Seller, the Mortgagor, or, of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(z) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and immediately following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;


(aa) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie


                                     III-70

Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j) (1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy. The Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. The Seller has made no claims under such lender's title insurance policy, and, to the best of the Seller's knowledge, no prior holder of the related Mortgage, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(bb) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(cc) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;


(dd) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(ee) The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards.Each Mortgage Loan was originated by Seller or consistent with Seller's origination guidelines (which may include execeptions from the general guidelines which have been approved under IndyMac's procedures for granting execeptions and which are disclosed in the Mortgage or Servicing File). Each Mortgage Loan complies with all the material


                                     III-71
terms, conditions, and requirements of the underwriting standards of Seller in effect at the time of origination of such Mortgage Loan. The Company has prudently originated and underwritten each Mortgage Loan;


(ff) The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are generally the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


(gg) To the best of the Seller's knowledge, the Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(hh) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(ii) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(jj) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;


(kk) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or


                                     III-72

(3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;


(ll) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(mm) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(nn) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;


(oo) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(pp) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(qq) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;


(rr) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


(ss) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single


                                     III-73
family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;


(tt) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, as described in Section 3.01 (cc);


(uu) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(vv) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(ww) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(xx) To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(yy) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(zz) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


(aaa) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of


                                     III-74
the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;


(bbb) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(ccc) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second, as applicable, security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's first and second security interest in such cooperative shares;


(ddd) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(eee) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(fff) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(ggg) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(hhh) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under


                                     III-75
any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;


(iii) With respect to any broker fees collected and paid on any of the Mortgage Loans, to the best of the Seller's knowledge, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(jjj) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(lll) Each Mortgage Loan constitutes a qualified mortgage under Section 860G (a)
(3) (A) of the Code and Treasury Regulations Section 1.860G-2 (a) (1);


(mmm) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(nnn) To the best of the Seller's knowledge, all information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(ooo) To the best of the Seller's knowledge, ahere does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


(ppp) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;


(qqq) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;



                                     III-76

(rrr) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;


(sss) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(ttt)    No second lien Mortgage Loan is a "home equity line of credit";


(uuu) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;


(vvv) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured; and


(www) No First Lien provides for negative amortization.


(9) with respect to each Mortgage Loan identified on the Mortgage Loan Schedule with an Originator of RG Financial


(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;


(b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Purchase Price and Terms Letter and to conduct its business as presently conducted; the Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Purchase Price and Terms Letter, and any agreements contemplated hereby, and this Agreement and the related Purchase Price and Terms Letter and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Company,


                                     III-77
enforceable against it in accordance with their respective terms , except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Company to make this Agreement , the related Purchase Price and Terms Letter and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;


(c) Neither the execution and delivery of this Agreement, the related Purchase Price and Terms Letter, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the related Purchase Price and Terms Letter will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;


(d) There is no litigation, suit, proceeding or investigation pending or threatened, or any order or decree outstanding, with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement or the related Purchase Price and Terms Letter, or which is reasonably likely to have a material adverse effect on the financial condition of the Company;


(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement and the related Purchase Price and Terms Letter, except for consents, approvals, authorizations and orders which have been obtained;


(f) The consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement and the related Purchase Price and Terms Letter are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;


(g) The origination and servicing practices used by the Company with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments that the Company is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due


                                     III-78
under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;


(h) The Company has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the Cut-off Date;


(i) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;


(j) The Company is an approved seller/servicer of residential mortgage loans for Fannie Mae or Freddie Mac and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, meets the minimum capital requirements, if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred which would make the Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;


(k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Purchase Price and Terms Letter. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;


(l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Company pursuant to this Agreement, the related Purchase Price and Terms Letter or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect. The Company has prudently originated and underwritten each Mortgage Loan;


(m) The Company acknowledges and agrees that the Interim Servicing Fee represents reasonable compensation for performing such services and that the entire Interim Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;


(n) The Company has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a


                                     III-79
material adverse effect on its ability to perform its obligations under this Agreement or the related Purchase Price and Terms Letter; and


(o) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.


(p) The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects as of the Cut-off Date;


(q) With respect to a first lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a first lien Mortgage Loan that is a Co- op Loan, the Mortgage creates a first lien or a first priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(r) With respect to a second lien Mortgage Loan that is not a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a second lien Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership interest in the stock ownership and leasehold rights associated with the cooperative unit securing the related Mortgage Note;


(s) All payments due on or prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;


(t) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;


(u) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;



                                     III-80

(v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;


(w) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section
4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;


(x) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;


(y) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;


(z) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, including for Mortgage Loans that are not Co-op Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security


                                     III-81
interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;


(l) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;


(aa) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Servicer will retain the Servicing File in trust for the Purchaser only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any


                                     III-82
other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement;


(bb) Each Mortgage Loan that is not a Co-op Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2), (3) and (4) above) the Seller, its successors and assigns, as to the first or second, as applicable, priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Purchase Price and Terms Letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;


(cc) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;


(dd) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;


(ee) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m)


                                     III-83
above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;


(ff) The Mortgage Loan was originated by or for the Seller. The Mortgage Loan complies with all the terms, conditions and requirements of the Seller's Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac. Seller is currently selling loans to Fannie Mae and/or Freddie Mac which are the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;


(gg) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;


(hh) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;


(ii) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;


(jj) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;


(kk) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations


                                     III-84
or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;


(ll) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;


(mm) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;


(nn) The Mortgage Loan does not contain "graduated payment" features; to the extent any Mortgage Loan contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae/Freddie Mac requirements relating to buydown loans;


(oo) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent or in bankruptcy and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;


(pp) The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Loan contains terms or provisions which would result in negative amortization.


(qq) Except for Mortgage Loans underwritten in accordance with the Lender Paid Mortgage Insurance Policy Program or unless otherwise indicated on the Mortgage Loan Schedule, if a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;


(rr) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;


                                     III-85

(ss) As to Mortgage Loans that are not Co-op Loans and that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;


(tt) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;


(uu) Certain Mortgage Loans as specified on the Mortgage Loan Schedule may contain a Prepayment Penalty in an amount specified in the related Mortgage Note or Mortgage.


(vv) As of the date of origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;


(ww) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the Seller's eligibility requirements as set forth in Seller's underwriting guidelines;


(xx) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;


(yy) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;


(zz) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;



                                     III-86

(aaa) No action has been taken or failed to be taken by the Seller on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;


(bbb) Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices;


(ccc) With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;


(ddd) With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;


(eee) With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;


(fff) With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;


(ggg) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;


(hhh) With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the


                                     III-87

Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;


(iii) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;


(jjj) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;


(kkk) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);


(lll) Except as provided in Section 2.07, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;


(mmm) All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;


(nnn) There does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;


(ooo) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Servicer shall maintain such statement in the Servicing File;


(ppp) No second lien Mortgage Loan has an LTV in excess of 100%. No second lien Mortgage Loan has an Equity LTV in excess of 100%;



                                     III-88

(qqq) Either (a) no consent for the second lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;


(rrr) With respect to any second lien Mortgage Loan, the Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;


(sss) With respect to any second lien Mortgage Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the second lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;


(ttt) No second lien Mortgage Loan is a "home equity line of credit";


(uuu) No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100%;


(vvv) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured; and


(www) No First Lien provides for negative amortization.



                                     III-89